     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 1, 2007

                                                             FILE NO. 333-143008

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                 AMENDMENT NO. 2

                                       ON
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    Under the
                             Securities Act of 1933


                            SMOKY MARKET FOODS, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)


               NEVADA                                          20-4748589
  (State or other jurisdiction of                           (I.R.S. employer
   incorporation or organization)                        identification number)

                                      2013
                          (Primary Standard Industrial
                           Classification Code Number)

        EDWARD C. FEINTECH                             COPIES TO:
    CHAIRMAN, PRESIDENT AND CEO
      SMOKY MARKET FOODS, INC.                     BRYAN T. ALLEN, ESQ.
    804 ESTATES DR., SUITE 100             PARR WADDOUPS BROWN GEE AND LOVELESS
      APTOS, CALIFORNIA 95003               185 SOUTH STATE STREET, STE. 1300
          (866) 851-7787                        SALT LAKE CITY, UTAH 84111
(Name, address, including zip code, and              (801) 532-7840
 telephone number, including area
   code, of agent for service and
   principal executive office and
        place of business)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement as determined by market conditions.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]


                                          CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                                                PROPOSED
TITLE OF EACH CLASS                                        PROPOSED MAXIMUM      MAXIMUM        AMOUNT OF
OF SECURITIES TO BE REGISTERED              AMOUNT TO BE    OFFERING PRICE      AGGREGATE      REGISTRATION
                                            REGISTERED(1)    PER SHARE(2)   OFFERING PRICE        FEE(4)
-------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value                1,925,000           $0.35          $673,750           $21
Common Stock, $.001 par value (issuable      7,861,000           $0.35        $2,751,350           $85
upon conversion of warrants)                 8,484,537(3)        $0.35        $2,969,587           $92
Common Stock, $.001 par value (issuable
upon conversion of convertible notes)
-------------------------------------------------------------------------------------------------------------
                  Total                      18,270,537                        $6,394,687          $198
=============================================================================================================

(1) In addition, pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement covers a presently indeterminate number of shares (and corresponding dollar amount) of common stock issuable upon the occurrence of a stock split, stock dividend, or other similar transaction.
(2) Estimated based upon an estimated maximum offering price and market price for the common stock of $0.35 pursuant to subsections (a), (c) and (g) of Rule 457, which estimate is based upon recent indications of interest and negotiations to the registrant by potential investors and others.
(3) An amount of $92 was previously paid. The balance of $106 is being furnished herewith.


                           _________________________

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SEC, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

(SUBJECT TO COMPLETION)

                                   PROSPECTUS

                            SMOKY MARKET FOODS, INC.

                        18,270,537 Shares of Common Stock


         This prospectus covers the offer and sale of up to 18,270,537 shares of our common stock, $.001 par value. All of the shares that may be offered hereunder are to be offered and sold by persons who are existing security holders and identified in the section of this prospectus entitled "Selling Stockholders and Affiliates." Of the shares offerable hereunder, 1,925,000 are currently outstanding, 7,861,000 are issuable upon the exercise of warrants to purchase common stock and 8,484,537 are issuable upon the conversion of convertible promissory notes. Pursuant to Rule 416 of the Securities Act of 1933, as amended, this prospectus and the related registration statement cover a presently indeterminate number of shares of common stock issuable upon the occurrence of a stock split, stock dividend, or other similar transaction. We will not receive any of the proceeds from the sale of the shares offered in this prospectus.

         Our common stock is not presently traded or quoted on any market or securities exchange, and there is no public market for our shares. Prior to the trading or quotation of our common stock on a stock market or securities exchange, all shares offered and sold under this prospectus will be sold at a fixed price of $0.35 per share. An application has been submitted for the quotation of our common stock on the OTC Bulletin Board. Following the quotation of our common stock on the OTC Bulletin Board, the selling stockholders may offer and sell their shares under this prospectus at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.


         Our executive office is located at 804 Estates Drive, Suite 100, Aptos, California 95003, and our telephone number is (866) 851-7787.


CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE 7 OF THIS PROSPECTUS BEFORE INVESTING IN THE SHARES BEING OFFERED WITH THIS PROSPECTUS.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                 The date of this prospectus is August 1, 2007.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS AND IN ANY PROSPECTUS SUPPLEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. THE SELLING STOCKHOLDERS ARE NOT PERMITTED TO MAKE AN OFFER OR SALE OF THESE SHARES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THIS PROSPECTUS.


                                TABLE OF CONTENTS

                                                                           Page


SUMMARY OF PROSPECTUS.........................................................3

RISK FACTORS..................................................................7

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS............................16

USE OF PROCEEDS..............................................................17

DETERMINATION OF OFFERING PRICE..............................................17

PLAN OF DISTRIBUTION.........................................................17

LEGAL PROCEEDINGS............................................................20

DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS............................20

SELLING STOCKHOLDERS AND AFFILIATES..........................................21

DESCRIPTION OF SECURITIES....................................................28

EXPERTS AND LEGAL MATTERS....................................................31

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES
  ACT LIABILITIES............................................................31

CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE..............32

DESCRIPTION OF BUSINESS......................................................36

DESCRIPTION OF PROPERTY......................................................43

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION....................45

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.....................47

EXECUTIVE COMPENSATION.......................................................49

FINANCIAL STATEMENTS.........................................................52

WHERE YOU CAN FIND MORE INFORMATION..........................................53

                              SUMMARY OF PROSPECTUS


         This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our common stock. You should carefully read the prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the information discussed under "Risk Factors" beginning on page 7 and our financial statements and notes thereto that appear elsewhere in this prospectus. As used in this prospectus, the terms "we," "our," "us," and similar terms refer to Smoky Market Foods, Inc. unless the context otherwise dictates.


OVERVIEW

         Smoky Market Foods, Inc. is a Nevada corporation incorporated in April 2006, with its principal office at 804 Estates Dr., Suite 100, Aptos, CA 95003. Our telephone number is (866) 851-7787. We are a development stage company that is in the process of securing capital to start-up revenue-producing operations.

         We plan to produce and sell real wood-smoked meat and fish under the Smoky Market brand. We plan to sell a selection of the smoked foods through development of a national chain of Smoky Market restaurant-markets. We also plan to test a smaller self-contained kiosk in high-traffic, complimentary food chains and other venues under co-branding relationships. We will produce principal menu items in bulk at a centralized location. We expect to be able to deliver food of consistent size, taste and quality without the need to construct expensive ovens or to train skilled cooks at numerous location. We believe this will permit our development of a nation-wide brand and reputation, while keeping our in-store costs down.


         In addition to offering our food in restaurants of various sizes, we plan to offer the complete Smoky Market menu line on the Internet at www.smokymarket.com. Our principal marketing strategies for Internet sales include the creation of revenue-share affiliations with large Internet retailing companies and the placement of an Internet order station at each of the Smoky Markets. As of the date hereof, we have not entered any agreements with any such large Internet retailing companies.

         As further explained throughout this prospectus, we have developed the core smoked-meat recipes for our proposed business, entered into an agreement with a commercial smokehouse at which we have placed a proprietary oven capable of producing approximately 100,000 pounds of smoked meat per month, tested the re-heating process for our stores and kiosks and completed exterior concept designs for our proposed stores and kiosks. We do not have any stores or kiosks in service, have not commenced acquisition or leasing of properties or any construction or remodeling and have not completed recipes for all side dishes and additional items we expect to serve at our stores and kiosks. We have also launched our Internet website at www.smokymarket.com, and our products are currently available for sale through the website.

         Subject to the availability of capital and our ability to identify and acquire rights to suitable locations, we plan to open five Smoky Market stores to serve as pilot outlets for foodservice development and training practices during 2007 and 2008, at least one is expected to be in Northern California where we previously tested our reheating process. Our test-run in Northern California has been our only revenue-generating operation to date. Although no contractual commitments have been made, we have had discussions with private investors and expect to raise required capital through additional private offerings exempt from registration following effectiveness of the registration statement of which this prospectus is a part.

THE OFFERING

Common Stock currently outstanding                          44,050,000

Common Stock offered by the selling shareholders             1,925,000

Common Stock offered by selling shareholders issuable
upon exercise of warrants                                    7,861,000

Common Stock offered by selling shareholders issuable
upon conversion of convertible notes                         8,484,537

Common Stock outstanding after the offering                 60,395,537

Use of Proceeds                                             We will not receive
                                                            any of the proceeds
                                                            from the sale of the
                                                            shares offered in
                                                            this prospectus.

         The number of shares of our common stock to be outstanding after the this offering is based on 44,050,000 shares outstanding as of the date hereof, assumes the exercise of all outstanding warrants to purchase common stock and the conversion of all convertible notes and excludes 1,887,500 shares of common stock issuable upon the exercise of outstanding options to purchase common stock as of June 30, 2007 and 4,612,500 shares of common stock reserved for future grants under our stock incentive plan.


OFFERING PRICE

         Prior to the trading or quotation of our common stock on a stock market or securities exchange, all shares offered and sold under this prospectus will be sold at a fixed price of $0.35 per share. There is no established market for our common stock, and each prospective investor is urged to make an independent evaluation of the fairness of the offering price.

         An application has been submitted for the quotation of our common stock on the OTC Bulletin Board. Following the quotation of our common stock on the OTC Bulletin Board, the selling stockholders may offer and sell their shares under this prospectus at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The offering prices determined by the selling stockholders should not be considered an indication of the actual value of the shares of common stock. We do not have any influence over the price at which selling stockholders offer or sell the shares of common stock offered by this prospectus.


SUMMARY CONSOLIDATED FINANCIAL DATA

                                           SUMMARY CONSOLIDATED FINANCIAL DATA
---------------------------------------------------------------------------------------------------------------------------
                                                          THREE MONTHS ENDED MARCH           INCEPTION (APRIL 1, 2006)
                                                                  31, 2006                   THROUGH DECEMBER 31, 2006
                                                                 (UNAUDITED)                         (AUDITED)
                                                         ----------------------------     ---------------------------------
CONSOLIDATED STATEMENT OF OPERATIONS DATA

Revenue                                                      $          265                     $          3,145
Costs of Goods Sold                                                     ___                                2,878
                                                         ----------------------------     ---------------------------------
Gross Profit                                                           265                                   267
Operating Expense                                                   118,902                              599,062
                                                         ----------------------------     ---------------------------------
Operating (Loss)                                                   (118,637)                            (598,795)
                                                         ----------------------------     ---------------------------------
Other Income (Expense) - Net                                        (15,247)                             (25,724)
Net (Loss)                                                         (113,884)                            (624,519)
                                                         ============================     =================================
Basic and Diluted (Loss) per Share                                   (0.003)                              (0.017)
                                                         ============================     =================================
Weighted Average Number of Shares                                41,000,000                           30,258,333
                                                         ============================     =================================


                                                                    AS OF                              AS OF
                                                               MARCH 31, 2006                    DECEMBER 31, 2006
                                                                 (UNAUDITED)                         (AUDITED)
                                                         ----------------------------     ---------------------------------
CONSOLIDATED BALANCE SHEET DATA

Cash                                                         $       92,362                     $        108,120
Total Assets                                                        421,717                              447,002
                                                         ============================     =================================
Total Liabilities                                                   873,501                              764,902
Stockholders Deficit                                               (451,784)                            (317,900)
Liabilities and Stockholders Deficit                                421,717                              447,002
                                                         ============================     =================================

CERTAIN INFORMATION RELATED TO RISKS OF INVESTMENT


         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS HIGHLIGHTED BELOW, AS WELL AS ALL RISKS DESCRIBED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS, BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK.


         DEFAULT ON NOTES. We have issued 9% convertible promissory notes in an aggregate principal amount of $786,100. The convertible promissory notes were due and payable on either December 31, 2006 or May 31, 2007. We have made no payments of principal or interest with respect to the convertible promissory notes. As of the date hereof, no holders of the convertible notes have made any payment demands or filed any legal actions in connection with our failure to pay off the convertible notes as they became due. We do not currently have the capital to pay off the convertible notes. A decision by a significant number of holders to make payment demands or file legal actions with respect to the convertible notes could, unless we could promptly obtain additional funding, seriously harm our ability to execute our business plan and raise additional capital and possibly lead to insolvency.


         NEED FOR ADDITIONAL CAPITAL. As of June 30, 2007, we had $75,840 in cash and cash equivalents. We need to obtain a significant amount additional capital to implement our business plan and meet our financial obligations as they become due. We will not receive any proceeds from this offering. We may not be able to raise the additional capital needed or may be required to pay a high price for capital. If we cannot raise sufficient capital, we may be unable to meet our current or future obligations or to adequately exploit existing or future opportunities. If we are unable to obtain significant capital for an extended period of time, we would be forced to discontinue operations.


         GOING CONCERN OPINION. Our audited consolidated financial statements included in this Form SB-2 have been prepared on the assumption that we will continue as a going concern. Our independent registered public accounting firm has stated that it substantially doubts our ability to continue as a going concern in a report dated January 25, 2007. This doubt is based on the fact that we have only recently been formed, have yet to establish profitable operations, need to raise additional capital in order to fund our business plan and have a working capital deficit.

         DEPENDENCE ON THIRD PARTIES. We license our recipes, trademarks, basic modular restaurant design, and other intellectual property for our smoked-foods processing, marketing, branding and operations from Smoky Systems, LLC. Smoky Systems is managed by Edward C. Feintech, our Chief Executive Officer, Chairman and a majority shareholder of our common stock. We are also dependent upon Mary Ann's Specialty Foods, Inc., or Specialty Foods, and upon a single oven-system located at Specialty Foods, to produce our smoked foods in order to operate the business and generate revenue. If our oven systems break down, become contaminated or are removed from Specialty Foods' facility, or if Specialty Foods failed to perform under our agreements, we would experience an interruption in our ability to supply products to customers. This would harm our relationships with any customers and Internet affiliates, and as a result our revenues in the short run. Any long-term interruptions in our ability to produce smoked foods would significantly limit our ability to continue operations.

                                  RISK FACTORS

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW, AND ALL OF THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS BEFORE DECIDING TO INVEST IN SHARES OF OUR COMMON STOCK. IN ADDITION TO HISTORICAL INFORMATION, THE INFORMATION IN THIS FORM SB-2 CONTAINS FORWARD-LOOKING STATEMENTS ABOUT OUR FUTURE BUSINESS AND PERFORMANCE. OUR ACTUAL OPERATING RESULTS AND FINANCIAL PERFORMANCE MAY BE DIFFERENT FROM WHAT WE EXPECT AS OF THE DATE OF THIS FORM SB-2. THE RISKS DESCRIBED IN THIS FORM SB-2 REPRESENT THE RISKS THAT MANAGEMENT HAS IDENTIFIED AND DETERMINED TO BE MATERIAL TO OUR COMPANY. ADDITIONAL RISKS AND UNCERTAINTIES NOT CURRENTLY KNOWN TO US, OR THAT WE CURRENTLY DEEM TO BE IMMATERIAL, MAY ALSO MATERIALLY HARM OUR BUSINESS OPERATIONS AND FINANCIAL CONDITION.

         WE HAVE GENERATED ONLY A NOMINAL AMOUNT OF REVENUE AND MAY BE UNABLE TO GENERATE SIGNIFICANT REVENUE IN THE FUTURE.

         We were incorporated in April 2006 and are in the process of commencing operations. As a result, we have generated only a nominal amount of revenue, and all of our plans are speculative. We may be unable to generate or expand revenue at the rate anticipated. If we do not generate significant revenue in the future, or if costs of expansion and operation exceed revenues, we will not be profitable. We may not ever execute our business plan, generate significant revenue or be profitable.

         OUR PREDECESSOR AND AFFILIATE, SMOKY SYSTEMS WAS UNABLE TO GENERATE SIGNIFICANT REVENUES OR PROFITS FROM ITS EFFORTS TO FOLLOW A SIMILAR BUSINESS PLAN TO OURS.

         Smoky Systems, LLC was incorporated in 2000 and attempted to create a national smoked good business similar to that we are attempting to establish. Smoky Systems was unable to generate significant revenues or profits as a result of its efforts. We have licensed our recipes, trademarks, basic modular restaurant design, and other intellectual property for our smoked-foods processing, marketing, branding and operations from Smoky Systems and are attempting to successfully implement a similar business plan under the same management team. We are uncertain as to the reasons Smoky Systems was unable to generate significant revenues, although we believe that it inability to raise capital as needed was a contributing factor. We are subject to the same risks, including risks related to the raising of capital and the attractiveness of our business plan, as Smoky Systems, and may similarly be unable to generate significant revenues or profits.

         THE INEXPERIENCE OF OUR KEY MANAGEMENT, AND OUR LIMITED OPERATING HISTORY AND EVOLVING BUSINESS PLAN, MAKE IT DIFFICULT TO EVALUATE OUR PERFORMANCE AND FORECAST OUR FUTURE.

         We were formed in April 2006. Our key management have experience in the restaurant industry, but do not have experience in Internet retailing, establishing a national food service business (directly or through franchise arrangements) or operating a reporting issuer. Our limited operating history, limited experience, and focus on expanding our business make it difficult to evaluate our ability to generate revenues, manage growth, obtain necessary capital, manage costs, create profits, and generate cash from operations. Specifically, our ability to do the following may be impaired:

         o implement our business plan (which may be based upon faulty assumptions and expectations arising from our limited experience);
         o obtain capital necessary to continue operations and implement our business plan;

         o comply with SEC rules and regulations and manage market expectations;
         o        differentiate ourselves from our competitors; and
         o        establish a significant retail and restaurant customer base;

         If we fail to successfully manage these risks, we may never expand our business or become profitable and our business may fail.

         WE WILL BE UNABLE TO IMPLEMENT OUR BUSINESS PLAN IF WE CANNOT RAISE SUFFICIENT CAPITAL AND MAY BE REQUIRED TO PAY A HIGH PRICE FOR CAPITAL.


         As of June 30, 2007, we had $75,840 in cash and cash equivalents. We need to obtain a significant amount additional capital to implement our business plan and meet our financial obligations as they become due. We may not be able to raise the additional capital needed or may be required to pay a high price for capital. Factors affecting the availability and price of capital may include the following:


         o        the availability and cost of capital generally;
         o        our financial results;
         o        the experience and reputation of our management team;
         o market interest, or lack of interest, in our industry and business plan;
         o the existence, or non-existence, of a market for our common stock and the volatility and volume within any market;
         o our ongoing success, or failure, in executing our business plan;
         o        the amount of our capital needs; and
         o the amount of debt, options, warrants and convertible securities we have outstanding.

         We may be unable to meet our current or future obligations or to adequately exploit existing or future opportunities if we cannot raise sufficient capital. If we are unable to obtain capital for an extended period of time, we may be forced to discontinue operations.

         WE ARE REQUIRED TO MAKE PAYMENTS UNDER OUTSTANDING NOTES IN AMOUNTS EXCEEDING OUR EXISTING CASH AND CASH EQUIVALENTS, WHICH NOTES ARE PAST DUE.

         As of June 30, 2007, we had issued $786,100 of convertible notes payable to fund our initial operations while primary financing could be secured. All such notes were due and payable on December 31, 2006 or May 31, 2007. The amounts payable under our outstanding notes in the current fiscal year exceed our current cash and cash equivalents. The holders of such notes have not provided notice of default, demanded payment or commenced legal action, but have the right to pursue remedies available at law and under governing documents. The exercise and pursuit of such rights could result in our insolvency.

         OUR ACCOUNTANTS HAVE INCLUDED AN EXPLANATORY PARAGRAPH IN OUR FINANCIAL STATEMENTS REGARDING OUR STATUS AS A GOING CONCERN.

         Our audited consolidated financial statements included in this Form SB-2 have been prepared on the assumption that we will continue as a going concern. Our independent registered public accounting firm has stated that it substantially doubts our ability to continue as a going concern in a report dated January 25, 2007. This doubt is based on the fact that we have only recently been formed, have yet to establish profitable operations, need to raise additional capital in order to fund our business plan and have a working capital deficit.

         IF WE FAIL TO DEVELOP OUR BRAND RECOGNITION, OUR ABILITY TO COMPETE IN A HIGHLY FUNGIBLE RESTAURANT-MARKET WILL BE IMPAIRED.

         The foodservice industry is intensely competitive with respect to the quality and value of food products, service, price, dining experience and location. We compete with major restaurant chains, some of which dominate the industry. Our competitors also include a variety of mid-price, full-service casual-dining restaurants, health and nutrition-oriented restaurants, delicatessens and prepared food restaurants, as well as supermarkets and convenience stores. Our competitors have substantially greater brand recognition, as well as greater financial, marketing, operating and other resources than we have, which may give them competitive advantages. The fast-casual and quick-services restaurant segments are growing rapidly with numerous restaurant chains competing for quality site locations. Suitable locations for our restaurants may be difficult to locate or we may be unable to finance the acquisition of such locations. Our competitors could also make changes to pricing or other marketing strategies which may impact us detrimentally. As our competitors expand operations, we expect competition to intensify. Such competition could prevent us from generating significant revenue, which is necessary to sustain our operations in the long term.

         THE PACKAGED FOOD MARKET IS COMPETITIVE, AND WE MAY BE UNABLE TO SUCCESSFULLY CAPTURE RETAIL CUSTOMERS.

         The market for packaged meat products, and competing packaged products, is highly competitive. We propose to sell packaged meat products over the Internet and at retail locations. We may be unable to differentiate ourselves in the marketplace and compete successfully against existing or future competitors of our business. In order to succeed, we will be required to take customers away from established smoked meat and fish brands and alternative food products sold over the Internet or at retail stores. Our retail products will be sold at higher prices than some of our competitor's products, and consumers may not differentiate the quality of our products or may not be willing to pay higher prices. If we fail to establish customers for our packaged food business, it is unlikely that we will generate significant revenue or become profitable, and in the long run our business will likely fail.

         WE MAY BE UNABLE TO ESTABLISH A SIGNIFICANT NUMBER OF
RESTAURANT-MARKETS OR KIOSKS.

         Many factors may affect our ability to establish new modular restaurant-markets and kiosks, including:

         o        identification and availability of suitable locations;
         o        competition for modular restaurant-market sites;
         o        negotiation of favorable lease or purchase arrangements;
         o management of the costs of construction and development of new modular restaurant-markets;
         o securing required governmental approvals and permits and complying with governmental regulations;
         o        recruitment of qualified operating personnel;
         o        labor disputes;
         o        shortages of materials and skilled labor;
         o        environmental concerns; and
         o other increases in costs, any of which could give rise to delays or cost overruns.

         If we are not able to establish and expand our modular restaurant-market business, our revenues will not grow as expected, which would inhibit our ability to continue operations in the long term.

         WE ARE DEPENDENT UPON RECIPES AND OTHER PROPRIETARY INFORMATION LICENSED TO US BY SMOKY SYSTEMS, LLC AND MAY NOT BE ABLE TO CONTINUE OUR CURRENT OPERATIONS WITHOUT SUCH INTELLECTUAL PROPERTY.

         We rely on Smoky Systems, LLC to provide the recipes, trademarks, basic modular restaurant-market design, and other intellectual property for our smoked-foods processing, marketing, branding and operations. The license under which we license this intellectual property is effective for the term of the license agreement, which has limited terms and may be terminated early following an uncured material breach or may not be renewed upon expiration. The license agreement is for a fixed term of 10 years, with renewal options for four additional 10-year terms, but is terminable 90 days following any uncured breach or in connection with a bankruptcy or similar event. In addition, our license to such rights ceases to be exclusive if our annual revenues from licensed products does not equal or exceed $30 million by 2011. A termination or nonrenewal of the license agreement, or even a loss of our exclusivity, would result in a substantial decrease in revenue, cause significant harm to our business, and possibly force us to discontinue operations. In the future, irrespective of our license with Smoky Systems, we may be unable to continue to obtain needed services or licenses for needed intellectual property on commercially reasonable terms, or at all, which would harm our ability to continue production, our cost structure and the quality of our products or services.

         THE RISK OF PRODUCT CONTAMINATION AND RECALL MAY HARM OUR PUBLIC IMAGE AND RESULT IN DECREASED REVENUES AND HARM TO OUR BUSINESS.

         There is a risk that our food processor could produce contaminated meat or other products that we would ship or serve at our restaurant-markets or kiosks. If such an event occurs, we may be required to recall our products from retail stores, affiliate warehouses and from the restaurant outlets being served. A product recall would increase costs, result in lost revenues, and harm our public relations image, in addition to exposing us to liability for any personal injury resulting from such contamination.

         THE AVAILABILITY OF RAW MEAT AND FISH MAY CHANGE WITHOUT NOTICE, AND THE FLUCTUATING COST OF THESE PRODUCTS MAY UNEXPECTEDLY INCREASE OUR OPERATING COSTS AND HARM OUR BUSINESS.

         The costs of obtaining the meat and fish required for our products are subject to constant fluctuations and frequent shortages of item availability. Adequate supplies of raw meat and fish may not always be available, and the price of raw meat and fish may rise unexpectedly, resulting in increased operating costs, potential interruptions in our supply chain, and harm to our business.

         ADVERSE PUBLICITY REGARDING FISH, POULTRY OR BEEF COULD NEGATIVELY IMPACT OUR BUSINESS.

         Our business can be adversely affected by reports regarding mad cow disease, Asian flu, meat contamination within the U.S. generally or food contamination generally. In addition, concerns regarding hormones, steroids and antibiotics may cause consumers to reduce or avoid consumption of fish, poultry, or beef. Any reduction in consumption of fish, poultry, or beef by consumers, would harm our revenues condition and results of operations.

         OUR SUPPLY CHAIN MAY BE SUBJECT TO SHIPPING LOSSES, VARIOUS ACCIDENTS, OR SPOILAGE, WHICH WOULD DECREASE REVENUES AND POTENTIALLY LEAD TO A LOSS OF CUSTOMERS.

         We have contracted with a food processor that is responsible for shipping our processed products to our regional distribution centers or to the destinations of orders placed by retail and wholesale marketing affiliates. Shipping losses, various accidents and product spoilage during this process may lead to decreased sales, potentially disgruntled commercial customers and possible shortages at our distribution centers and retail locations. Repeated or extensive problems of this nature would harm our reputation and revenues.

         WE MAY LOSE OUR PROCESSOR AFFILIATION OR EXPERIENCE A BREAKDOWN IN OUR SINGLE PROCESSING OVEN SYSTEM, SUBSTANTIALLY HARMING OUR ABILITY TO GENERATE REVENUES UNTIL ANOTHER PROCESSOR IS LOCATED.

         We are completely dependent upon Mary Ann's Specialty Foods, Inc., or Specialty Foods, and upon a single oven-system located at Specialty Foods, to produce our smoked foods in order to operate the business and generate revenue. If our oven systems break down, become contaminated or are removed from Specialty Foods' facility, we would experience an interruption in our ability to supply products to customers. This would harm our relationships with our customers and Internet affiliates, and harm our revenues in the short run. Any long-term interruptions in our ability to produce smoked foods would significantly limit our ability to continue operations.

         WE ARE DEPENDENT UPON KEY PERSONNEL TO MANAGE BUSINESS, AND THE LOSS OF SUCH PERSONNEL COULD SIGNIFICANTLY IMPAIR OUR ABILITY TO IMPLEMENT OUR BUSINESS PLAN.

         We are highly dependent upon the efforts of management, particularly Edward C. Feintech, our Chairman, President and Chief Executive Officer, and Toni L. Adams, our Secretary and Director of Operations. The number of qualified managers in the smoked-food industry is limited. As our business grows, we will need to recruit executive and senior level managers who are capable of implementing our business plan. The eCommerce and restaurant industries are highly competitive, and we may be unable to attract qualified management personnel. If we are unsuccessful in retaining or attracting such employees, our ability to grow and service capacity will be harmed.

         In addition, the success of each Smoky Market foodservice concept will be largely dependent upon the efforts of local management. We may be unable to locate qualified persons willing to manage local stores under the terms we expect to offer. We may be required to increase salaries, benefits, and ownership beyond that anticipated, or management personnel we hire may have limited qualifications and may not perform as anticipated. We may also experience rapid turnover and unexpected legal and other costs associated with our compensation and/or ownership programs for local management. If we are unable to hire and maintain qualified, capable local management, our Smoky Market business may experience lower revenues and higher costs than expected.

         CERTAIN DIRECTORS OF OUR COMPANY ARE ALSO EXECUTIVES OF OUR AFFILIATE, SMOKY SYSTEMS, WHICH MAY LEAD TO A CONFLICT OF INTEREST.

         Our Chairman, President and Chief Executive Officer, Edward C. Feintech, as well as our Secretary and Director of Operations, Toni L. Adams, are both affiliated with our majority shareholder, Smoky Systems, LLC. Mr. Feintech is the current manager of Smoky Systems. Ms. Adams formerly assisted Smoky Systems with product testing and business model development and remains a member of Smoky Systems. In addition, Scott Bargfrede and Daniel Brune, our "independent" directors, hold minor interests (less than 1%) in Smoky Systems. We may be required to renegotiate our relationship with Smoky Systems, may experience disputes and litigation with Smoky Systems or otherwise have the interests of our shareholders generally be adverse to the interests of Smoky Systems. If a conflict arises, the overlap in management and conflicts may present fair and equitable resolution of any issues and leave our company vulnerable to shareholders derivative suits.

         WE EXPECT TO BEAR ALL FINANCIAL RISKS WITH RESPECT TO ANY CO-BRANDING RELATIONSHIPS.


         We have recently determined to seek to enter into relationships in which our food-service products would be sold, under a co-branding relationship, in the stores of complementary food chains. To date, we have not entered into any such agreements and may be unable to enter into such agreements on acceptable terms or at all. If we are able to entering into co-branding relationships, we expect to be required to pay a fee to the host venue in the form of rent, a royalty or a combination of the two and expect to bear all financial risks associated with establishing and operating the kiosks. As a result, we may never recoup our investment or earn revenues in excess of expenses on a co-branding relationship.


         WE EXPECT TO BE DEPENDENT ON A THIRD PARTY TO PROVIDE DESIGN AND MARKETING MATERIALS IN RELATION TO OUR RESTAURANT-MARKETS AND KIOSKS AND TO ASSIST IN DEVELOPMENT OF OUR GENERAL OPERATING AND MARKETING PLAN.

         We initially engaged Quantified Marketing Group, Inc., or QMG, to assist with the design of our restaurant-market building and with the creation of a formal business plan. As we roll out our business plan, we expect to engage QMG to assist in our development and execution of operating and marketing plans to launch and grow the Smoky Market foodservice brand on a national scale. We expect to rely on QMG for development of internal and external operating system control and reporting, real estate selection, our human resource program, senior and executive level management recruitment and expansion strategy planning and implementation. If we are unable to sign and to obtain financing for a long-term agreement with QMG, or if QMG fails to fulfill its obligations under any agreement that is signed, our ability to generate revenue will be delayed or reduced, and we will incur substantial costs in obtaining the necessary services to execute the roll out for our restaurant-markets and kiosks.

         LABOR DISPUTES AFFECTING COMMON CARRIERS AND FOODSERVICE DISTRIBUTORS MAY HAMPER OUR ABILITY TO DELIVER OUR PRODUCT TO CUSTOMERS AND HARM OUR BUSINESS.

         We will be dependent upon UPS and other package delivery contractors and foodservice distributors to ship Internet orders to customers and products to our foodservice concept outlets. Labor disputes involving package delivery contractors, or other events creating delays, unpredictability or lost increases in the express delivery market may significantly damage our shipping and delivery capability. This would increase our costs, likely cause us to fail to comply with delivery commitments to our customers and eventually harm our ability to generate revenues.

         OUR BUSINESS MAY BE AFFECTED BY INCREASED COMPENSATION AND BENEFITS COSTS.

         We expect labor costs to be a significant expense for our business. We may be negatively affected by increases in workers' wages and costs associated with providing benefits, particularly healthcare costs. Such increases can occur unexpectedly and without regard to our efforts to limit them. If such increases occur, we may be unable to pass them along to the consumer through product price increases, resulting in decreased operating results.

         CHANGES IN GENERAL ECONOMIC AND POLITICAL CONDITIONS AFFECT CONSUMER SPENDING AND MAY HARM OUR REVENUES AND OPERATING RESULTS.

          Our country's economic condition affects our customers' levels of discretionary spending. A decrease in discretionary spending due to a recession or decreases in consumer confidence in the economy could affect the frequency with which our customers choose to purchase smoked-foods or dine out or the amount they spend on smoked-food or meals while dining out. This would decrease our revenues and operating results.

         FAILURE TO COMPLY WITH GOVERNMENTAL REGULATIONS COULD HARM OUR BUSINESS AND OUR REPUTATION.

         We will be subject to regulation by federal agencies and regulation by state and local health, sanitation, building, zoning, safety, fire and other departments relating to the development and operation of restaurant-markets. These regulations include matters relating to:

         o        the environment;
         o        building construction;
         o        zoning requirements;
         o        worker safety;
         o        the preparation and sale of food and alcoholic beverages; and
         o        employment.

         Our facilities will need to be licensed and will be subject to regulation under state and local fire, health and safety codes. The construction of modular restaurant-markets will be subject to compliance with applicable zoning, land use, and environmental regulations. We may not be able to obtain necessary licenses or other approvals on a cost-effective and timely basis in order to construct and develop modular restaurant-markets in the future.

         Various federal and state labor laws will govern our operations and our relationship with our employees, including minimum wage, overtime, working conditions, fringe benefit, and work authorization or immigration requirements.

         If we elect to serve alcohol to our customers, we will be required to comply with the alcohol licensing requirements of the federal, state, and municipal governments having jurisdiction where our restaurant-markets are located. Alcoholic beverage control regulations require applications to state authorities and, in certain locations, county and municipal authorities for a license and permit to sell alcoholic beverages. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of restaurant-markets, including minimum age of guests and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. If we fail to comply with federal, state, or local regulations, our licenses may be revoked and we may be forced to terminate the sale of alcoholic beverages at one or more of our restaurant-markets.

         The Americans with Disabilities Act prohibits discrimination on the basis of disability in public accommodations and employment. We will likely be required to comply with the Americans with Disabilities Act and regulations relating to accommodating the needs of the disabled in connection with the construction of new facilities and with significant renovations of existing facilities.

         Failure to comply with these and other regulations could increase our cost structure, slow our expansion, and harm our reputation, any of which would harm our operating results.

         COMPLIANCE WITH EXISTING AND NEW REGULATIONS OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE MAY RESULT IN ADDITIONAL EXPENSES.

         Compliance with changing laws, regulations, and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and other SEC regulations, requires large amounts of management attention and external resources. This may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities.

         OUR DIRECTORS, EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS HAVE EFFECTIVE CONTROL OF THE COMPANY, PREVENTING NON-AFFILIATE STOCKHOLDERS FROM SIGNIFICANTLY INFLUENCING OUR DIRECTION AND FUTURE.

         Our directors, officers, and 5% stockholders and their affiliates control approximately 95% of our outstanding shares of common stock and are expected to continue to control a majority of our outstanding common stock following any financing transactions projected for the foreseeable future. These directors, officers and affiliates effectively control all matters requiring approval by the stockholders, including any determination with respect to the acquisition or disposition of assets, future issuances of securities, declarations of dividends and the election of directors. This concentration of ownership may also delay, defer, or prevent a change in control and otherwise prevent stockholders other than our affiliates from influencing our direction and future.

         THERE IS NO PUBLIC MARKET FOR OUR STOCK, AND EVEN IF A MARKET DEVELOPS, IT WILL LIKELY BE THIN AND SUBJECT TO MANIPULATION.

         There is no public market for our common stock, and we can provide no assurance that a public market for our common stock will develop in the future. Even if a public market does develop, the volume of trading in our common stock will presumably be limited and likely dominated by a few individuals. The limited volume, if any, will make the price of our common stock subject to manipulation by one or more stockholders and will significantly limit the number of shares that one can purchase or sell in a short period of time. An investor may find it difficult to dispose of shares of our common stock or obtain a fair price for our common stock in the market.

         IF A MARKET FOR OUR COMMON STOCK DEVELOPS, THE MARKET PRICE FOR OUR COMMON STOCK WILL LIKELY BE VOLATILE AND MAY CHANGE DRAMATICALLY AT ANY TIME.

         If a market for our common stock develops, the market price of our common stock, like that of the securities of other early-stage companies, may be highly volatile. Our stock price may change dramatically as the result of announcements of our quarterly results, the rate of our expansion, significant litigation or other factors or events that would be expected to affect our business or financial condition, results of operations and other factors specific to our business and future prospects. In addition, the market price for our common stock may be affected by various factors not directly related to our business, including the following:

         o intentional manipulation of our stock price by existing or future stockholders;
         o short selling of our common stock or related derivative securities;
         o a single acquisition or disposition, or several related acquisitions or dispositions, of a large number of our shares;
         o the interest, or lack of interest, of the market in our business sector, without regard to our financial condition or results of operations;
         o the adoption of governmental regulations and similar developments in the United States or abroad that may affect our ability to offer our products and services or affect our cost structure;
         o developments in the businesses of companies that purchase our products; and
         o economic and other external market factors, such as a general decline in market prices due to poor economic indicators or investor distrust.

         OUR ABILITY TO ISSUE PREFERRED STOCK AND COMMON STOCK MAY SIGNIFICANTLY DILUTE OWNERSHIP AND VOTING POWER, NEGATIVELY AFFECT THE PRICE OF OUR COMMON STOCK AND INHIBIT HOSTILE TAKEOVERS.

         Under our Articles of Incorporation, as amended, we are authorized to issue up to 10,000,000 shares of preferred stock and 200,000,000 shares of common stock without seeking stockholder approval. Our board of directors has the authority to create various series of preferred stock with such voting and other rights superior to those of our common stock and to issue such stock without stockholder approval. Any issuance of such preferred stock or common stock would dilute the ownership and voting power of existing holders of our common stock and may have a negative effect on the price of our common stock. The issuance of preferred stock without stockholder approval may also be used by management to stop or delay a change of control, or might discourage third parties from seeking a change of control of our company, even though some stockholders or potential investors may view possible takeover attempts as potentially beneficial to our stockholders.

         WE ARE UNLIKELY TO PAY DIVIDENDS ON OUR COMMON STOCK IN THE FORESEEABLE FUTURE.

         We have never declared or paid dividends on our stock. We currently intend to retain all available funds and any future earnings for use in the operation and expansion of our business. We do not anticipate paying any cash dividends in the foreseeable future, and it is unlikely that investors will derive any current income from ownership of our stock. This means that your potential for economic gain from ownership of our stock depends on appreciation of our stock price and will only be realized by a sale of the stock at a price higher than your purchase price. Because there presently is no public market for our common stock, you may be unable to realize a gain on your investment.

         OUR COMMON STOCK IS A "LOW-PRICED STOCK" AND SUBJECT TO REGULATION THAT LIMITS OR RESTRICTS THE POTENTIAL MARKET FOR OUR STOCK.

         Shares of our common stock may be deemed to be "low-priced" or "penny stock," resulting in increased risks to our investors and certain requirements being imposed on some brokers who execute transactions in our common stock. In general, a low-priced stock is an equity security that:

         o        Is priced under five dollars;
         o Is not traded on a national stock exchange, the Nasdaq Global Market or the Nasdaq Capital Market;
         o Is issued by a company that has less than $5 million in net tangible assets (if it has been in business less than three years) or has less than $2 million in net tangible assets (if it has been in business for at least three years); and
         o Is issued by a company that has average revenues of less than $6 million for the past three years.

         We believe that our common stock is presently a "penny stock." At any time the common stock qualifies as a penny stock, the following requirements, among others, will generally apply:

         o Certain broker-dealers who recommend penny stock to persons other than established customers and accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to a transaction prior to sale.

         o Prior to executing any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers a disclosure schedule explaining the risks involved in owning penny stock, the broker-dealer's duties to the customer, a toll-free telephone number for inquiries about the broker-dealer's disciplinary history and the customer's rights and remedies in case of fraud or abuse in the sale.
         o In connection with the execution of any transaction involving a penny stock, certain broker-dealers must deliver to certain purchasers the following:
                  o        bid and offer price quotes and volume information;
                  o        the broker-dealer's compensation for the trade;
                  o the compensation received by certain salespersons for the trade;
                  o        monthly accounts statements; and
                  o a written statement of the customer's financial situation and investment goals.

         IF YOU PURCHASE OUR COMMON STOCK YOU WILL EXPERIENCE A DILUTION OF YOUR EQUITY INTEREST.

         Our net tangible book value as of March 31, 2007 was $(588,249), or approximately $(.0141) per each of the 41,700,000 shares of common stock then outstanding. Accordingly, new investors who purchase shares may suffer an immediate dilution of the difference between the purchase price per share and approximately $(.0141) per share.


                SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

         This prospectus contains various forward-looking statements. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," "may," "will," "could," "would," "should," "plan," "predict," "potential," "continue," "ongoing" or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in the previous section and other cautionary statements throughout this prospectus and our periodic filings with the SEC. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus or any applicable filing materializes, or any other underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, projected, or intended. You should refer to the "Risk Factors" section of this prospectus for a discussion of factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, the forward-looking statements in this prospectus may prove to be inaccurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. All the forward-looking statements contained in this prospectus are qualified by the foregoing cautionary statements.

                                 USE OF PROCEEDS

         The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock, less any applicable discounts or commissions. We will not receive any of the proceeds from this offering.


         The shares of common stock offerable under this prospectus include 7,861,000 shares issuable upon the exercise of warrants to purchase common stock at an exercise price of $0.25 per share. We have no control over when or if the selling stockholders will exercise these warrants. If all of these warrants are exercised, we will receive proceeds of $1,965,250. Of this amount, we estimate that we would use $1,750,000 toward the establishment of five pilot restaurants (at $350,000 per restaurant) to the extent that we had not already funded our plan to establish pilot restaurants from other sources. All remaining proceeds from the exercise of the warrants will be used for additional start-up costs, marketing expenses, and general operations and working capital.


                         DETERMINATION OF OFFERING PRICE

         Prior to the trading or quotation of our common stock on a stock market or securities exchange, all shares offered and sold under this prospectus will be sold at a fixed price of $0.35 per share. This initial offering price is not based upon contemplated revenue, earnings, book value or other objective standards of worth. As such, the offering price should not be considered a representation of the market value of our common stock. The factors considered in establishing such price primarily include our receipt of offers to purchase shares of common stock at such price in yet-to-be consummated, privately negotiated transactions. Other factors considered include the prospects for our planned products, an assessment of our management and future earnings prospects, an assessment of our liquidity and financial situation as well as consideration of the securities markets at the time of this offering and the demand for similar securities of comparable companies. There is no established market for our common stock, and each prospective investor is urged to make an independent evaluation of the fairness of the offering price.

         An application has been submitted for the quotation of our common stock on the OTC Bulletin Board. Following the quotation of our common stock on the OTC Bulletin Board, the selling stockholders may offer and sell their shares under this prospectus at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The offering prices determined by the selling stockholders should not be considered an indication of the actual value of the shares of common stock. We do not have any influence over the price at which selling stockholders offer or sell the shares of common stock offered by this prospectus.


                              PLAN OF DISTRIBUTION

GENERAL

         The selling stockholders, which as used herein includes donees, pledgees, transferees, or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution, or other transfer, may from time to time sell, transfer, or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market, or trading facility on which the shares are traded or in private transactions.

         Prior to the trading or quotation of our common stock on a stock market or securities exchange, all shares offered and sold under this prospectus will be sold at a fixed price of $0.35 per share. Following the quotation of our common stock on the OTC Bulletin Board, the selling stockholders may offer and sell their shares under this prospectus at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.


         The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

         o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
         o block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
         o an exchange distribution in accordance with the rules of the applicable exchange;
         o        privately negotiated transactions;
         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
         o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
         o        a combination of any such methods of sale; and
         o        any other method permitted pursuant to applicable law.

         The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders may also transfer the shares of common stock in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling stockholders may also sell shares by means of short sales to the extent permitted by United States securities laws. Short sales involve the sale by a selling stockholder, usually with a future delivery date, of shares of common stock that the seller does not own. Covered short sales are sales made in an amount not greater than the number of shares subject to the short seller's warrant, exchange right or other right to acquire shares of common stock. A selling stockholder may close out any covered short position by either exercising its warrants or exchange rights to acquire shares of common stock or purchasing shares in the open market. In determining the source of shares to close out the covered short position, a selling stockholder will likely consider, among other things, the price of shares of common stock available for purchase in the open market as compared to the price at which it may purchase shares of common stock pursuant to its warrants or exchange rights.

         Naked short sales are any sales in excess of the number of shares subject to the short seller's warrant, exchange right or other right to acquire shares of common stock. A selling stockholder must close out any naked position by purchasing shares. A naked short position is more likely to be created if a selling stockholder is concerned that there may be downward pressure on the price of the shares of common stock in the open market.

         The existence of a significant number of short sales generally causes the price of the shares of common stock to decline, in part because it indicates that a number of market participants are taking a position that will be profitable only if the price of the shares of common stock declines. Purchases to cover naked short sales may, however, increase the demand for the shares of common stock and have the effect of raising or maintaining the price of the shares of common stock.

         The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions for the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

         The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are "underwriters" within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

         To the extent required by law, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

EXPENSES, INDEMNIFICATION AND REGISTRATION OBLIGATIONS

         We are paying the expenses incurred in connection with preparing and filing this prospectus and the registration statement to which it relates, other than selling commissions. We have not retained any underwriter, broker or dealer to facilitate the offer or sale of the shares offered hereby. We will pay no underwriting commissions or discounts in connection therewith.

         The selling stockholders may indemnify any broker-dealers that participate in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

PASSIVE MARKET MAKING

         We have advised the selling stockholders that while they are engaged in a distribution of the shares offered pursuant to this prospectus, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliate purchasers, and any broker-dealers or other persons who participate in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security that is subject to the distribution until the entire distribution is complete. Regulation M also restricts bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. We do not intend to engage in any passive market making or stabilization transactions during the course of the distribution described in this prospectus. All of the foregoing may affect the marketability of the shares offered pursuant to this prospectus.

LIMITATIONS

         We have advised the selling stockholders that, to the extent necessary to comply with governing state securities laws, the offered securities should be offered and sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, we have advised the selling stockholders that the offered securities may not be offered or sold in any state unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available with respect to such offers or sales.


         We have advised the selling shareholders that the maximum commission or discount that may be received by any NASD member or independent broker/dealer in connection with any offer or sale under this prospectus is 8% of the respective offer or sale price.


                                LEGAL PROCEEDINGS

         We are not engaged in any legal proceedings, nor are we aware of any pending or threatened legal proceedings that, singly or in the aggregate, would reasonably be expected to have a material adverse effect on our business, financial condition or results of operations.

                DIRECTORS, EXECUTIVE OFFICERS AND CONTROL PERSONS

         Certain information regarding our executive officers and directors is set forth below. Our executive officers are appointed by, and continue to serve at the will of, our board of directors. Our directors are elected or appointed for terms that continue, absent resignation, death or removal by our stockholders, until the later of the next annual meeting of stockholders or until a replacement is duly appointed or elected and qualified. Among our officers, Edward C. Feintech and Toni L. Adams devote all of their time to our business, Shane A. Campbell devotes approximately ten percent of his time to our business, and Dennis Harrison currently devotes less than 5% of his time to our business. Although Edward C. Feintech is still affiliated with Smoky Systems in management capacities, because Smoky Systems has no current operations, those individuals do not devote any time to the business of Smoky Systems.

         NAME                    AGE       POSITION
         ----                    ---       --------
         Edward C. Feintech      60        Founder, Promoter, President,
                                           Chief Executive Officer and
                                           Chairman of the Board
         Scott L. Bargfrede      50        Director
         Daniel Brune            55        Director

         Toni L. Adams           54        Secretary and Director of Operations

         Shane A. Campbell       49        Chief Financial Officer*
         Dennis A. Harrison      59        Chief Information Officer*
             * Such officer is not a full time employee of the Company.

         EDWARD C. FEINTECH has been the Chairman of our Board of Directors, and our President and Chief Executive Officer since our incorporation in April 2006. Mr. Feintech operated full-service barbecue restaurants and tested quick-service barbecue operations in Des Moines, Iowa (1977-1984) before closing his enterprise and moving on toward development of our custom-engineered, USDA-approved wood-burning oven system technology. Since organizing Smoky Systems in December 2000, Mr. Feintech has been its Manager and directed the development phase of the intellectual property that we license from Smoky Systems.

         SCOTT L. BARGFREDE has served as a director of our company since May 2006. Mr. Bargfrede has been the President and CEO of First American Bank in Webster City, Iowa since October 18, 1999. First American Bank is our primary bank. Mr. Bargfrede graduated from the University of Minnesota in 1979 with a BA degree in Ag-Business Finance and in 1992, he graduated from the University of Wisconsin Graduate School of Banking.

         DANIEL L. BRUNE has served as a director of our company since October 2006. A former Major and Senior pilot in the US Air Force, Mr. Brune has been a pilot for American Airlines since 1989. He received his real estate license in 1991 and was affiliated with Coldwell Banker from January 2001 to January 2006, and relocated his affiliation to David Lyng & Associates in January 2006. He is presently developing a resort community project in the Highlands of Western Panama. Mr. Brune graduated from Washburn University with a Bachelor of Business Administration degree in 1974.

         TONI L. ADAMS, has been our Secretary and Director of Operations since our incorporation in April 2006. Ms. Adams has been associated with foodservice business operations for 30 years and specialized in developing local-store marketing programs for restaurant and catering operators. Ms. Adams joined Smoky Systems in January 2001 to lead its product development testing, but took a leave of absence for two years to tend to her mother prior to her death. Ms. Adams returned to Smoky Systems in January 2004 to complete development of the Smoky Market eCommerce business model, which included the creation of the website, packaging design, and related marketing collateral materials.

         SHANE A. CAMPBELL, has been our Chief Financial Officer (acting as a consultant) since our incorporation in April 2006. Mr. Campbell has served as a business advisor to numerous small and medium sized businesses over his twenty-two years of public and private practice. From April 2004 though the present, Mr. Campbell has functioned as the chief financial officer of Smoky Systems and other small companies as a CFO consultant contractor. Mr. Campbell worked from January 2001 to April 2004 as CFO for MarketLive, Inc. (previously Multimedia Live, Inc.), an eCommerce software company located in Petaluma, California. Prior to that time, from January 1990 through January 2002, Mr. Campbell was an employee and then a partner at Jones, Schiller & Company, LLC, an accounting firm located in San Francisco. Mr. Campbell earned a Bachelor of Science degree from California State University, Chico in December 1981.

         DENNIS A. HARRISON, PHD, has been our Chief Information Officer (acting as a consultant) since our inception in April 2006; however, he is expected to become a full-time employee when and as our financial situation permits. Since January 2000, Dr. Harrison has held senior level management positions as VP/Business Development for CSF-Telequest (2000-2003), VP/Business Development for CallTech Communications (April 2003-April 2004), and VP/Business Development for Effective Teleservices (April 2004-present). Dr. Harrison received a Bachelor of Arts in Philosophy & Classical Languages from the Seminary of St. Pius X (an affiliate of Catholic University), a Master of Arts in Counseling from Loyola College, and a Ph.D. in Human Development from the University of Maryland.

                       SELLING STOCKHOLDERS AND AFFILIATES

     The following table sets forth information with respect to the beneficial ownership of our common stock as of June 30, 2007 and as adjusted to reflect the sale of the shares of our common stock offered hereby, by:

         o all persons known by us to beneficially own more than 5% of our common stock;
         o        each of our named executive officers;
         o        each of our directors;
         o        all directors and executive officers as a group; and
         o stockholders whose shares are being registered pursuant to this Form SB-2 for resale.

     Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, and includes options and warrants that are currently exercisable or exercisable within 60 days. Except as indicated by footnote, and subject to community property laws where applicable, we believe the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.


                                                    BENEFICIAL OWNERSHIP                        BENEFICIAL OWNERSHIP
                                                PRIOR TO THE OFFERING(1)(2)          NUMBER OF      AFTER THE
                                                                                      SHARES       OFFERING(1)(2)
NAME AND ADDRESS OF BENEFICIAL OWNER           SHARES                  PERCENT       OFFERED(3)  SHARES     PERCENT
---------------------------------------------------------------------------------------------------------------------

NAMED EXECUTIVE OFFICERS, DIRECTORS
AND 5% STOCKHOLDERS

Edward C. Feintech (includes Smoky
Systems, LLC)
Chairman, President and CEO
1511 E 2nd St., Webster City, IA 50595       43,327,247       (4)      94.54%        1,527,247  41,800,000   94.36%

Scott L. Bargfrede, Director
615 2nd St., Webster City, IA 50595           422,177         (5)         *           318,012    104,165       *

Daniel Brune, Director
1200 Via Tornasol, Aptos, CA 95003           2,510,557        (6)       5.4%         2,406,392   104,165       *

All Officers and Directors as a Group
(6 persons)                                  47,495,013       (7)      95.48%        5,065,854  42,429,159   94.96%


                                                                 20

SELLING STOCKHOLDERS (OTHER THAN
NAMED  EXECUTIVE OFFICERS, DIRECTORS
AND 5% STOCKHOLDERS)

Toni L. Adams                                  918,368        (8)       2.04%         814,203    104,165       *
Analog Consulting LLC                          100,000        (9)         *           100,000       0          *
Kenneth Anderson                               20,890         (10)        *            20,890       0          *
James and Elise, Atkins                        211,416        (11)        *           211,416       0          *
Vince and Francine Badagliacca                 157,194        (12)        *           157,194       0          *
Bobby Gene Baker                               40,804         (13)        *            40,804       0          *
David Baker                                    40,804         (14)        *            40,804       0          *
Rachel Barnes                                  20,439         (15)        *            20,439       0          *
Ron Barone                                     318,049        (16)        *           318,049       0          *
Fred Bartell                                   105,856        (17)        *           105,856       0          *
Brian Bowyer                                   51,036         (18)        *            51,036       0          *
Shaun E. Brune                                 251,688        (19)        *           251,688       0          *
Robert Canaday                                 41,055         (20)        *            41,055       0          *
Lois Costa                                     20,451         (21)        *            20,451       0          *
                                                              (22)        *
Kevin Dahl                                     410,701             `                  410,701       0          *
Jennifer Eichhorn                              20,427         (23)        *            20,427       0          *
Dave Eichhorn                                  40,814         (24)        *            40,814       0          *
Mark and MaryAnn Eichhorn                      712,156        (25)      1.14%         712,156       0          *
Ryan Eichhorn                                  20,407         (26)        *            20,407       0          *
Suzanne Eichhorn                               183,839        (27)        *           183,839       0          *
William Elsden                                 41,770         (28)        *            41,770       0          *
Cameo Marie Felts                              20,528         (29)        *            20,528       0          *
Lisa Flax                                      20,451         (30)        *            20,451       0          *
Sarah Foster                                   251,688        (31)        *           251,688       0          *
Verne Foster                                   41,790         (32)        *            41,790       0          *
Kenneth Hankin                                1,250,000       (33)      2.84%        1,250,000      0          *
Kathryn Hernandez                              20,451         (34)        *            20,451       0          *
Calvin Horton                                  622,636        (35)      1.39%         622,636       0          *
Interstate Refrigerated Co.                    50,000         (36)        *            50,000       0          *
Howard Jackson                                 20,508         (37)        *            20,508       0          *
Terri Kinder                                   50,918         (38)        *            50,918       0          *
Richard Klevins                                30,792         (39)        *            30,792       0          *
Christopher Kline                              518,863        (40)      1.16%         518,863       0          *
Bill and MaryAnn Korleski                      40,922         (41)        *            40,922       0          *
James and Karen Korleski                       20,461         (42)        *            20,461       0          *
Kelly Korleski                                 20,461         (43)        *            20,461       0          *
Roger Krone                                    25,000         (44)        *            25,000       0          *
Gary and Linda Larson                          159,136        (45)        *           159,136       0          *
Yau-Shing Lee                                  205,523        (46)        *           205,523       0          *
Robert E. Littrell                             185,171        (47)        *           185,171       0          *
Leslee Long                                    20,451         (48)        *            20,451       0          *
Jonathan Mueller                               20,528         (49)        *            20,528       0          *
James Mosley                                   23,340         (50)        *            23,340       0          *
Larry Norris                                   312,612        (51)        *           312,612       0          *
Okun Video Production Co.                      40,710         (52)        *            40,710       0          *
Cali Lee Peterson                              20,528         (53)        *            20,528       0          *
Veronica Pettit                                40,972         (54)        *            40,972       0          *
Ernest Plat                                    10,487         (55)        *            10,487       0          *
Scott and Candace Rector                       682,850        (56)      1.53%         682,850       0          *
Susan Reuther                                  312,575        (57)        *           312,575       0          *
John Rohr                                      515,103        (58)      1.16%         515,103       0          *
Patt Ridder                                    20,461         (59)        *            20,461       0          *
Paul Schreck                                   20,456         (60)        *            20,456       0          *
Rebecca Sharp                                  102,195        (61)        *           102,195       0          *
Keith Sikes                                    40,912         (62)        *            40,912       0          *
Larry and Patricia Sikes                       40,912         (63)        *            40,912       0          *
Nate and Rhoda Snyder                          102,638        (64)        *           102,638       0          *
Toni Southerland                               104,118        (65)        *           104,118       0          *
Joe and Rita Stillwagon                        519,714        (66)      1.17%         519,714       0          *
Joe and Roice Stillwagon                       521,575        (67)      1.17%         521,575       0          *
Stillwagon Family Trust                        417,507        (68)        *           417,507       0          *
Steve and Jana Stillwagon                      829,984        (69)      1.85%         829,984       0          *
Kenneth Taylor                                 416,816        (70)        *           416,816       0          *
Gary & Kim Utile                              1,598,014       (71)      3.5%         1,598,014      0          *
Daniel and Nancy Zuckerman                     104,130        (72)        *           104,130       0          *


                                                                 21

----------------
* Represents less than 1% of the outstanding shares of common stock.
(1) Beneficial ownership numbers include shares of our common stock subject to options and warrants that are exercisable within 60 days of June 30, 2007 and upon conversion of the convertible notes assuming accrual of interest through September 30, 2007.
(2) The percentages set forth above have been computed assuming the number of shares of common stock outstanding equals the sum of (a) 44,050,000, which is the number of shares of common stock actually outstanding on June 30, 2007, and
(b) shares of common stock subject to options, warrants, convertible notes and similar securities exercisable or convertible for common stock within 60 days of such date held by the person with respect to percentage is computed (but not by any other person).
(3) Unless otherwise indicated in the applicable footnote, the shares offered were acquired by the selling shareholder in the convertible note offering described in "Convertible Note and Warrant Offering" under the section titled "Private Placement of Shares" below. The shares being registered hereunder include shares that are issuable upon conversion of such convertible notes, assuming accrual of interest through September 30, 2007, and upon the exercise of related warrants.

(4) Includes, in addition to outstanding shares held by Mr. Feintech, 258,887 shares of common stock issuable upon conversion of a convertible promissory note, 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock, and 250,000 shares issuable upon exercise of non-statutory stock options, each held in the name of Mr. Feintech. Also includes 40,000,000 shares of common stock held of record by Smoky Systems, LLC, 518,370 shares of common stock issuable upon conversion of a convertible promissory note held by Smoky Systems, LLC, and 500,000 shares of common stock issuable upon exercise of warrants to purchase common stock held in the name of Smoky Systems, LLC. Mr. Feintech, as manager of Smoky Systems, LLC, has voting and investment control over shares held by Smoky Systems, LLC. The "Number of Shares Offered" includes those shares offerable by Mr. Feintech directly and those that are offerable by Smoky Systems.

(5) Includes 168,012 shares of common stock issuable upon convertible promissory note held in the name of Scott and Terri Bargfrede in the principal amount of $15,000 convertible at the rate of $0.10 per share; 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock held in the name of Scott and Terri Bargfrede; and 54,165 shares issuable upon the exercise of non-statutory stock options.
(6) Includes 1,251,392 shares of common stock issuable upon convertible note held in the name of the Brune Family Trust in the principal amount of $115,500 convertible at the rate of $0.10 per share; 1,155,000 shares of common stock issuable upon exercise of warrants to purchase common stock held in the name of the Brune Family Trust; and 54,165 shares issuable upon the exercise of non-statutory stock options.
(7) Includes 629,159 shares issuable upon the exercise of non-statutory stock options, 2,610,854 shares of common stock issuable upon convertible notes in the aggregate principal amount of $245,500 convertible at the rate of $0.10 per share; and 2,455,000 shares of common stock issuable upon exercise of warrants to purchase common stock.

(8) Includes 414,203 shares of common stock issuable upon conversion of a convertible promissory note, 400,000 shares of common stock issuable upon exercise of warrants to purchase common stock, and 54,165 shares issuable upon the exercise of non-statutory stock options.
(9) Elizabeth Ezrine-Poguntke, Manager, has investment and/or voting power over the shares. The shares being offered by this selling shareholder were acquired by the selling shareholder in a private transaction described more fully in "Placements to Consultants" under the section titled "Private Placement of Shares" below.
(10) Includes 10,890 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(11) Includes 111,416 shares of common stock issuable upon conversion of a convertible promissory note and 100,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(12) Includes 82,194 shares of common stock issuable upon conversion of a convertible promissory note and 75,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(13) Includes 20,804 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(14) Includes 20,804 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(15) Includes 10,439 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(16) Includes 168,049 shares of common stock issuable upon conversion of a convertible promissory note and 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(17) Includes 55,856 shares of common stock issuable upon conversion of a convertible promissory note and 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock.

(18) Includes 26,036 shares of common stock issuable upon conversion of a convertible promissory note and 25,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(19) Includes 131,688 shares of common stock issuable upon conversion of a convertible promissory note and 120,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(20) Includes 21,055 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(21) Includes 10,451 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(22) Includes 210,701 shares of common stock issuable upon conversion of a convertible promissory note and 200,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(23) Includes 10,427 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(24) Includes 20,814 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(25) Includes 500,000 shares of common stock held directly; 112,156 shares of common stock issuable upon conversion of a convertible promissory note; and 100,000 shares of common stock issuable upon exercise of warrants to purchase common stock. The 500,000 shares held directly and being offered by this selling shareholder were acquired by the selling shareholder in a private transaction described more fully in "Placements to Consultants" under the section titled "Private Placement of Shares" below.
(26) Includes 10,407 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(27) Includes 93,839 shares of common stock issuable upon conversion of a convertible promissory note and 90,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(28) Includes 21,770 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(29) Includes 10,528 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(30) Includes 10,451 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(31) Includes 131,688 shares of common stock issuable upon conversion of a convertible promissory note and 120,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(32) Includes 21,790 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(33) The shares being offered by this selling shareholder were acquired by the selling shareholder in a private transaction described more fully in "Placements to Consultants" under the section titled "Private Placement of Shares" below.
(34) Includes 10,451 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(35) Includes 322,636 shares of common stock issuable upon conversion of a convertible promissory note and 300,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(36) Raul Juarez, Owner, has investment and/or voting power over the shares. The shares being offered by this selling shareholder were acquired by the selling shareholder in a private transaction described more fully in "Placements to Consultants" under the section titled "Private Placement of Shares" below
(37) Includes 10,508 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(38) Includes 25,918 shares of common stock issuable upon conversion of a convertible promissory note and 25,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(39) Includes 15,792 shares of common stock issuable upon conversion of a convertible promissory note and 15,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(40) Includes 268,863 shares of common stock issuable upon conversion of a convertible promissory note and 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(41) Includes 20,150 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(42) Includes 10,461 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.

(43) Includes 10,461 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(44) The shares being offered by this selling shareholder were acquired by the selling shareholder in a private transaction described more fully in "Placements to Consultants" under the section titled "Private Placement of Shares" below.
(45) Includes 84,136 shares of common stock issuable upon conversion of a convertible promissory note and 75,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(46) Includes 105,523 shares of common stock issuable upon conversion of a convertible promissory note and 100,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(47) Includes 95,171 shares of common stock issuable upon conversion of a convertible promissory note and 90,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(48) Includes 10,451 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(49) Includes 10,528 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(50) Includes 12,340 shares of common stock issuable upon conversion of a convertible promissory note and 11,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(51) Includes 162,612 shares of common stock issuable upon conversion of a convertible promissory note and 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(52) Tony Okun, Owner, has investment and/or voting power over the shares. Includes 20,710 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(53) Includes 10,528 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(54) Includes 20,972 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(55) Includes 5,487 shares of common stock issuable upon conversion of a convertible promissory note and 5,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(56) Includes 357,850 shares of common stock issuable upon conversion of a convertible promissory note and 325,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(57) Includes 162,575 shares of common stock issuable upon conversion of a convertible promissory note and 150,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(58) Includes 265,103 shares of common stock issuable upon conversion of a convertible promissory note and 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(59) Includes 10,461 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(60) Includes 10,456 shares of common stock issuable upon conversion of a convertible promissory note and 10,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(61) Includes 52,195 shares of common stock issuable upon conversion of a convertible promissory note and 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(62) Includes 20,912 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(63) Includes 20,912 shares of common stock issuable upon conversion of a convertible promissory note and 20,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(64) Includes 52,638 shares of common stock issuable upon conversion of a convertible promissory note and 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(65) Includes 54,118 shares of common stock issuable upon conversion of a convertible promissory note and 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(66) Includes 269,714 shares of common stock issuable upon conversion of a convertible promissory note and 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(67) Includes 271,575 shares of common stock issuable upon conversion of a convertible promissory note and 250,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(68) Thomas D. Stillwagon, Trustee, has investment and/or voting power over the shares. Includes 217,507 shares of common stock issuable upon conversion of a convertible promissory note and 200,000 shares of common stock issuable upon exercise of warrants to purchase common stock.

(69) Includes 429,984 shares of common stock issuable upon conversion of a convertible promissory note and 400,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(70) Includes 216,816 shares of common stock issuable upon conversion of a convertible promissory note and 200,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(71) Includes 848,014 shares of common stock issuable upon conversion of a convertible promissory note and 750,000 shares of common stock issuable upon exercise of warrants to purchase common stock.
(72) Includes 54,130 shares of common stock issuable upon conversion of a convertible promissory note and 50,000 shares of common stock issuable upon exercise of warrants to purchase common stock.


PRIVATE PLACEMENT OF SHARES

         All of the offered shares are to be sold by persons who are existing security holders. The selling stockholders acquired their shares in the private placements described below.

Convertible Note and Warrant Offering
-------------------------------------

         In May 2006, we commenced a proposed offering of up to $750,000 in convertible promissory notes and warrants to purchase 7,500,000 shares of common stock (one warrant per share issuable upon conversion of the notes). In May 2007, the maximum offering amount was increased to $1,000,000 in convertible promissory notes and warrants to purchase up to 10,000,000 shares of common stock. Of such convertible promissory notes, a principal amount of $786,100, together with warrants to purchase 7,861,000 shares of common stock, have been sold as of the date hereof. Interest accrues on the convertible promissory notes at the rate of 9% per annum; the notes are due on either December 31, 2006 (and have not been paid) or May 31, 2007, and the notes are convertible into common stock at the rate of $0.10 per share. The warrants have an exercise price of $0.25 per share, become exercisable upon conversion of the entire principal amount of the respective note and expire 12 months after becoming exercisable. As of the date hereof, none of the convertible promissory notes has been converted into common stock.


         Pursuant to the subscription agreements related to the purchase of the convertible promissory notes, we agreed to file a registration statement registering the re-sale of the common stock issuable upon conversion of the convertible promissory notes and the warrants to purchase common stock. The shares of common stock issuable upon the conversion of the principal amount of the convertible promissory notes (7,861,000 shares), upon the conversion of the accrued interest under the convertible promissory notes assuming interest accrual through September 30, 2007 (623,537 shares) and upon the exercise of the warrants (7,861,000 shares) may be offered and sold pursuant to this prospectus.


Placements to Consultants.
--------------------------

         In October 2006, we offered and sold 50,000 shares to InterState Refrigerated, Inc., an operating affiliate, in payment for product shipping services valued at $5,000.

         In December 2006, we offered and sold 1,250,000 of our common stock to Kenneth Hankin, a consultant, at the purchase price of $.001 per share plus the value of services to be provided (with a deemed value of $0.099 per share), in connection with a consulting agreement.

         In March 2007, we offered and sold 100,000 shares of our common stock to Analog Consulting LLC at the purchase price of $.001 per share plus the value of services to be provided (with a deemed value of $0.099 per share), in connection with the provision of financial marketing services.

         In April 2007, we offered and sold 500,000 shares of our common stock to Mark and MaryAnn Eichhorn at the purchase price of $.001 per share plus the value of services to be provided (with a deemed value of $0.099 per share), in connection with an endorsement and corporate sponsorship agreement.

         In April 2007, we offered and sold 25,000 shares of our common stock to Roger Krone at the purchase price of $.001 per share plus the value of services to be provided (with a deemed value of $0.099 per share), in connection with the provision of IT networking and programming services.

         We have agreed, in formal or informal agreements, to register the re-sale of the common stock issued to such consultants. The shares of common stock issued to such consultants and described above may be offered and sold pursuant to this prospectus.

CERTAIN RELATIONSHIPS

Relationships with Our Company
------------------------------

         Edward C. Feintech is our President, Chief Executive Officer and Chairman and is the sole Manager of Smoky Systems, LLC, which is a majority stockholder of our company. Toni L. Adams is our Director of Operations and Secretary. Each of Scott L. Bargfrede and Dan Brune are directors of our company.

Broker-Dealers
--------------

         We have inquired of our selling stockholders whether they are broker-dealers or affiliates of broker-dealers. Each of our selling stockholders has indicated to us that the selling stockholder is not a broker-dealer or an affiliate of a broker-dealer.

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 200,000,000 shares of common stock, $0.001 par value, and 10,000,000 shares of preferred stock, $0.001 par value. As of June 30, 2007, 44,050,000 shares of our common stock were outstanding, and no shares of preferred stock were outstanding. Although we are a Nevada corporation, the rights of our stockholders could also, in certain circumstances, be governed by Section 2115(b) of the California Corporations Code. See the section entitled "Potential Applicability of Provisions of California Corporate Law."

COMMON STOCK

         The holders of common stock are entitled to one vote per share on each matter submitted to a vote of stockholders. In the event of liquidation, holders of common stock are entitled to share ratably in the distribution of assets remaining after payment of liabilities, if any. Holders of common stock have no cumulative voting rights and the holders of a majority of the outstanding shares have the ability to elect all of the directors. Holders of common stock have no preemptive or other rights to subscribe for shares. Holders of common stock are entitled to such dividends as may be declared by the board of directors out of funds legally available for dividends. The rights, preferences and privileges of holders of our common stock are subject to any series of preferred stock that we may issue in the future, as described below.

PREFERRED STOCK

         Our board of directors has the authority to issue preferred stock in one or more series and to fix the number, designation, power, preferences and relative, participating, optional and other rights, and the qualifications, limitations and restrictions thereof, if any, of any series of preferred stock, including, without limitation, the following, without any further vote or action by our stockholders:

         o the distinctive designation of, and the number of shares of, preferred stock which shall constitute the series, which number may be increased (except as otherwise fixed by the Board of Directors) or decreased (but not below the number of shares thereof then outstanding) from time to time by action of the Board of Directors;
         o the rate and times at which, and the terms and conditions upon which, dividends, if any, on shares of the series shall be paid, the extent of preferences or relations, if any, of such dividends to the dividends payable on any other class or classes of stock, or on any series of preferred stock or of any other class or classes of stock, and whether such dividends shall be cumulative or non-cumulative;
         o the right, if any, of the holders of shares of the series to convert the same into, or exchange the same for, shares of any other class or classes of stock, or of any series of preferred stock or of any other class or classes of stock, and the terms and conditions of such conversion or exchange;
         o whether shares of the series shall be subject to redemption, and the redemption price or prices including, without limitation, a redemption price or prices payable in shares of the common stock and the time or times at which, and the terms and conditions upon which, shares of the series may be redeemed;
         o the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up of the Company;
         o the terms of the sinking fund or redemption or purchase account, if any, to be provided for shares of the series; and
         o the voting power, if any, of the holders of shares of the series which may, without limiting the generality of the foregoing, include the right to more or less than one vote per share of any or all matters voted upon by the stockholders and the right to vote, as a series by itself or together with other series of preferred stock as a class, upon such matters, under such circumstances and upon such conditions as the Board of Directors may fix, including, without limitation, the right, voting as a series by itself or together with other series of preferred stock or together with all series of preferred stock as a class, to elect one or more directors in the event there shall have been a default in the payment of dividends on any one or more series of preferred stock or under such other circumstances and upon such condition as the Board may determine.

         The issuance of preferred stock by our Board of Directors could adversely affect the rights of holders of our common stock. The potential issuance of preferred stock may:

         o have the effect of delaying or preventing a change in control of the company;
         o discourage bids for the common stock at a premium over the market price of the common stock; and o adversely affect the market price of, and the voting and other rights of the holders of, our common stock.

COMBINATIONS WITH INTERESTED STOCKHOLDERS

         Sections 78.411 to 78.444 of the Nevada Revised Statutes contain provisions limiting business combinations between "resident domestic corporations" and "interested stockholders." These sections provide that the resident domestic corporation and the interested stockholder may not engage in specified business "combinations" for three years following the date the person became an interested stockholder unless the board of directors approved, before the person became an interested stockholder, either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder.

         These sections of Nevada corporate law also contain limitations on transactions entered into with the interested stockholder after the expiration of the three-year period following the date the person became an interested stockholder. Certain exceptions to these restrictions apply if specified criteria suggesting the fairness of a combination are satisfied. For purposes of these provisions, "resident domestic corporation" means a Nevada corporation that has 200 or more stockholders and "interested stockholder" means any person, other than the resident domestic corporation or its subsidiaries, who is:

         o the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the resident domestic corporation; or
         o an affiliate or associate of the resident domestic corporation and at any time within three years immediately before the date in question was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding shares of the resident domestic corporation.

Business combinations for this purpose include:

         o a merger or plan of share exchange between the resident domestic corporation or a subsidiary and the interested stockholder or, after the merger or exchange, an affiliate;
         o any sale, lease, mortgage or other disposition to the interested stockholder or an affiliate of assets of the corporation having a market value equal to 5% or more of the market value of the assets of the corporation, 5% or more of the outstanding shares of the corporation or 10% or more of the earning power or net income of the corporation;
         o specified transactions that result in the issuance or transfer of capital stock with a market value equal to 5% or more of the aggregate market value of all outstanding shares of capital stock of the corporation to the interested stockholder or an affiliate; and
         o certain other transactions that have the effect of increasing the proportion of the outstanding shares of any class or series of voting shares owned by the interested stockholder.

As permitted by governing law, our articles of incorporation contain provisions opting out of the applicability of Sections 78.411 to 78.444 of the Nevada Revised Statutes. As a result, unless and until such opt out provisions are eliminated from our articles of incorporation, these restrictions on business combinations with interested stockholders will not apply to the corporation.

ACQUISITION OF CONTROLLING INTEREST

         "Acquisition of controlling interest" provisions within Nevada corporate law include provisions restricting the voting rights of certain stockholders that acquire or offer to acquire ownership of a "controlling interest" in the outstanding voting stock of an "issuing corporation." For purposes of these provisions, a "controlling interest" means the ownership of outstanding voting stock sufficient to enable the acquiring person to exercise one-fifth or more but less than one-third, one-third or more but less than a majority, or a majority or more, of all voting power in the election of directors, and "issuing corporation" means a Nevada corporation which has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation, and which does business in Nevada directly or through an affiliated corporation. As permitted by these statutes, pursuant to a provision in our articles of incorporation, we have opted out of these "acquisition of controlling interest" provisions. As long as the opt-out provision in our articles of incorporation remains in effect on the tenth day following the acquisition of a controlling interest, or at any time we are not an "issuing corporation," the restrictions on voting rights will not apply to the Company.

POTENTIAL APPLICABILITY OF PROVISIONS OF CALIFORNIA CORPORATE LAW

         Although we are incorporated in Nevada, we may be subject to Section 2115(b) of the California Corporations Code, which imposes various requirements of California corporate law on non-California corporations if they have characteristics of ownership and operations indicating significant contacts with California. Public companies listed or qualified for trading on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market are generally exempt from Section 2115(b). However, because our securities are not listed or qualified for trading on such an exchange or market as of the date hereof, we may be subject to Section 2115(b). Among the key provisions of California corporate law that may apply to us are provisions granting stockholders the right to cumulate votes in the election of directors and provisions limiting the effectiveness of supermajority voting provisions for two years from the filing of the most recent charter amendment.

         In 1983, a California appellate court affirmed the enforceability of
Section 2115(b) with respect to a Utah corporation. In 2005, the Delaware Supreme Court held that Section 2115(b) violates the internal affairs doctrine and, as a result, is not enforceable against Delaware corporations. We are not aware of any reported cases in which a court has considered whether Section 2115(b) would apply to a Nevada corporation or attempting to resolve the apparent conflict between the Delaware Supreme Court and the California appellate court. As a result, where provisions of Nevada corporate law and provisions of California corporate law made applicable to us by Section 2115(b) conflict, we are uncertain which law would apply. With respect to conflicts between Nevada corporate law and provisions of California corporate law made applicable to us by Section 2115(b), we currently operate in accordance with Nevada corporate law and our articles of incorporation and bylaws.

TRANSFER AGENT AND REGISTRAR

         We currently act as transfer agent with respect to our common stock.

                            EXPERTS AND LEGAL MATTERS

         The consolidated financial statements of Smoky Market Foods, Inc. included in this prospectus have been audited by its independent auditors, as stated in their report, which is included herein, and has been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

         Certain legal matters related to the shares being offered hereby have been passed upon for us by Parr Waddoups Brown Gee & Loveless.


         Certain information about our industry has been included based upon information provided by Quantified Marketing Group, Inc.


              DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
                         FOR SECURITIES ACT LIABILITIES

         Our articles of incorporation provide that, to the fullest extent permitted by Nevada law, we shall indemnify our officers and directors. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         CERTAIN RELATIONSHIPS AND TRANSACTIONS AND CORPORATE GOVERNANCE

LICENSE AGREEMENT

         As of May 1, 2006, we entered into an exclusive license agreement with Smoky Systems, LLC, a Nevada limited liability company, that is managed by Edward C. Feintech, our Chairman, President and Chief Executive Officer. This license agreement was amended and restated on December 15, 2006. Under the license agreement, as amended, Smoky Systems has licensed to us (i) all of the recipes and processes underlying our proposed smoked food product line, (ii) all interests it has in trademarks related to "SMOKY MARKET," "SMOKE-BAKED," and other marks, and (iii) rights related to the design of restaurant-markets, kiosks, and other items. In exchange for the exclusive license, we issued to Smoky Systems 40,000,000 shares of common stock. Mr. Feintech owned 29.5% of Smoky Systems at the time we entered into such license agreement. The license agreement is effective for an initial term of ten years with four consecutive ten-year renewal periods renewable at the our option; provided, however, the license can be terminated by Smoky Systems for uncured material breach or in connection with a bankruptcy or similar insolvency event. In addition, if sales of licensed product during the fifth year of the term do not equal or exceed $30 million, Smoky Systems has the right to terminate the exclusivity of our license.

INFORMAL SUBLEASE

         Smoky Systems leases the wood-burning smoker-oven system used to produce Smoky Market brand foods pursuant to a lease dated June 17, 2004. The lease requires monthly payments of $1,455 per month for a five-year term expiring on May 17, 2009, after which it has the right to purchase the smoker-oven system for a purchase price of $1. We sublease the smoker-oven system under an oral sublease pursuant to which we pay all obligations of Smoky Systems under their lease. We expect to formalize our arrangement with Smoky Systems, including a right to exercise its buyout option, sometime during 2007.

ARRANGEMENTS WITH OFFICERS, DIRECTORS AND PROMOTERS

         Our directors have set the initial salary or consulting fee of certain of our officers as follows (in each case pending availability of capital):

                                                       BASE SALARY OR CONSULTING
            NAME                                       FEE PER ANNUM
            ----                                       -------------

            Edward C. Feintech, President & CEO        $175,000
            Toni L. Adams, Secretary                   $ 85,000
            Shane Campbell, CFO                        $ 65,000*
            Dennis Harrison, CIO                       $105,000*

         *Currently serving as a part-time consultant; salary is not being paid.

         During 2006, we granted 50,000 shares of our common stock to each of Edward C. Feintech, President, CEO, Chairman and promoter of our company; Toni
L. Adams, Secretary and Director of Operations; Dennis Harrison, Chief Information Officer; Shane Campbell, Chief Financial Officer; and to Scott L. Bargfrede and Daniel Brune, Directors, in exchange for an assignment of all intellectual property held by any of them related to our business.

         During 2006, we granted options to purchase the following number of shares of common stock to the following officers, directors and promoters, in each case with an exercise price of $0.10 per share, a term of seven years and vesting 25% on the last day of the calendar month in which the 12-month anniversary of the grant date occurs and vesting 1/48 each month thereafter until fully vested.

------------------------------------------ ---------------------------------
NAME OF OPTIONEE                                    NUMBER OF SHARES
------------------------------------------ ---------------------------------
Edward C. Feintech, President,                          325,000
CEO and Chairman
------------------------------------------ ---------------------------------
Dennis Harrison, CIO                                    487,500
------------------------------------------ ---------------------------------
Shane Campbell, CFO                                     162,500
------------------------------------------ ---------------------------------
Toni L. Adams, Secretary and                            162,500
Director of Operations
------------------------------------------ ---------------------------------
Scott L. Bargfrede, Director                            162,500
------------------------------------------ ---------------------------------
Daniel Brune, Director                                  162,500
------------------------------------------ ---------------------------------

         Certain officer, directors, promoter and affiliates purchased convertible notes, and received warrants, in our convertible note offering. The convertible notes and warrants were purchased on the same terms as offered to all participants in the offering. The principal amount of the convertible notes, and the number of warrants received in, by any participating officers, directors, promoters or affiliates are as follows:

-------------------------------------- --------------------------- ---------------------------
                                          PRINCIPAL AMOUNT OF
NAME OF PERSON                             CONVERTIBLE NOTES            NUMBER OF WARRANTS
-------------------------------------- --------------------------- ---------------------------
Edward C. Feintech, President,                    $25,000                     250,000
CEO and Chairman
-------------------------------------- --------------------------- ---------------------------
Toni L. Adams, Secretary and
Director of Operations                            $40,000                     400,000
-------------------------------------- --------------------------- ---------------------------
Daniel Brune, Director
(Brune Family Trust)                             $115,500                   1,155,000
-------------------------------------- --------------------------- ---------------------------
Scott L. Bargfrede, Director                      $15,000                     150,000

-------------------------------------- --------------------------- ---------------------------

         On May 10, 2007, we signed an employment agreement with Edward C. Feintech, our Chief Executive Officer, President, Chairman and promoter. The agreement is for a three-year term and calls for him to receive a minimum base salary of $175,000 per year. The employment agreement also grants to him: (i) a one-time stock issuance of 1,500,000 shares of common stock upon execution of the agreement; (ii) an award upon execution of the agreement of non-statutory stock options of 425,000 shares of common stock at an exercise price of $0.10 per share, which options vest 25% on May 31, 2007 and 1/48 each month thereafter until fully vested; and (iii) a bonus equal to an additional 1,000,000 shares of common stock upon the achievement of each incremental level of $50,000,000 in revenue, provided that cumulative net after-tax income is being maintained at a level not less than 7.5% on total revenue. Mr. Feintech is subject to noncompetition and nonsolicitation covenants during the term of the agreement and for 12 months thereafter, and he has agreed to standard invention assignment and confidentiality provisions.

         In addition, Mr. Feintech is entitled to receive, as severance and following the execution of a release of liabilities in favor of our company, (i) if the termination was by our company without cause or by him with good reason (except in connection with a change of control), base salary and medical benefits (plus any pro-rated bonus for which he otherwise qualified) for a period of 12-months following the termination, or (ii) if the termination was by our company without cause or by him with good reason and occurred 90-days prior to or within one year after a change of control, base salary and medical benefits for a period of 24-months following the termination and the acceleration of the vesting of any of the 425,000 options described above that have not yet vested. A change of control includes (a) any capital reorganization, reclassification of the capital stock of our company, consolidation or merger of our company with another corporation in which our company is not the survivor (other than a transaction effective solely for the purpose of changing the jurisdiction of incorporation of our company), (b) the sale, transfer or other disposition of all or substantially all of our company's assets to another entity, (c) the acquisition by a single person (or two or more persons acting as a group, as a group is defined for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than 40% of the outstanding shares of common stock of our company.

MAJORITY STOCKHOLDER

         Smoky Systems, LLC beneficially owns 91.01% of our common stock, and its manager is Edward C. Feintech, our President, CEO, the Chairman of our Board of Directors and a promoter. In addition, the following affiliates of our company own the following percentage of the outstanding equity interests of Smoky Systems:

---------------------------------------------- ---------------------------------
NAME OF PERSON                                         EQUITY INTEREST
---------------------------------------------- ---------------------------------
Edward C. Feintech, President,                               29.5%
CEO and Chairman
---------------------------------------------- ---------------------------------
Toni L. Adams, Secretary and                                 4.83%
Director of Operations
---------------------------------------------- ---------------------------------
Daniel Brune, Director                                           *
(Brune Family Trust)
---------------------------------------------- ---------------------------------
Scott L. Bargfrede, Director                                     *
---------------------------------------------- ---------------------------------
* Less than 1%

TRANSACTIONS WITH PROMOTERS

         Mr. Edward C. Feintech, our President, CEO, and the Chairman of our Board of Directors is considered to be a promoter of our company under governing SEC rules. Each in which Mr. Feintech, or any entities affiliated with Mr. Feintech, is described above. All such transactions have approved by our board of directors.


         Immediately following our organization, we entered into a license agreement with Smoky Systems, LLC, which is managed and 29.5% owned by Mr. Feintech, under which we issued to Smoky Systems 40 million shares of common stock exchange for the rights to use the recipes, smoker ovens and other key assets underlying our business. At the time, no other shares of common stock were outstanding; since whatever number of shares of common stock issued to Smoky Systems would represent 100% of the outstanding shares of capital stock, decisions with respect to the number of shares to be issued to Smoky Systems was made by the board of directors (consisting of Mr. Feintech and Scott L. Bargfrede at the time) based upon the projected capitalization of the company and market price for the common stock for and following various funding transactions set forth in our business plan. It was projected that Smoky Systems would own approximately 80% of the common stock following the purchase of approximately 10,000,000 shares by investors at an anticipated average market price of $0.50 per share.

         Because we have implemented our business plan, and raised capital, at a slower pace than expected, Smoky Systems is now expected to own a smaller percentage of the company than originally projected following the completion of funding transactions necessary to launch operations. In order to illustrate the potential ownership percentage of Smoky Systems in the future, set forth below is a summary of our projected capitalization based upon the sale of $5,000,000 in capital at various assumed average offering prices. We may be unable to raise the estimated $5,000,000 needed to complete our initial build out and may need additional funds to complete that build out or to address other startup needs. We can not determine the actual price at which shares or other equity instruments will be offered or sold and expect that they will be sold at varying prices at different times, as the value of our common stock increases or decreases over time.

ASSUMED AVERAGE PRICE PER
SHARE OFFERED                           $0.10        $0.15        $0.25        $0.35       $0.50        $0.75        $1.00

Common Stock Outstanding           41,800,000   41,800,000   41,800,000   41,800,000  41,800,000   41,800,000   41,800,000

Shares Issuable With Respect
to Convertible Notes and
Warrants                           18,270,537   18,270,537   18,270,537   18,270,537  18,270,537   18,270,537   18,270,537

Outstanding Stock Options           1,887,500    1,887,500    1,887,500    1,887,500   1,887,500    1,887,500    1,887,500

SHARES SOLD TO RAISE
$5,000,000 AT ASSUMED PRICE        50,000,000   33,333,333   20,000,000   14,285,714  10,000,000    6,666,667    5,000,000

TOTAL SHARES OUTSTANDING          111,958,037   95,291,370   81,958,037   76,243,751  71,958,037   68,624,704   66,958,037
--------------------------------------------------------------------------------------------------------------------------

Smoky Systems LLC
(percentage ownership)                 35.73%       41.98%       48.81%       52.46%      55.59%       58.29%       59.74%

INDEPENDENCE OF BOARD OF DIRECTORS AND COMMITTEES

         Our Board of Directors currently consists of Edward C. Feintech, Chairman and Chief Executive Officer, Scott L. Bargfrede and Daniel L. Brune. The Board of Directors has determined that each of Messrs. Bargfrede and Brune are independent, using the standards of independence applicable to companies listed on the NASDAQ Stock Market. We do not presently have a standing audit committee, nominating committee, or compensation committee, and we do not have a charter for any such committees. Our entire Board of Directors performs the functions generally preformed by such committees. Mr. Brune is independent using the standards of the NASDAQ Stock Market applicable to such committees. Mr. Bargfrede is independent using the standards of the NASDAQ Stock Market applicable to compensation and nominating committee but may not be independent for purposes of applicable audit committee standards because of the financial relationship disclosed below.

         Mr. Bargfrede has been the President and CEO of First American Bank in Webster City, Iowa since October 18, 1999. First American Bank is our company's primary bank.


                             DESCRIPTION OF BUSINESS

OVERVIEW

         ORGANIZATION & BUSINESS MODEL

         Smoky Market Foods, Inc. is a Nevada corporation incorporated in April 2006, with its principal office at 804 Estates Dr., Suite 100, Aptos, CA 95003. Our telephone number is (866) 851-7787. We are a development stage company that is in the process of securing capital to start-up revenue-producing operations.


         We plan to produce and sell real wood-smoked meat and fish under the Smoky Market brand. We plan to sell a selection of the smoked foods through development of a national chain of Smoky Market restaurant-markets. We also plan to test a smaller self-contained kiosk in high-traffic, complimentary food chains and other venues under co-branding relationships. We will produce principal menu items in bulk at a centralized location. We expect to be able to deliver food of consistent size, taste and quality without the need to construct expensive ovens or to train skilled cooks at numerous location. We believe this will permit our development of a nation-wide brand and reputation, while keeping our in-store costs down.

         In addition to offering our food in restaurants of various sizes, we plan to offer the complete Smoky Market menu line on the Internet at www.smokymarket.com. Our principal marketing strategies for Internet sales include the creation of revenue-share affiliations with large Internet retailing companies and the placement of an Internet order station at each of the Smoky Markets. As of the date hereof, we have not entered any agreements with any such large Internet retailing companies.

         As further explained throughout this prospectus, we have developed the core smoked-meat recipes for our proposed business, entered into an agreement with a commercial smokehouse at which we have placed a proprietary oven capable of producing approximately 100,000 pounds of smoked meat per month, tested the re-heating process for our stores and kiosks and completed exterior concept designs for our proposed stores and kiosks. We do not have any stores or kiosks in service, have not commenced acquisition or leasing of properties or any construction or remodeling and have not completed recipes for all side dishes and additional items we expect to serve at our stores and kiosks. We have also launched our Internet website at www.smokymarket.com, and our products are currently available for sale through the website.

         Subject to the availability of capital and our ability to identify and acquire rights to suitable locations, we plan to open five Smoky Market stores to serve as pilot outlets for foodservice development and training practices during 2007 and 2008, at least one is expected to be in Northern California where we previously tested our reheating process. Our test-run in Northern California has been our only revenue-generating operation to date. Although no contractual commitments have been made, we have had discussions with private investors and expect to raise required capital through additional private offerings exempt from registration following effectiveness of the registration statement of which this prospectus is a part.


         MARKET OPPORTUNITY

         WOOD-SMOKED BARBEQUE RESTAURANT-MARKETS


         This food industry segment has grown rapidly in terms of new concepts entering the restaurant marketplace and the expansion of franchised store openings. And yet, unlike other popular restaurant categories, research by our marketing agency, Quantified Marketing Group, Inc., or QMG, indicates that the smoked barbeque restaurant segment has no clearly-branded national market leader.

         We believe that there is no clearly-branded national chain in the smoked-barbeque restaurant market in part because barbeque remains highly regionalized, with respective regions having demographic preferences for barbeque flavor, and that quality consistency within chain brands is a serious obstacle. For example, a barbeque sauce flavor popular in the Carolina region may not be acceptable in the mid-western region. Generally, the labor and material cost to create a national smoked barbeque chain that could accommodate these regionally varied tastes would be cost-prohibitive; however, a few barbeque chains have succeeded at very limited penetration in multi-regions. Where foodservice categories like pizza, chicken, Mexican, Chinese, and burgers have total chain brand units numbering into the thousands, the largest barbeque restaurant chain in the country, Sonny's Barbeque, has approximately 150 stores.


         CO-BRANDING RELATIONSHIPS

         We also plan to test a smaller self-contained kiosk in high-traffic, complimentary food chains and other venues under co-branding relationships. We believe that our plan to forge co-brand foodservice affiliations with selected restaurant chains will be well-received and enable the creation of mutually beneficial relationships. According to our estimates, for each co-branded store, we would be required to supply a complete marketing collateral package of print materials, a menu board, take-out packaging, special ovens with stainless-steel prep station, and an initial opening inventory of menu item product. We estimate that this will cost $35,000 per store (which investment would be our responsibility). In return, we hope to gain customer exposure for the Smoky Market brand, and generate revenue and profit from our respective portion of the sales of menu system items made by each chain venue host. Because we will pay start up costs associated with the each foodservice station, the host store will not be required to make any investment and have virtually no risk. The chain venue host will enjoy added daily revenue from menu systems sales of a specialty smoked-meat foodservice system, which is oriented specifically toward increasing dinner time (after 4pm) customer traffic and sales, and catering income potential. We have not yet entered into any agreements with respect to co-branding relationships and can provide no assurance that we will locate a suitable chain willing to enter into such agreements on suitable terms.

         RETAIL PACKAGED SMOKED FOODS

         The marketplace for commercially prepared smoked meat (bacon, ham, sausage, ribs, etc.) and fish (salmon, trout) has existed for years, but we believe there is a problem with the market direction of these specialty food products. Our sampling of food labels of numerous commercially smoked meat and fish suggests that such products are frequently made with the use of chemical preservatives, along with injected or brine solutions containing high levels of sugar, sodium and liquid smoke.

         We believe this processing style is incongruent with current consumer demand among certain segments for healthier meal options and for foods with fewer preservatives and trans-fats, and that the trends toward greater nutritional value, higher food quality, and of course, convenience will continue in the prepared food segment. We propose to introduce packaged meats that deliver authentic wood-smoked food prepared by wood-smoking technique without the use of sodium, sugar, and chemical preservatives.

MARKETING & OPERATIONS

         To create a distribution channel for our smoked food products, we have developed a plan of marketing and operation that we believe will permit us to overcome obstacles faced by existing competitors in the barbecue restaurant and retail packaged food market segments:

              o We plan to roll out Smoky Market restaurant-markets that operate in leased spaces of shopping centers, pre-fabricated modular buildings and in self-contained modular kiosks when designing is completed and financing is in place.

              o We plan to install our Smoky Market foodservice menu systems into existing restaurant chains that will operate as co-brand businesses.

              o We plan to sell packaged products from our menu line over the Internet. Our Internet strategy focuses on our Internet website (www.smokymarket.com) and, more importantly, the creation of operating and marketing affiliations with existing Internet websites that offer a wide range of products and services.

         SMOKY MARKET RESTAURANT-MARKETS

         The Smoky Market "restaurant-market" concept falls under the category of fast-casual, a new and fast-growing segments in the restaurant industry. We are proposing to introduce restaurants that feature a rustic, old-style - but sophisticated -motif of warm, light-colored wood with an inviting decor and that are designed to accommodate a full-service restaurant operation, seating 40 to 90 customers.

         We also plan to have each Smoky Market restaurant-market include a featured refrigerated display case of smoked meat and fish available for take-out, a frozen display area containing a selection of the brand's retail packaged items, including entrees, finger-foods, and recipe dish items, and an Internet ordering station.

         We expect that a distinguishing feature of each Smoky Market restaurant-market will be the absence (or near absence) of handling or cooking of raw meat-product on site; we expect that the entire menu of entree items will be fully cooked and portion-packaged for quick and easy heating. We expect this to enhance quality and consistency, since all food will be prepared at a single location, and decrease the importance of hiring well-trained staff, since in-store preparation procedures will be quite simple.

         The principal heating equipment for all menu items to be served hot will be special TurboChef(R) ovens. The TurboChef(R) ovens require no exhaust hood system, which substantially reduces typical investment costs, and the speed of their heating application will enable Smoky Market entrees to be served as if the restaurant-market were a quick-service business. The entire preparation process for a Smoky Market meal will require only minutes to heat for serving. The unique heating technology of TurboChef(R) ovens enables high-speed, freshly prepared quality by using a patented system of infrared and impinged air velocity.

         INTERNET MARKETING OPERATIONS

         While the Smoky Market stores are being opened, we plan to initiate a limited scope of operation to develop Internet marketing operations with eCommerce affiliates that are large Internet retail companies with substantial numbers of customer visits and with certain consumer goods organizations such as the RV industry. If we are able to enter into relationships with suitable eCommerce companies and consumer goods organizations, we will be required to pay varying amounts of fees and commissions to these companies in return for ad space on their home pages and links to the Smoky Market web site for on-line ordering of Smoky Market foods.

         GROWTH PLAN

         Subject to the availability of capital and our ability to identify and acquire rights to suitable locations, we plan to open five Smoky Market stores to serve as pilot outlets for foodservice development and training practices during 2007 and 2008, at least one is expected to be in Northern California where the Company tested the TurboChef(R) ovens. Decisions with respect to future expansion, including whether stores will be company-owned, franchised or otherwise, will be made based upon our experience with our initial stores.

         DESIGN, MARKETING, HUMAN RESOURCES AND OPERATIONS ASSISTANCE

         We engaged Quantified Marketing Group, Inc., whose Founder and CEO is Aaron Allen, an expert in the foodservice industry who has developed and expanded the operations of some of the best-known restaurant companies, both domestically and internationally (see www.quantifiedmarketing.com for a list of clients). Based in Central Florida, QMG is among the country's largest full-service strategic marketing and Public Relations firms and is focused exclusively on the restaurant industry. We initially engaged QMG to assist with the design of our restaurant-market buildings and a formal business. As we roll out our business plan, we expect to engage QMG to assist in our deployment of a program for recruiting local management, and the development and execution of operating and marketing plans to launch and grow the Smoky Markets restaurant-market chain on a national scale. We have not entered into a written agreement with QMG with respect to any future services; based on our discussion with QMG, we expect that QMG would be willing to enter into such an agreement and provide requested services following our raising of sufficient capital to open our initial Smoky Market stores and commence operations.

FOOD PRODUCTION & DISTRIBUTION

         PROPRIETARY SMOKING TECHNOLOGY


         The wood-burning smoker-oven system used to produce Smoky Market brand foods Smoke-BakesTM meat and fish by a smoke-heat-vapor that is generated by the slow burning of freshly cut hickory and apple timber, after which the fully-cooked smoked foods are portion-cut and vacuum-packaged for freshness. The smoke-heat-vapor infuses the meat and fish with an authentic smoked taste. No additives (water, sugar, high amounts of sodium, liquid smoke, etc.) and no preservatives are used in the process; only garlic, natural spices, and very little sea salt are applied as seasoning.

USDA - INSPECT MEAT PRODUCTION AND AVAILABILITY OF RAW MATERIALS

         We presently outsource, and for the foreseeable future, expect to continue to outsource, our commercial smoked food processing to Specialty Foods. Specialty Foods is a USDA-approved contract food processing company located in Webster City, Iowa. Specialty Foods operates an 80,000 square foot processing facility, which sits on 10 acres of family-owned land and is responsible for our food production and distribution requirements.


         In order to establish production capacity and complete the development of our smoked food products, we entered into an Amended and Restated Processing Agreement dated July 1, 2006 with Specialty Foods. Pursuant to the processing agreement, Specialty Foods has agreed to process the smoked meats for our business in return for a processing fee equal to its actual costs of production, including allocable overhead, plus a fixed fee designed to give Specialty Foods a net profit of not less than $35,000 per month from the operation of two 10-hour shifts of processing for us. The agreement is based upon a single oven capable of producing at least 100,000 pounds of smoked meat per month or more depending upon the production item mix. The term of the agreement is ten years, with an option to extend the agreement for an additional 10-year period (subject to early termination in the event of default).


         As we expand and need to add additional smoker ovens, we will be required to expand our relationship with Specialty Foods (or other processors) on such terms as are mutually agreed upon by the parties. Considering the size of Specialty Food's surrounding 10 acre area, we believe that it would be in a position to expand production if we provided financial assistance.


         With respect to fish and other raw materials used to make our products, we do not have any fixed supply agreements and will be required to pay wholesale market prices. Market prices for fish and other food items are subject to constant fluctuation and frequent shortages of item availability. We expect that as our production expands, we or Specialty Foods will be able to obtain discounts from prevailing market prices for fish and other food items based upon large volume purchasing. Our custom oven installed at Specialty Foods is capable of producing 100,000 pounds of smoked meat per month, assuming two 10-hour shifts per day.


         CO-PACK PRODUCTION

         We plan to use co-packing affiliates to produce a selection of specialty gourmet items, including one-dish meals of smoked meat/fish pasta, casseroles, quiches, and pizzas.

         We have not entered into agreements with any co-packing facilities but have entered into discussions with several and believe that suitable arrangements can be reached when we commence operations. As we expand, our plan is to cause Specialty Foods to bulk-ship smoked meat and fish ingredients to the co-packers. There, the various menu items will be packaged, and shipped to our planned regional distribution centers.

         PROCESS & PRICE VALUE

         Our wood-smoking process is expensive. Costs include obtaining freshly cut timber, smoking labor, and having to absorb a 25% to 30% cook shrinkage loss in the process. Consequently, Smoky Market brand smoked foods cost more to produce and have higher price points than many competing smoked food products. However, the existence of a market for higher-priced organic foods and other prepared foods that are proposed as 100% natural, low-sodium and/or free of additives suggests that customers will pay slightly more for products they know to be premium quality, especially prepared foods that are natural, tasty, and convenient. Based upon our review of the nutritional labels of our competitors, we believe that the absence of any preservatives, brining solutions, liquid smoke and similar additives in Smoky Market brand smoked meats foods distinguishes our product from smoked meat products currently on the market.

         DISTRIBUTION

         To support our Internet marketing operations, we plan to have Specialty Foods produce and ship processed inventory directly to an eCommerce fulfillment contractor for shipment of orders by customers buying on-line. When orders are placed either at our website or through an affiliate link, the order will be electronically transmitted to our fulfillment contractor for shipment of the order. Our direct involvement would be limited. We have not entered into agreements with any fulfillment contractor but have entered into discussions with several and believe that suitable arrangements can be reached as the need arises.

         SMOKED FOOD PRODUCTS

         We now offer the following products:

         ENTREE ITEMS (Individual serving portions that are ready to "heat'n eat")

         o    Pork Loin Baby Back Ribs
         o    Pork Country-Style Ribs
         o    Pork Loin Chop
         o    Carved Boneless Chicken Breast
         o    Jumbo Chicken Thigh
         o    Cornish Game Hen
         o    Turkey Breast, Thigh & Leg
         o    Rack Of Lamb & Lamb Chops
         o    Duck
         o    Salmon & Trout

         SLICED, PULLED OR CUT SMOKED FOODS (Sliced, pulled or cut from the bone and packaged in portion servings for sandwiches, or to add to salads, tacos, casseroles & soups)

         o    Beef Sirloin Tri-Tip
         o    Beef Brisket
         o    Corned Beef Brisket
         o    Pork Loin Roast
         o    Pork Shoulder
         o    Boneless Pork Leg
         o    Carved Chicken Strips
         o    Turkey Breast

         SMOKED FINGER FOODS (Delicate smoky treats for snacking fun & entertainment)

         o    Beef & Pork Meatballs
         o    Pork Country Rib Strips
         o    Pork Ribletts
         o    Carved Chicken Strips
         o    Chicken Drummies (Regular & Teriyaki)
         o    Lamb Ribletts Teriyaki

         SIDE ORDER FOODS (Portioned in family-pack servings)

         o    Hickory Smoke-BakedTM Beans
         o    Sweet Butter-Creamed Corn
         o    Creamy-Garlic Coleslaw Dressing & Veggie Dip
         o    Southern-Style Barbecue Dipping Sauce
         o    Cornbread Muffins

         Our Smoky Market restaurant-markets and kiosks will feature a selection of the items listed above and include sandwiches, quesadillas, quiches and recipe dishes. Items will be available for menu foodservice and for packaged sales. The complete line of our smoked foods, as developed, will be available for purchase from our Internet website at www.smokymarket.com.

COMPETITION

         Generally, most barbeque restaurants use burning wood in a barbeque pit or smoker to cook their meat, which does yield a natural, penetrating smoky flavor to varying degrees, depending on smoking technique and wood quality. The moisture content of the smoked meats will also vary from concept to concept, and even from unit to unit within the same concept brand, depending on a number of variables. For these reasons, the vast majority of barbeque restaurants have remained single to small multi-unit concepts, and the largest barbecue chain in the country, Sonny's Barbeque, has only 150 stores. However, more barbeque concepts are opening, and we believe that existing concepts are planning aggressive expansions as they acquire improved smoking equipment and devise improved foodservice systems.

         We will be competing principally in the retail packaged food industry and in the fast-casual and quick-service segment of the restaurant industry. In the retail packaged food segment, we expect that our principal competitors will include well known retails chains such as Costco Club Stores, specialty foods stores such as Barney Greengrass or Dean & DeLuca, commercial smokehouses, and numerous other packaged food enterprises. We expect to compete based upon quality, flavor, healthfulness, variety and price. As a new entrant into the market, we are uncertain how we will compare to our competitors on most of those factors, but expect that our additive-free naturally-smoked foods will compete in terms of quality, flavor and healthfulness. As a new market entrant, our variety is limited, and we expect that our price will be below that of specialty stores and Internet sellers, but above that of major retail chains.

         The fast-casual segment of the restaurant industry is characterized by a large number of participants, both individual stores and large chains, and is extremely competitive. Because of the localized nature of the business, we will be competing with different restaurants in each geographic market. We expect to compete based upon quality of food and service, ambience, flavor, variety and price. As a new entrant into the market, we are uncertain how we will compare to our competitors on most of those factors. Many of our existing and potential competitors have longer operating histories, a large existing customer base, greater financial strength, and more recognized brands than we do. These competitors may be able to attract and retain customers more easily because of their brand names and their larger marketing budgets and sales forces. Our larger competitors can also devote substantially more resources to product development and may adopt more aggressive pricing policies.

INTELLECTUAL PROPERTY

         We do not own any intellectual property that is material to our business.

         We license the recipes for substantially all of our products, certain trademarks and tradenames, including Smoky Market(R) and Smoke-Baked(TM), and design features related to the ovens used for smoking our products from Smoky Systems, LLC, pursuant to an exclusive license agreement. Under the license agreement, we issued Smoky Systems 40,000,000 shares of our common stock as consideration for the licensed rights. The license agreement is for a fixed term of 10 years, with renewal options for four additional 10-year terms, but is terminable 90 days following breach or in connection with a bankruptcy or similar event. In addition, our license to such rights ceases to be exclusive if our annual revenues from licensed products does not equal or exceed $30 million by 2011.

         Neither we nor Smoky Systems have registered any patents or copyrights.

         We have a policy of entering into confidentiality, work for hire, and non-disclosure agreements with our employees and contractors. These agreements and our policies are intended to protect our intellectual property, but we cannot assure that these agreements or the other steps we have taken to protect our intellectual property will be sufficient to prevent theft, unauthorized use or adverse infringement claims. We also are exploring the registration of certain trademarks and other rights; however, our ability to protect the key recipes and design rights at the core of our business is limited.

GOVERNMENT REGULATION

         As a distributor of food products and planned restaurant operator, we are subject to regulation by the U.S. Food and Drug Administration, or FDA, the USDA, and to licensing and regulation by state and local health, sanitation, building, zoning, safety, fire and other authorities. In addition, the operations of our food processor are subject to regulation under the Federal Food, Drug and Cosmetic Act, the Federal Meat Inspection Act, the Poultry Products Inspection Act, the Perishable Agricultural Commodities Act, the Nutrition Labeling and Education Act of 1990, and the rules issued under these laws. The FDA regulates standards of identity for specified foods and prescribes the format and content of information on food product labels. The USDA imposes standards for product quality and sanitation including the inspection, labeling and compliance of meat and poultry products and the grading and commercial acceptance of shipments from our suppliers.

         Costs of compliance with such laws and regulations are presently insignificant. If we or our food processor were to be found to be out of compliance with such laws, particularly those related to the production, labeling and handling of food, we could be subject to significant fines and forced to discontinue our operations until all material violations were addressed. Were our relationship with our food processor to terminate, we would have to find another USDA-approved meat processor or qualify as such ourselves. There are a limited number of USDA-approved meat processors and barriers to entry are significant (with an estimated cost of not less than $2 million dollars and required time of one year).

RESEARCH AND DEVELOPMENT

         We are recently formed and do not have any historical research and development expenses. We plan to add products to our lines as our business develops and expect that research, developing and testing of new or improved recipes and products will be an ongoing part of our business.

ENVIRONMENTAL LAWS

         We are not required to obtain any environmental permits and do not use any hazardous materials in connection with the operation of our business. Accordingly, we have not incurred, and do not expect to incur, any material expenses associated with environmental compliance.

EMPLOYEES

         As of May 1, 2007, we had had a total of two paid fulltime employees and one part-time employee, which includes two executives (Edward C. Feintech and Toni L. Adams), and a customer service/warehouse representative. We also have two executives, our Chief Financial Officer and our Chief Information Officer, providing services on a part time basis as consultants. Additional executive and senior management employees will be added as our financial situation permits.

                             DESCRIPTION OF PROPERTY

         We do not currently have fee ownership of any property. We lease a 5,000 square foot warehouse and office located in Aptos, California. The term of the lease is month-to-month and our monthly rent under the lease is $2,800. We use office and cold storage warehouse space in the facility of Specialty Foods for free. We have no lease with respect to such space, and our informal arrangement could be terminated at any time. When and if financing is secured and formal operations begin, we expect to formalize our arrangements with Specialty Foods and begin paying rent.

         Subject to the availability of capital, we intend to enter into leases for cold storage and warehouse fulfillment of our Internet orders and for additional office space in northern California and in Georgia.

            MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION


         This section may include projections and other forward-looking statements regarding management's expectations regarding our performance. You should not place undue reliance on such projections and forward looking statements, and, when considering such projections and forward-looking statements, you should keep in mind the risk factors noted throughout this Form SB-2. You should also keep in mind that all projections and forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. See "Risk Factors" beginning on page 7.


         FOR PERIODS AFTER AUGUST 14, 2007, WE PLAN TO FILE A PROSPECTUS SUPPLEMENT TO THIS PROSPECTUS OR, IF REQUIRED, A POST-EFFECTIVE AMENDMENT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART CONTAINING, AMONG OTHER THINGS, FINANCIAL INFORMATION AND MANAGEMENT'S DISCUSSION AND ANALYSIS FROM THE MOST RECENT QUARTER. YOU ARE ADVISED TO REFER TO OUR MOST RECENT PROSPECTUS SUPPLEMENT FOR UPDATED FINANCIAL AND OTHER INFORMATION.

GENERAL BUSINESS MODEL AND EXPANSION

         We plan to produce and sell real wood-smoked meat and fish under the Smoky Market brand. We plan to sell a selection of the smoked foods through development of a national chain of Smoky Market restaurant-market stores. We also plan to test a smaller self-contained kiosk in high-traffic, complimentary food chains and other venues under co-branding relationships. We will produce principal menu items in bulk at a centralized location. We expect to be able to deliver food of consistent size, taste and quality without the need to construct expensive ovens or to train skilled cooks at numerous location. We believe this will permit our development of a nation-wide brand and reputation, while keeping our in-store costs down.

         In addition to offering our food in restaurant-markets of various sizes, we plan to offer the complete Smoky Market menu line on the Internet at www.smokymarket.com. Our principal marketing strategies for Internet sales include the creation of revenue-share affiliations with large Internet retailing companies and the placement of an Internet order station at each of the Smoky Markets.

STATUS OF DEVELOPMENT

         As further explained throughout this prospectus, we have developed the core smoked-meat recipes for our proposed business, entered into an agreement with a commercial smokehouse at which we have placed a proprietary oven capable of producing approximately 100,000 pounds of smoked meat per month, tested the re-heating process for our stores and kiosks and completed exterior concept designs for our proposed stores and kiosks. We do not have any stores or kiosks in service, have not commenced acquisition or leasing of properties or any construction or remodeling and have not completed recipes for all side dishes and additional items we expect to serve at our stores and kiosks. We have also launched our Internet website at www.smokymarket.com but have not commenced related marketing efforts.

         Subject to the availability of capital and our ability to identify and acquire rights to suitable locations, we plan to open five Smoky Market stores to serve as pilot outlets for foodservice development and training practices during 2007 and 2008, at least one is expected to be in Northern California where we previously tested our reheating process.

TWELVE-MONTH PLAN OF OPERATION


         FINANCING. As of June 30, 2007, we had cash and cash equivalents of approximately $75,840 which includes amounts received from the issuance of convertible promissory notes and warrants to purchase common stock issued through that date. We believe that this cash is sufficient to fund our basic expenses and related financing costs through September 2007. In order to launch our Internet and foodservice operations, we will first need to raise capital. We believe that raising capital will be easier at such time as there is a market for our common stock. To that end, we have caused a market maker to submit an application to the NASD requesting a trading symbol for our common stock and the right to make a market in our common stock. The application is in the late stages of NASD review and is expected to become effective at the time, or shortly after, the registration statement of which this prospectus is a part becomes effective. For information on the amount of our capital we believe that we need and the status of our capital raising efforts, see "Liquidity and Capital Resources" immediately below.


         RESEARCH AND DEVELOPMENT. We have developed sufficient smoked meat offerings in order to be able to open our Smoky market restaurant-markets, kiosks and Internet website. We have not, however, developed, side dishes to accompany our meats at restaurants or kiosks. To develop recipes and processes for side dishes, we will be required to rely on the experience of our CEO, Edward C. Feintech, who has experience in operating smoked-food restaurant, and third parties that assist in the development and packaging of side dishes. We have not entered into relationships with such third parties and expect to begin negotiations as capital is available.

         We also expect to engage QMG to assist in our deployment of a program for completion of the interior design of Smoky Market restaurants, recruiting of local management, and the development and the execution of definitive operating and marketing plans. We have not entered into a written agreement with QMG with respect to any future services; based upon ongoing discussions, we expect that QMG would be willing to enter into such an agreement and provide requested services upon our raising of sufficient capital to open our initial Smoky Market restaurant-markets and commence operations.

         LOCATIONS, EQUIPMENT AND RELATED ITEMS. We have developed and installed with Specialty Foods a custom smoking oven that has the capacity to supply smoked meat for our business during the initial twelve months. In order to supply side dishes for our restaurant-markets, kiosks and Internet website, we will need to purchase, or enter into relationships with businesses that have, equipment necessary to produce side dishes. We will also need to lease or purchase property for our initial Smoky Market restaurant-markets and enter into contracts for the construction or remodeling of restaurant-market space. We have not commenced that process but believe that, if we have capital, we will be able to enter into suitable lease or purchase arrangements for real property and locate suitable contractors for construction and remodeling efforts.

         ADDITIONAL DEVELOPMENT STEPS. Additional development steps for the next twelve months include the following:

         o Negotiate agreements with potential host venues for inside placement of our modular kiosks;

         o Hire and train managers and staff for each restaurant-market or kiosk location and for our Internet website operations;

         o Enter into professional service arrangements for such tasks as commercial real estate selection, advertising and public relations, personnel and operating systems development and strategic planning, packing and distribution of food and fulfillment of Internet orders; and

         o Identify and enter into agreement with eCommerce companies in order to advertise and increase visits to our Internet website.

EMPLOYEES

         Execution of our business plan as set forth above would, we believe, require the hiring of approximately 30 people over the next three years to staff our corporate management team, our regional offices and those responsible for overseeing the process of procuring real estate (fee simple or lease) and arranging for the construction or placements of our Smoky Market outlets, and the hiring of initial management. This number excludes management and staffing at the Smoky Market restaurant-markets and kiosks. The actual number of employees we will hire in the next 12 months depends upon our success in obtaining capital and how rapidly we can expand our operations.

LIQUIDITY AND CAPITAL RESOURCES


          As of June 30, 2007, we had cash and cash equivalents of approximately $75,840, which includes amounts received from the issuance of convertible promissory notes and warrants to purchase common stock issued prior to that date. We believe that this cash is sufficient to fund our basic expenses and related financing costs through September 2007. To continue operations beyond that date and to finance the launch of Internet and foodservice operations, we will be required to raise additional capital, which we expect to raise through the issuance of debt, equity securities and/or warrants. We believe that a minimum of approximately $1.5 million of financing would be required to commence our business plan and begin to generate revenue. We believe that it will require a minimum of $5 million of additional financing in order to execute the expansion phase of our business plan as proposed during the next twelve months. Our need for additional financing after the next twelve months will depend upon our ability to expand revenues and operations in accordance with our plan.


          We do not presently have commitments to provide financing. We are in discussions with various potential investors regarding private financings and are evaluating a placement agent-assisted private offering. In light of our absence of revenue and the early stage of development of our business plan, it is uncertain that we will be able to raise significant capital through the sale of our securities, and it is unlikely that we would qualify for commercial debt financing. If we are unable to obtain additional equity financing, we will be forced to significantly curtail our operations and proposed expansion, and our ability to continue as a going concern will be uncertain.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
                        MARKET PRICE OF OUR COMMON STOCK

         Smoky Market Foods, Inc. was formed in April 2006, and we are aware of no market for our common stock. The purchase price at which we last sold shares of our common stock in privately negotiated transactions was $0.10 per share (representing the conversion rate of a convertible promissory note).

OUTSTANDING SHARES, OPTIONS, WARRANTS AND CONVERTIBLE SECURITIES

         As of June 30, 2007, there were 44,050,000 shares of our common stock outstanding held by approximately thirteen holders of record. In addition, there were, as of June 30, 2007, 1,887,500 shares of common stock authorized for issuance upon the exercise of outstanding options granted pursuant to our stock incentive plan, 4,612,500 shares of common stock reserved for the future grant of stock options under that plan, 8,226,475 shares of common stock issuable upon the conversion of convertible notes payable (with interest accrued through May 31, 2007) and 7,861,000 shares of common stock subject to outstanding warrants to purchase common stock.

COMMON STOCK OUTSTANDING AND AVAILABLE FOR FUTURE SALE

         Of our outstanding shares of common stock, all are "restricted securities," as defined in Rule 144 promulgated under the Securities Act, and may be sold in the public market only if registered under the Securities Act or if they qualify for an exemption from registration, including an exemption under Rule 144. The holding period for such restricted shares began to run no earlier than April 30, 2006.

         In general under Rule 144, a person, including an affiliate of an issuer, who has beneficially owned restricted shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of one percent of the then outstanding shares of common stock (no shares of common stock as of the date hereof) or the average weekly trading volume of the common stock during the four calendar weeks preceding the sale. Sales under Rule 144 are subject to manner-of-sale restrictions, notice requirements and the availability of current public information about us. Rule 144(k) provides that a person who is not an affiliate of the issuer at any time during the three months preceding a sale and who has beneficially owned shares for at least two years is entitled to sell those shares at any time without compliance with the public information, volume limitation, manner of sale and notice provisions of Rule 144.

REGISTRATION RIGHTS

         In the agreements related to our offer and sale of up to $1,000,000 of promissory notes convertible at a conversion rate of $0.10 per share and warrants to purchase 10,000,000 shares of common stock, we have agreed that, within ninety (90) days of the effectiveness of our registration under the Securities Exchange Act of 1934, we will prepare and file with the SEC one Registration Statement registering the resale of the common stock issuable upon conversion of such notes and exercise of such warrants. The Registration Statement on Form SB-2 of which this prospectus is a part is intended to satisfy this obligation.

DIVIDENDS

         We have never declared or paid cash dividends on our shares of common stock. We currently intend to retain future earnings for use in our business and, therefore, do not anticipate paying any dividends on our shares of common stock in the foreseeable future.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

         Set forth below is certain information about the number of shares of our common stock subject to options, warrants and other rights granted, or that may be granted, under our equity compensation plans as of December 31, 2006. The equity compensation plan that has been approved by security holders is our 2006 Stock Incentive Plan. We have no equity compensation plans that have not been approved by security holders.

                                                EQUITY COMPENSATION PLAN INFORMATION

------------------------------------------------------------------------------------------------------------------------------------
                                                                                                         Number of securities
                                   Number of securities to be                                      remaining available for future
                                      issued upon exercise             Weighted-average                  issuance under equity
                                         of outstanding                exercise price of                   compensation plans
                                        options, warrants             outstanding options,         (excluding securities reflected
           Plan category                    and rights                warrants and rights                   in column (a))
------------------------------------------------------------------------------------------------------------------------------------
                                               (a)                           (b)                                 (c)
------------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans
approved by security holders                1,887,500                       $0.10                             4,612,500
------------------------------------------------------------------------------------------------------------------------------------
Equity compensation plans not
approved by security holders                 None                           None                                None
------------------------------------------------------------------------------------------------------------------------------------
                         Total              1,887,500                       $0.10                             4,612,500
------------------------------------------------------------------------------------------------------------------------------------


                                                                 46

                             EXECUTIVE COMPENSATION

         Summary Compensation Table. The following table sets forth the total compensation of each named executive officer during the period from inception through December 31, 2006. No officer or employee of the Company received compensation in excess of $100,000 during the period from inception through December 31, 2006.

------------- --------- -------- -------- ------------- ---------- ------------- -------------- ------------ ---------
  Name and      Year     Salary   Bonus   Stock Awards    Option    Non-Equity    Nonqualified    All Other    Total
 Principal                ($)      ($)        ($)         Awards    Incentive       Deferred    Compensation    ($)
  Position                                                 ($)         Plan       Compensation      ($)
                                                                     Compens-       Earnings
                                                                      ation           ($)
                                                                       ($)

    (a)         (b)       (c)      (d)        (e)          (f)         (g)            (h)           (i)         (j)
------------- --------- -------- -------- ------------- ---------- ------------- -------------- ------------ ---------
Edward C.
Feintech,
President,     2006(1)   54,500              5,000(2)    23,693(3)                                             83,193
CEO and
Chairman
------------- --------- -------- -------- ------------- ---------- ------------- -------------- ------------ ---------

          (1) From inception in April 2006 through December 31, 2006.

          (2) Value determined by multiplying the number of shares by $0.10, which we believe was the fair market value of its common stock during the period surrounding the date of grant, based upon the conversion price of convertible equity securities and sale price of securities sold during that period.

          (3) Value determined using the Black-Scholes option valuation model. The grant date for such options was May 1, 2006, and the options are exercisable during a seven year term at an exercise price of $0.10 per share, which was the fair market value of the stock on the date of grant Assumptions used for the valuation model are set forth below:

              Expected Life                                 7 years
              Risk-Free Interest Rate                       4.65%
              Expected Volatility Factor                    75%
              Expected Dividend Yield                       0

         On May 10, 2007, Mr. Feintech signed an executive employment agreement. The agreement is for a three-year term and calls for him to receive a minimum base salary of $175,000 per year. The employment agreement also grants to him:
(i) a one-time stock issuance of 1,500,000 shares of common stock upon execution of the agreement; (ii) an award of non-statutory stock options of 425,000 shares of common stock at an exercise price of $0.10 per share; and (iii) a bonus equal to an additional 1,000,000 shares of common stock upon the achievement of each incremental level of $50,000,000 in revenue, provided that cumulative net after-tax income is being maintained at a level not less than 7.5% on total revenue. In addition, in May 2006, Mr. Feintech was issued 50,000 shares of common stock in exchange for the assignment of any intellectual property rights related to our business and granted an option to purchase 325,000 shares of common stock pursuant to our stock incentive plan at an exercise price of $0.10 at any time prior to May 13, 2013. The options vest 25% on May 31, 2007 and 1/48 each month thereafter until fully vested.

         OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE. The following table provides information regarding equity awards held by the named executive officer as of December 31, 2006.

---------------- ---------------------------------------------------------------- --------------------------------------------------
                                          Option Awards                                              Stock Awards
---------------- ---------------------------------------------------------------- --------------------------------------------------
Name             Number of     Number of     Equity        Option      Option     Number Of     Market       Equity        Equity
                 Securities    Securities    Incentive     Exercise    Expiration Shares or     Value of     Incentive     Incentive
                 Underlying    Underlying    Plan          Price       Date       Units of      Shares or    Plan          Plan
                 Unexercised   Unexercised   Awards:       ($)                    Stock That    Units of     Awards:       Awards
                 Options (#)   Options (#)   Number of                            Have Not      Stock That   Number Of     Market
                 Exercisable   Un-           Securities                           Vested        Have Not     Unearned      or
                               Exercisable   Underlying                           (#)           Vested       Shares,       Payout
                                             Unexercised                                        ($)          Units or      Value of
                                             Unearned                                                        Other         Unearned
                                             Options                                                         Rights        Shares,
                                             (#)                                                             That  Have    Units or
                                                                                                             Not Vested    Other
                                                                                                             (#)           Rights
                                                                                                                           That
                                                                                                                           Have Not
                                                                                                                           Vested
                                                                                                                              ($)

       (a)           (b)           (c)           (d)          (e)         (f)         (g)           (h)          (i)          (j)
---------------- ------------- ------------- ------------- ----------- ---------- ------------- ------------ ------------- ---------
Edward C.
Feintech,             N/A        325,000(1)          N/A      $0.10       May 1,       N/A           N/A          N/A         N/A
President, CEO                                                            2013
and Chairman
---------------- ------------- ------------- ------------- ----------- ---------- ------------- ------------ ------------- ---------

          (1) Options vest 25% on May 31, 2007 and 1/48 each month thereafter until fully vested.

         EXECUTIVE EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL ARRANGEMENTS. Except as described in following paragraph, we have not entered into employment agreements with any of our executive officers and, other than provisions in our stock incentive plan that permit acceleration of vesting of awards in connection with a change of control, have no arrangements or plans which provide benefits in connection with retirement, resignation, termination or a change of control.

             Pursuant to his executive employment agreement, Edward C. Feintech is entitled to receive, as severance and follow execution of a release of liabilities in favor of the company, (i) if the termination was by the company without cause or by employee with good reason (except in connection with a change of control), base salary and medical benefits (plus any pro-rated bonus for which he otherwise qualified) for a period of 12-months following the termination, or (ii) if the termination was by the company without cause or by employee with good reason and occurred 90-days prior to or within one year after a change of control, base salary and medical benefits for a period of 24 months and acceleration of the vesting of any stock options granted under the employment agreement. A change of control includes (a) any capital reorganization, reclassification of the capital stock of company, consolidation or merger of company with another corporation in which company is not the survivor (other than a transaction effective solely for the purpose of changing the jurisdiction of incorporation of company), (b) the sale, transfer or other disposition of all or substantially all of the company's assets to another entity, (c) the acquisition by a single person (or two or more persons acting as a group, as a group is defined for purposes of Section 13(d)(3) under the Securities Exchange Act of 1934, as amended) of more than 40% of the outstanding shares of common stock of the company.

         DIRECTORS COMPENSATION. The following table presents information regarding the compensation of our directors during the fiscal year-ended December 31, 2006, except for Edward C. Feintech, our Chief Executive Officer, whose compensation is described in the previous tables:

--------------- ------------ ----------- --------------- --------------- --------------- ---------------- ---------
     Name          Fees      Stock       Option Awards     Non-Equity       Change in       All Other      Total
                 Earned Or     Awards         ($)          Incentive         Pension      Compensation      ($)
                  Paid in       ($)                           Plan          Value And          ($)
                 Cash ($)                                 Compensation    Nonqualified
                                                              ($)           Deferred
                                                                          Compensation
                                                                            Earnings
                                                                               ($)


     (a)            (b)         (c)           (d)             (e)              (f)             (g)          (h)
--------------- ------------ ----------- --------------- --------------- --------------- ---------------- ---------
Scott L.                      $5,000(1)  $23,693(2) (3)                                                   $28,693
Bargfrede
--------------- ------------ ----------- --------------- --------------- --------------- ---------------- ---------
Daniel Brune                  $5,000(1)  $23,693(2) (3)                                                   $28,693
--------------- ------------ ----------- --------------- --------------- --------------- ---------------- ---------

(1) Value determined by multiplying the number of shares, 50,000, by $0.10, which we believe was the fair market value of our common stock during the period surrounding the date of grant, based upon the conversion price of convertible equity securities and sale price of securities sold during that period. We do not have any obligation to grant future stock awards to Messrs. Bargfrede and Brune under any annual compensation arrangements.
(2) Holds options to purchase 162,500 shares of common stock as of December 31, 2006.
(3) Value determined using the Black-Scholes option valuation model. The grant date for the options to Mr. Bargfrede was May 1, 2006 and for Mr. Brune was October 15, 2006, and the options are exercisable during a seven year term at an exercise price of $0.10 per share, which was the fair market value of the stock on the date of grant. Assumptions used for the valuation model are set forth below:

              Expected Life                                 7 years
              Risk-Free Interest Rate                       4.65%
              Expected Volatility Factor                    75%
              Expected Dividend Yield                       0

         Directors are reimbursed for the expenses they actually incur in attending board meetings. Directors are not paid a fee for their service or attendance at board meetings but are eligible to participate in our stock incentive plan. In the period since inception, we granted options to purchase 162,500 shares of common stock to each of Scott L. Bargfrede and Daniel Brune at an exercise price of $0.10 per share, vesting 25% on the last day of the month in which the 12-month anniversary of the grant date occurs and vesting 1/48 at the end of each month thereafter.

                              FINANCIAL STATEMENTS

         Attached hereto beginning on Page F-1 are the following audited financial statements of Smoky Market Foods, Inc.:

                                                                                                       BEGINNING ON
                                                                                                           PAGE
        Report of Independent Public Accounting Firm                                                        F-1
        Balance Sheet as of December 31, 2006                                                               F-2
        Statements of Operation for the period from inception through December 31, 2006                     F-3
        Statements of Stockholders' Deficit from inception through December 31, 2006                        F-4
        Statements of Cash Flows from inception through December 31, 2006                                   F-5
        Notes to Financial Statements                                                                       F-6


         Attached hereto beginning on Page FS-1 are the following financial statements of Smoky Systems, LLC from which we have licensed certain key assets necessary to carry out our business and which may be deemed to be a predecessor entity:

                                                                                                       BEGINNING ON
                                                                                                           PAGE
        Report of Independent Public Accounting Firm                                                       FS-1
        Balance Sheet as of March 31, 2006 (Unaudited) and December 31, 2006 (Audited)                     FS-2
        Statements of Operation for the three-months ended March 31, 2006, the year ended
          December 31, 2006 and for the period from inception through December 31, 2006                    FS-3
        Statements of Cash Flows for the three-months ended March 31, 2006, the year ended
          December 31, 2006 and for the period from inception through December 31, 2006                    FS-4
        Statement of Members Capital from inception through March 31, 2006                                 FS-5
        Notes to Financial Statements                                                                      FS-7


         Attached hereto beginning on Page Q-1 are the following unaudited financial statements of Smoky Market Foods, Inc.:

                                                                                                       BEGINNING ON
                                                                                                           PAGE

        Balance Sheet as of March 31, 2007 (Unaudited) and December 31, 2006 (Audited)                      Q-1
        Statements of Operation for the three-months ended March 31, 2007, the period from
          inception through December 31, 2006, and the period of inception through March 31, 2007           Q-3
        Statement of Stockholders' Deficit from inception through March 31, 2006                            Q-4
        Statements of Cash Flows for the three-months ended March 31, 2007, the period from
          inception through December 31, 2006, and the period of inception through March 31, 2007           Q-5
        Notes to Financial Statements                                                                       Q-6

                       WHERE YOU CAN FIND MORE INFORMATION

         We file reports and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our reports filed with the Securities and Exchange Commission are also publicly available at WWW.SEC.GOV. Additional copies of the reports referenced above, and copies of other reports filed by us, can be obtained by contacting Edward C. Feintech, President and CEO, 804 Estates Dr., Suite 100, Aptos, California 95003, telephone (866) 851-7787.

==========================================================     =============================================================


WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR
OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT
ANYTHING NOT CONTAINED IN THIS PROSPECTUS. THIS                                  18,270,537 SHARES OF
PROSPECTUS DOES NOT OFFER TO SELL OR BUY ANY                                         COMMON STOCK
SECURITIES IN ANY JURISDICTION WHERE IT IS
UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS
CURRENT ONLY AS OF THE DATE HEREOF.


             -----------------------



                                                                                SMOKY MARKET FOODS, INC.







                                                                                    ---------------

                                                                                       Prospectus

                                                                                    ---------------








                                                                                     August 1, 2007



==========================================================     =============================================================

                            SMOKY MARKET FOODS, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                               DECEMBER 31, 2006

JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
9175 KENYON AVENUE, SUITE 100
DENVER, CO 80237
303-796-0099

             Report of Independent Registered Public Accounting Firm

To the Board of Directors
Smoky Market Foods, Inc.

We have audited the accompanying balance sheet of Smoky Market Foods, Inc. (A Development Stage Company) as of December 31, 2006 and the related statements of operations, changes in stockholders' deficit, and cash flows for the period April 18, 2006 (inception) to December 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smoky Market Foods, Inc. at December 31, 2006, and the results of its operations and its cash flows for the period April 18, 2006 (inception) to December 31, 2006, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 6 to the financial statements, conditions exist which raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jaspers + Hall, PC
January 25, 2007

                               SMOKY MARKET FOODS, INC.
                             (A Development Stage Company)

                                     BALANCE SHEET
                                     -------------
                                   December 31, 2006

ASSETS
------
Current Assets:
     Cash                                                                 $    108,120
     Accounts receivable, net of allowance                                       1,877
     Inventory                                                                  13,694
                                                                          ------------
     Total Current Assets                                                      123,691
                                                                          ------------

Property & Equipment: net of accumulated depreciation                          184,163
                                                                          ------------

Other Assets:
     Deferred financing costs                                                   96,465
     Intangible asset                                                           40,000
     Deposits                                                                    2,683
                                                                          ------------
     Total Other Assets                                                        139,148
                                                                          ------------

     Total Assets                                                         $    447,002
                                                                          ============

LIABILITIES AND STOCKHOLDERS' DEFICIT:
--------------------------------------
Current Liabilities:
     Accounts payable                                                     $    222,473
     Accrued interest                                                           14,460
     Current maturities of capital lease obligations                            13,407
     Convertible notes                                                         483,600
                                                                          ------------
     Total Current Liabilities                                                 733,940
                                                                          ------------

Long-term Liabilities:
     Capital lease obligations, less current maturities                         30,962
                                                                          ------------

     Total Liabilities                                                         764,902
                                                                          ------------

Stockholders' Deficit:
     Preferred Stock, par value $.001, 10,000,000 shares authorized:
       no shares issued and outstanding                                              -
     Common Stock, par value $.001, 200,000,000 share authorized,
       41,600,000 issued and outstanding                                        41,600
     Additional Paid-In Capital                                                158,400
     Warrants issued                                                           106,619
     Deficit accumulated during the development stage                         (624,519)
                                                                          ------------
     Total Stockholders' Deficit                                              (317,900)
                                                                          ------------

Total Liabilities and Stockholders' Deficit                               $    447,002
                                                                          ============

      The accompanying notes are an integral part of these financial statements.


                                            F-2

                            SMOKY MARKET FOODS, INC.
                          (A Development Stage Company)

                             STATEMENT OF OPERATIONS
                             -----------------------
         For the Period April 18, 2006 (Inception) to December 31, 2006


Revenue                                                   $      3,145

Cost of Goods Sold                                               2,878
                                                          ------------

Gross Profit                                                       267

Operating Expenses                                             599,062
                                                          ------------

Operating Loss                                                (598,795)

Other Income (Expense):
Interest Expense                                                25,724
                                                          ------------

Net (Loss)                                                $   (624,519)
                                                          ============

Basic and Diluted
   (Loss) per Share:
        Basic                                             $     (0.021)
                                                          ============
        Diluted                                           $     (0.017)
                                                          ============

   Weighted Average
      Number of Shares                                      30,258,333
                                                          ============

   The accompanying notes are an integral part of these financial statements.

                                                  SMOKY MARKET FOODS, INC.
                                                (A Development Stage Company)

                                             STATEMENT OF STOCKHOLDERS' DEFICIT
                                             ----------------------------------
                               For the Period April 18, 2006 (Inception) to December 31, 2006

                                                                                                     Deficit
                                                                                       Additional  Accumulated
                                                     Common Stock           Other        Paid-In    During the
                                                -----------------------    Paid-in       Capital    Development      Total
                                                  Shares       Amount      Capital      Warrants      Stage         Equity
                                                ----------   ----------   ----------   ----------   ----------    ----------

BALANCE, APRIL 18, 2006 (INCEPTION)                      -   $        -   $        -   $        -   $        -    $        -

Common shares issued to
   Smoky Systems, LLC, April 2006               40,000,000       40,000            -            -            -        40,000

Common shares issued to
   officers/directors, July 2006                   300,000          300       29,700            -            -        30,000

Common shares issued to
   supplier, December 2006                          50,000           50        4,950            -            -         5,000

Common shares issued to
   financial consultant, December 2006           1,250,000        1,250      123,750            -            -       125,000

Issuance of 1,462,500 stock options to
   officers/directors -Warrant agreement                 -            -            -      106,619            -       106,619

Net (Loss)                                               -            -            -            -     (624,519)     (624,519)
                                                ----------   ----------   ----------   ----------   ----------    ----------

BALANCE, DECEMBER 31, 2006                      41,600,000   $   41,600   $  158,400   $  106,619   $ (624,519)   $ (317,900)
                                                ==========   ==========   ==========   ==========   ==========    ==========


                         The accompanying notes are an integral part of these financial statements.

                                   SMOKY MARKET FOODS, INC.
                                (A Development Stage Company)

                                   STATEMENT OF CASH FLOWS
                                   -----------------------
                For the Period April 18, 2006 (Inception) to December 31, 2006

Operating Activities:
 Net (Loss)                                                                    $   (624,519)
 Stock-based compensation                                                           168,904
 Depreciation                                                                        19,055
 Adjustments to reconcile net loss to cash used in operating activities:
      (Increase) decrease in accounts receivable                                     (1,877)
      (Increase) decrease in inventory                                              (13,694)
      Increase (decrease) in accounts payable                                       222,473
      Increase (decrease) in accrued interest                                        14,460
                                                                               ------------
Net Cash (Used) by Operating Activities                                            (215,198)
                                                                               ------------

Investing Activities:
 Purchase of property and equipment                                                (151,170)
 Deposits                                                                            (2,683)
                                                                               ------------
Net Cash (Used) by Investing Activities                                            (153,853)
                                                                               ------------

Financing Activities:
 Proceeds from issuance of common stock                                               1,250
 Proceeds from issuance of convertible note                                         483,600
 Principal payments on capital lease obligations                                     (7,679)
                                                                               ------------
Cash Provided by Financing Activities                                               477,171
                                                                               ------------

Net Increase in Cash                                                                108,120

Cash, Beginning of Period                                                                 -
                                                                               ------------

Cash, End of Period                                                            $    108,120
                                                                               ============

Supplemental Cash Flow Information:
 Interest Paid                                                                 $     11,264
                                                                               ============
 Income Taxes Paid                                                             $          -
                                                                               ============

Supplemental schedule of noncash investing and financing activities:
 Intangible Assets Acquired in Exchange for Common Stock                       $     40,000
                                                                               ============

          The accompanying notes are an integral part of these financial statements

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Smoky Market Foods, Inc, (or "the Company") is a development stage company that was incorporated on April 18, 2006 under the laws of the State of Nevada.

The Company intends to engage in the development, operation, franchising, and licensing of fast service casual restaurants. The restaurants will feature proprietary menu items and emphasize the preparation of food with high quality ingredients developed under the Smoky Market(TM) brand, as well as unique recipes and special seasonings to provide appealing, tasty and attractive food at competitive prices. Traditional restaurants will feature dine-in, carryout and, possibly in some instances, drive-thru or delivery service. Non-traditional units are expected to include express locations and kiosks which have a more limited menu and operate in non-traditional locations like airports, gasoline service stations, convenience stores, stadiums, amusement parks and colleges, where a full-scale traditional outlet would not be practical or efficient. The company may also engage in other retail or wholesale distribution strategies intended to exploit the Smoky Market brand. As of the balance sheet date, the Company had minimal operations and in accordance with Statements on Financial Accounting Standards No. 7 is considered to be in the development stage.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates On an ongoing basis, management reviews those estimates, including those related to allowances for loss contingencies for litigation, income taxes, and projection of future cash flows used to assess the recoverability of long-lived assets.

Cash and Cash Equivalents

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company writes off accounts receivable against the bad debt allowance when the Company determines a balance is uncollectible. As of December 31, 2006, management determined that the bad debt allowance balance was appropriately established at $-0-.

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


Inventory

Inventory consists of Smoky Market food items and branded packaging. It is valued at the lower of cost or market using the average cost method.

Property and Equipment

Property and equipment are stated at cost and are being depreciated using the straight-line method over the assets' estimated economic lives, which range from 3 to 25 years. Property and equipment were as follows as of December 31, 2006:

         Processing Equipment                        $   104,771
         Operating Equipment                              29,511
         Vehicle                                          10,078
         Smallwares                                        3,765
         Office Equipment                                 27,262
         Software                                         27,831
                                                     -----------
                                                         203,218
         Accumulated depreciation                        (19,055)
                                                     -----------
                                                     $   184,163
                                                     ===========

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2006. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value. The carrying value of the Company's long-term debt and capitalized leases approximated their fair value based on the current market conditions for similar debt instruments.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying amount of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. As of December 31, 2006, management believes that there is no impairment of long-lived assets.

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


Revenue Recognition

As of December 31, 2006, the Company was still in the development stage. As such, the only revenue consisted of minimal amounts of ecommerce sales. Such sales are recognized at the time of shipment.

Segment Information

The Company follows Statement of Financial Accounting Standards (SFAS) 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements if it expands operations.

Net (Loss) Per Common Share

The Company follows SFAS 128, "Earnings per Share." Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares, outstanding stock options, and the equivalent number of common shares that would have been outstanding had the convertible debt holders converted their debt instruments to common stock. All potential dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

Stock-Based Compensation

The Company has issued its common shares as compensation to directors, officers, and non-employees ("recipients"). The Company measures the amount of stock-based compensation based on the fair value of the equity instrument issued or the services or goods provided as of the earlier of (1) the date at which an agreement is reached with the recipient as to the number of shares to be issued for performance, or (2) the date at which the recipient's performance is complete.

Income Taxes

The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company to utilize the loss carry-forward.

Recent Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 153 "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)'s implementation challenges for registrants and enhance the information investors receive.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

SFAS 155 - `Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140'

This Statement, issued in February 2006, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets."

This Statement:
     a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation
     b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133
     c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation
     d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives
     e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006.

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis. The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 - `Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140'

This Statement, issued in March 2006, amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.
     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
     3. Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.
     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.
     5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on our financial statements.

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has experienced losses since inception which relate mainly to the Company's search for debt and equity financing necessary to carry out its business plan. The Company incurred a net loss of $624,519 for the period of April 18, 2006 (Inception) though December 31, 2006. At December 31, 2006, the Company had a working capital deficit of $126,649. In addition, the Company had no material revenue generating operations since inception.

The Company's ability to continue as a going concern is contingent upon its ability to obtain debt and/or capital financing.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.


NOTE 3.  CONVERTIBLE DEBT

The Company has issued a series of convertible promissory notes to twenty-five private investors for a total of $483,600. The notes bear interest at an annual 9% rate, $368,600 of which notes are due at December 31, 2006, and the principal balance converts to common stock at the rate of $.10 per share.


NOTE 4.  CAPITAL LEASE OBLIGATIONS

The Company assumed multiple lease transactions in the transaction described in
Note 6. The leases have been capitalized and are reflected as liabilities on the balance sheet.

Future capital lease obligations were as follows at December 31, 2006:

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


          Minimum lease payments:
               2007                                              26,392
               2008                                              25,915
               2009                                              14,321
                                                            -----------
               Total                                             66,628
          Amounts representing interest                          22,259
                                                            -----------
          Present value of minimum lease payments                44,369
          Current portion                                        13,407
                                                            -----------

          Long-term portion                                 $    30,962
                                                            -----------


NOTE 5.  CAPITAL STOCK

COMMON STOCK
------------

On April 18, 2006, the State of Nevada authorized the Company to issue a maximum of 200,000,000 shares of the Company's common stock. The assigned par value was $.001. On the same day, the Company issued 40,000,000 common shares to Smoky Systems, LLC, a Nevada LLC and related party, in exchange for certain assets. This transaction is discussed more fully in Note 6 below.

PREFERRED STOCK
---------------

In June 2006, the State of Nevada authorized the Company to issue a maximum of 10,000,000 shares of the Company's preferred stock at $.001 per share. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. As of December 31, 2006, no preferred shares had been issued.

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


STOCK TRANSACTIONS:

In April 2006, the Company issued 40,000,000 shares of its $.001 par value common stock to Smoky Systems, LLC in exchange for services valued at $40,000.

In May 2006, the Company issued 1,300,000 stock options to officers/directors, then another 162,500 in October 2006 in warrant purchase agreements valued at $106,619.

In July 2006, the Company issued 300,000 shares of its $.001 par value common stock to officers/directors of the Company in exchange for services valued at $30,000.

In December 2006, the Company issued 50,000 of its $.001 par value common stock for services valued at $5,000.

In December 2006, the Company issued 1,250,000 of its $.001 par value common stock to a consultant for services valued at $123,750 and cash of $1,250.


NOTE 6.  RELATED PARTY TRANSACTIONS

As discussed in Note 4, the Company issued 40,000,000 shares of common stock to a related party, Smoky Systems, LLC in exchange for a license to certain assets. The license entitles Smoky Market Foods, Inc. to the use of certain assets developed by Smoky Systems, LLC, a related party. The licensed assets include intellectual property such as trademarks, copyrights, telephone numbers, email addresses, marketing collateral and other branded materials that will be utilized by management to exploit the Smoky Market brand.

Management assigned a nominal value of $40,000 to such assets in this related party transaction. The 40,000,000 shares were therefore issued at the $.001 par value per share.

Subsequently in 2006, the Company purchased certain tangible assets from Smoky Systems in a bulk asset purchase. The purchase was consummated at Smoky Systems, LLC's book value, and is summarized as follows:

                            SMOKY MARKET FOODS, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                                DECEMBER 31, 2006


          Property and equipment acquired               $   1 63,628
          Assumed capital lease obligations                   52,048
                                                        ------------

          Net purchase price                            $    111,580
                                                        ============


NOTE 7.  COMMITMENTS

During 2006, the Company retained the services of a consultant (the "Consultant") who is assisting the company in obtaining debt financing and other corporate finance initiatives. The Consultant was granted 1,250,000 common shares as compensation under the terms of the agreement. The fair value of such shares was reflected as an operating cost in the statement of operations. If certain objectives are met, the consultant will be entitled to an additional $25,000 in compensation. At the option of the Company, the Consultant may be retained in 2007 under a similar compensation structure.

                               SMOKY SYSTEMS, LLC

                              FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2006

JASPERS + HALL, PC
CERTIFIED PUBLIC ACCOUNTANTS
--------------------------------------------------------------------------------
9175 KENYON AVENUE, SUITE 100
DENVER, CO 80237
303-796-0099

             Report of Independent Registered Public Accounting Firm

To the Members
Smoky Systems, LLC

We have audited the accompanying balance sheet of Smoky Systems, LLC as of December 31, 2005, and the related statements of operations, members' capital and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Smoky Systems, LLC as of December 31, 2005, and the results of its operations, changes in members' capital and cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 2 to the financial statements, the Company's recurring losses from operations and its difficulty in generating sufficient cash flow to meet its obligations and sustain its operations raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Jaspers + Hall, PC
Denver Colorado
December 15, 2006

                                 SMOKY SYSTEMS, LLC
                            (A DEVELOPMENT STAGE COMPANY)
                                   BALANCE SHEETS


                                                          Unaudited       Audited
                                                          March 31,     December 31,
                                                            2006            2005
                                                        ------------    ------------
ASSETS:
-------
Current assets:
   Cash                                                 $         78    $      6,087
   Inventory                                                  46,147          46,658
   Other Current Assets                                        1,850           2,351
                                                        ------------    ------------

      Total Current Assets                                    48,075          55,096

Property & Equipment, net                                    162,334         170,950

Security Deposits                                              7,350           7,350
                                                        ------------    ------------

TOTAL ASSETS                                            $    217,759    $    233,396
                                                        ============    ============

LIABILITIES AND MEMBERS' DEFICIT:
---------------------------------
Current Liabilities:
   Accounts Payable                                     $    334,048    $    295,623
   Accrued Expenses                                           19,148          15,398
   Current Portion of Capital Lease Obligations               14,000          11,137
   Notes Payable                                             230,000         230,000
                                                        ------------    ------------

     Total Current Liabilities                               597,196         552,158

Capital Lease Obligations, less current portion               41,064          44,369
                                                        ------------    ------------

     Total Liabilities                                       638,260         596,527
                                                        ------------    ------------

Members' Capital Deficit:
   Members' A Units                                        1,668,001       1,668,001
   Members' B Units                                          420,781         420,836
   Deficit Accumulated During the Development Stage       (2,509,283)     (2,451,968)
                                                        ------------    ------------
      Total Members' Deficit                                (420,501)       (363,131)
                                                        ------------    ------------

TOTAL LIABILITIES AND MEMBERS' DEFICIT                  $    217,759    $    233,396
                                                        ============    ============


                          The accompanying footnotes are an
                    integral part of these financial statements.


                                        FS-2

                                   SMOKY SYSTEMS, LLC
                              (A DEVELOPMENT STAGE COMPANY)
                                STATEMENTS OF OPERATIONS


                                                                            December 14,
                                             Three-                             2000
                                          Months Ended      Year Ended     (Inception) to
                                            March 31,      December 31,      March 31,
                                              2006            2005             2006
                                         -------------    -------------    -------------

SALES                                    $         913    $      31,603    $      48,937

COST OF SALES                                   26,566          197,586          383,578
                                         -------------    -------------    -------------

GROSS PROFIT (LOSS)                            (25,653)        (165,983)        (334,641)
                                         -------------    -------------    -------------

OPERATING EXPENSES:
   Sales and Marketing                           2,020          106,924          683,900
   General and Administrative                   23,731          454,459          989,950
                                         -------------    -------------    -------------

TOTAL OPERATING EXPENSES                        25,751          561,383        1,673,850
                                         -------------    -------------    -------------

OPERATING INCOME (LOSS)                        (51,404)        (727,366)      (2,008,491)
                                         -------------    -------------    -------------

OTHER INCOME (EXPENSE)
   Interest Income                                   -                -              729
   Interest Expense                             (5,911)        (142,236)        (501,521)
                                         -------------    -------------    -------------

                                                (5,911)        (142,236)        (500,792)
                                         -------------    -------------    -------------

NET (LOSS)                               $     (57,315)   $    (869,602)   $  (2,509,283)
                                         =============    =============    =============

PER UNIT INFORMATION:
   Weighted average number of
     A units outstanding                   166,574,853      163,244,949       72,087,312
                                         -------------    -------------    -------------

NET LOSS PER A UNIT (FULLY DILUTED)      $      (0.000)   $      (0.005)   $      (0.035)
                                         -------------    -------------    -------------


                            The accompanying footnotes are an
                      integral part of these financial statements.


                                          FS-3

                                           SMOKY SYSTEMS, LLC
                                     (A DEVELOPMENT STAGE COMPANY)
                                        STATEMENT OF CASH FLOWS


                                                                                            December 14,
                                                              Three-                           2000
                                                           Months Ended     Year Ended    (Inception) to
                                                             March 31,      December 31,     March 31,
                                                               2006            2005            2006
                                                           ------------    ------------    ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss                                                   $    (57,315)   $   (869,602)   $ (2,509,283)
   Amortization of equity based financing costs                     500         120,125         124,500
   Non-cash expenses paid through issuance of A Units                 -         208,464       1,014,554
   Allowance for doubtful accounts                              (11,133)         42,781          61,829
   Depreciation                                                   8,616          24,831          58,653
   Adjustments to reconcile net loss to cash used in
     operating activities:
   (Increase) Decrease in Inventory                                 511          29,393         (46,147)
   (Increase) in Other Current Assets                            11,133         (41,781)        (61,829)
   Increase in Accrued Expenses                                  (6,247)         (2,779)          5,124
   Increase in Accounts Payable                                  38,425          10,704         334,048
                                                           ------------    ------------    ------------

Net Cash Flows Used for Operating Activities                    (15,510)       (477,864)     (1,018,551)
                                                           ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of Property & Equipment                                   -         (13,790)       (156,507)
   Security Deposits                                                  -               -          (7,350)
                                                           ------------    ------------    ------------

Net Cash Flows Used for Investing Activities                          -         (13,790)       (163,857)
                                                           ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Advances From (To) Members                                     9,943          32,624          10,955
   Proceeds from Notes Payable                                        -         150,000         230,000
   Principal Payments on Capital Lease Obligations                 (442)         (6,074)         (9,416)
   Issuance of A Units                                                -         322,250         541,922
   Repurchase of A Units                                              -         (14,475)        (14,475)
   Issuance of B Units                                                -               -         431,000
   Repurchase of B Units                                              -          (7,500)         (7,500)
                                                           ------------    ------------    ------------

Net Cash Flows Provided by Financing Activities                   9,501         476,825       1,182,486
                                                           ------------    ------------    ------------

Net Increase (Decrease) in Cash                                  (6,009)        (14,829)             78
                                                           ------------    ------------    ------------

Cash - Beginning of period                                        6,087          20,916               -
                                                           ------------    ------------    ------------

CASH - END OF PERIOD                                       $         78    $      6,087    $         78
                                                           ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
   Cash Paid During the Year for:
     Interest                                              $      6,411    $     22,111    $     22,973
                                                           ============    ============    ============
     Income Taxes                                          $          -    $          -    $          -
                                                           ============    ============    ============

NON-CASH TRANSACTIONS
   Value of A Units issued in exchange for services        $          -    $    208,464    $  1,014,554
                                                           ============    ============    ============
   Value of A Units issued in debt transactions            $          -    $    112,500    $    126,000
                                                           ============    ============    ============
   Purchase of property & equipment via capital lease      $          -    $     19,697    $     64,480
                                                           ============    ============    ============
   Accrued distributions to B Unit Holders                 $         55    $      1,896    $      2,719
                                                           ============    ============    ============

                                   The accompanying footnotes are an
                              integral part of these financial statements.


                                                 FS-4

                                                         SMOKY SYSTEMS, LLC
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                   STATEMENTS OF MEMBERS' CAPITAL

                                                                                                              Deficit
                                                                                                            Accumulated
                                         A Units                  B Units                                   During the
                                 ----------------------   ----------------------   ----------------------  Development
                                # of Shares    Amount    # of Shares    Amount    Distributions    Net         Stage       Totals
                                 ----------  ----------   ----------  ----------   ----------  ----------   ----------   ----------

Balance, December 14, 2000
 (Inception)                              -  $        -   $        -  $        -   $        -  $        -   $        -   $        -

   Net Loss for period ended
    December 31, 2001                     -           -            -           -            -           -            -            -
                                 ----------  ----------   ----------  ----------   ----------  ----------   ----------   ----------

Balance -  December 31, 2000              -           -            -           -            -           -            -            -

   Issuance of A Units for Cash   7,000,000      60,000            -           -            -           -            -       60,000

   Issuance of A Units to
    Founders                      7,500,000           -            -           -            -           -            -            -

   Issuance of A Units for
    Goods & Services              4,100,000     138,714            -           -            -           -            -      138,714

   Net Loss for year ended
    December 31, 2001                     -           -            -           -            -           -     (138,570)    (138,570)
                                 ----------  ----------   ----------  ----------   ----------  ----------   ----------   ----------

Balance -  December 31, 2001     18,600,000     198,714            -           -            -           -     (138,570)      60,144

   Issuance of B Units to
    Founders                              -           -      520,000     130,000            -     130,000            -      130,000

   Issuance of A Units for
    Goods & Services              2,000,000      17,143            -           -            -           -            -       17,143

   Net Loss for year ended
    December 31, 2002                     -           -            -           -            -           -     (161,969)    (161,969)
                                 ----------  ----------   ----------  ----------   ----------  ----------   ----------   ----------

Balance -  December 31, 2002     20,600,000     215,857      520,000     130,000            -     130,000     (300,539)      45,318

   Issuance of A Units for Cash   2,827,000      83,172            -           -            -           -            -       83,172

   Issuance of A Units for
    Goods & Services              2,305,000      76,833            -           -            -           -            -       76,833

   Issuance of B Units for Cash           -           -      600,000     150,000            -     150,000            -      150,000

   Net Loss for year ended
    December 31, 2003                     -           -            -           -            -           -     (366,506)    (366,506)
                                 ----------  ----------   ----------  ----------   ----------  ----------   ----------   ----------

Balance -  December 31, 2003     25,732,000     375,862    1,120,000     280,000            -     280,000     (667,045)     (11,183)


                                                  The accompanying footnotes are an
                                            integral part of these financial statements.

                                                         SMOKY SYSTEMS, LLC
                                                    (A DEVELOPMENT STAGE COMPANY)
                                                   STATEMENTS OF MEMBERS' CAPITAL


   Issuance of A Units for
    Cash                         560,000       76,500            -            -            -            -            -       76,500

   Issuance of A Units to
    Founders                 128,422,295            -            -            -            -            -            -            -

   Issuance of A Units for
    Goods & Services           3,478,750      586,900            -            -            -            -            -      586,900

   Issuance of B Units for
    Cash                               -            -      602,000      151,000            -      151,000            -      151,000

   Accrued Distributions to
    B Unit Holders                     -            -            -            -         (768)        (768)           -         (768)

   Net Loss for year ended
    December 31, 2004                  -            -            -            -            -            -     (915,321)    (915,321)
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

Balance - December 31, 2004  158,193,045    1,039,261    1,722,000      431,000         (768)     430,232   (1,582,366)    (112,873)

   Issuance of A Units for
    Cash                       2,731,689      322,250            -            -            -            -            -      322,250

   Issuance of A Units to
    Founders                   1,885,000            -            -            -            -            -            -            -

   Issuance of A Units for
    Goods & Services           2,306,452      320,965            -            -            -            -            -      320,965

   Repurchase of B Units               -            -      (30,000)      (7,500)           -       (7,500)           -       (7,500)

   Repurchase of A Units        (233,333)     (14,475)           -            -            -            -            -      (14,475)

   Accrued Distributions
    to B Unit Holders                  -            -            -       (1,896)           -       (1,896)           -       (1,896)

   Net Loss for year ended
    December 31, 2005                  -            -            -            -            -            -     (869,602)    (869,602)
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

Balance - December 31, 2005  164,882,853    1,668,001    1,692,000      421,604         (768)     420,836   (2,451,968)    (363,131)

   Accrued Distributions
    to B Unit Holders                  -            -            -            -          (55)         (55)           -          (55)

   Net Loss for quarter
    ended March 31, 2006               -            -            -                                             (57,315)     (57,315)
                             -----------  -----------  -----------  -----------  -----------  -----------  -----------  -----------

Balance - March 31, 2006     164,882,853  $ 1,668,001    1,692,000  $   421,604  $      (823) $   420,781  $(2,509,283) $  (420,501)
                             ===========  ===========  ===========  ===========  ===========  ===========  ===========  ===========

                                                  The accompanying footnotes are an
                                            integral part of these financial statements.


                                                                FS-6

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005


NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Smoky Systems, LLC (the Company) was organized in the State of Nevada on December 14, 2000 and has been in the development stage since its inception. The Company's intent was to engage in the development, operation, franchising, and licensing of fast service casual restaurants. The restaurants would feature proprietary menu items and emphasize the preparation of food with high quality ingredients developed under the Smoky Market(TM) brand, as well as unique recipes and special seasonings to provide appealing, tasty and attractive food at competitive prices. Traditional restaurants would feature dine-in, carryout and, possibly in some instances, drive-thru or delivery service. Non-traditional units were expected to include express locations and kiosks which have a more limited menu and operate in non-traditional locations like airports, gasoline service stations, convenience stores, stadiums, amusement parks and colleges, where a full-scale traditional outlet would not be practical or efficient. The company also intended to engage in other retail or wholesale distribution strategies intended to exploit the Smoky Market brand.

As explained in Note 7, subsequent to year-end, the Company licensed the business concept, branding and all intellectual property to a wholly owned subsidiary, Smoky Market Foods, Inc. ("SMF"). SMF intends to carry out the business model described above. As of the balance sheet date, neither the Company nor SMF had material operations. In accordance with Statements on Financial Accounting Standards No. 7, both are considered to be in the development stage.

The Company hopes to obtain royalty income from SMF sales. SMF sale are contingent upon SMF's ability to raise capital through the issuance of equity and/or debt in order to commence operations.

The Company has selected December 31 as its fiscal year end.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews those estimates, including those related to allowances for loss contingencies for litigation, income taxes, and projection of future cash flows used to assess the recoverability of long-lived assets.

Cash and Cash Equivalents

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Inventory

Inventory consists of Smoky Market food items and branded packaging. It is valued at the lower of cost or market using the average cost method.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005

Property and Equipment

Property and equipment are stated at cost and are being depreciated using the straight-line method over the assets' estimated economic lives, which range from 3 to 25 years. Property and equipment were as follows as of:

                                   MARCH 31,     DECEMBER 31,
                                     2006            2005
                                 ------------    ------------

Processing Equipment             $    130,144    $    130,144
Smallwares                              7,956           7,956
Office Equipment                       37,811          37,811
Software                               45,076          45,076
                                 ------------    ------------
                                      220,987         220,987
Accumulated depreciation              (58,653)        (50,037)
                                 ------------    ------------
                                 $    162,334    $    170,950
                                 ============    ============

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2006 and December 31, 2005. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value. The carrying value of the Company's long-term debt and capitalized leases approximated their fair value based on the current market conditions for similar debt instruments.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying amount of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. As of December 31, 2005, management believes that there is no impairment of long-lived assets.

Revenue Recognition

Prior to April 18, 2006, the company sold Smoky Market branded products to the general public exclusively through ecommerce. Such sales were recognized as shipped. Cost of products sold consists of the cost of raw materials and labor related to the corresponding sales transaction.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005


>From April 18, 2006 forward, the company will obtain revenue primarily from licensing of the Company's intellectual property to SMF. Such licensing revenue will be recognized in accordance with the contractual terms, as described in Footnote 7.

Segment Information

The Company follows Statement of Financial Accounting Standards (SFAS) 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements if it expands operations.

Net (Loss) Per A Unit

The Company follows SFAS 128, "Earnings per Share." Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of shares of A units outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares and dilutive B Unit equivalents outstanding. During the periods when B units are anti-dilutive, A unit equivalents, if any, are not considered in the computation.

Stock-Based Compensation

The Company has issued its Class A membership units as compensation to non-employees. The Company measures the amount of unit-based compensation based on the fair value of the equity instrument issued or the services or goods provided as of the earlier of (1) the date at which an agreement is reached with the non-employee as to the number of units to be issued for performance, or (2) the date at which the non-employees' performance is complete.

Income Taxes

Smoky Systems, LLC is a Limited Liability Company ("LLC"). As an LLC, the earnings (losses) of the Company pass through to the members for taxation at the individual level. The LLC is therefore not a taxpaying entity, and accordingly, no provision for income taxes is provided herein these financial statements.

Recent Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005


In December 2004, the FASB issued SFAS 153 "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement will be effective for the Company beginning with its fiscal year ending December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its financial position, results of operations or cash flows.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)'s implementation challenges for registrants and enhance the information investors receive.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

SFAS 155 - `Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140'

This Statement, issued in February 2006, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets."

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005


This Statement:
     a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation
     b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133
     c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation
     d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives
     e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including financial statements for any interim period, for that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis. The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 - `Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140'

This Statement, issued in March 2006, amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.
     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
     3. Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.
     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005


     5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on our financial statements.

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has experienced losses since inception which relate mainly to the Company's search for debt and equity financing necessary to carry out its business plan. The Company incurred net losses of $869,602 and $57,315) for the year ended December 31, 2005 and quarter ended March 31, 2006, respectively. At March 31, 2006, the Company had a working capital deficit of $546,962 and members' capital deficit of $420,501. In addition, the Company had no material revenue generating operations during either the year ending December 31, 2005 or the quarter ended March 31, 2006.

The Company's ability to continue as a going concern is contingent upon its ability to obtain debt and/or capital financing, or begin receiving licensing revenues from its wholly owned subsidiary (see Note 7).

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.


NOTE 3.  MEMBERS' DEFICIT

The business property and affairs of the Company are managed exclusively by the managing member of the Company ("Manager"). Except for situations in which the approval of the Members is expressly required by the LLC Operating Agreement, the Manager has full, complete and exclusive authority, power and discretion to manage and control the business, property and affairs of the Company, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's business, property and affairs. Members have no voting approval or consent rights, other than in circumstances involving the removal of the managing member, proposed mergers or acquisitions, proposed sales of substantially all of the Company's assets, and other circumstances described in the LLC Operating Agreement.

Membership interests are divided into separate Class A and Class B unit designations so that the Members of each class may receive distributions of cash and allocations of profits, losses and gains, which differ.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005


CLASS A UNITS.
--------------

The manager is authorized to issue up to 300,000,000 Class A units of membership. The Manager issued 19,750,000 Class A membership units on the date that the LLC was organized. The Manager and shareholders of Hickory Picnic International, Inc. ("HPI"), a predecessor company, have been issued 137,807,295 founders units. Up to 50,000,000 Class A Units are reserved for issuance as necessary to give effect to the conversion of Class B units (see below).

CLASS B UNITS.
--------------

The Manager is authorized to issue, for cash at a price per unit of at least twenty-five cents ($0.25) in the discretion of the Manager, without any vote or approval by the Members, up to 50,000,000 Class B units of membership. The Class B unit holders are entitled to receive for each calendar quarter, on the 10th business day of the succeeding month, ratably to the holders of all Class B Units outstanding at the time of each such distribution as a group, cash in an amount (the "Class B Pool") equal to 6% of the Company's total revenues for such calendar quarter, excluding revenues representing reimbursement of sales taxes and shipping costs. No distribution will be made on the Class A Units for any calendar quarter until the Class B Pool for such period has been distributed to the holders of Class B Units. From and after such time as there have been aggregate distributions from the Class B Pool with respect to a Class B Unit in an amount equal to $5.00, that Unit shall be automatically converted into, and for all purposes shall be deemed to be, a Class A Unit (1:1 ratio). Holders of Class B Units shall not participate in distributions on the Class A Units which are made prior to such automatic conversion.

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005


NOTE 4.  NOTES PAYABLE

Notes payable were as follows as of March 31, 2006 and December 31, 2005:

                                                       March 31,  December 31,
                                                         2006         2005
                                                      ----------   ----------
Payable to a trust, interest at 10% per
annum, convertible to Class A units at $.05
per unit, due in May 2007                             $   25,000   $   25,000

Payable to an individual, non-interest
bearing, issued with 75,000 Class A units of
membership interest, due October 14, 2005,
in default as of December 31, 2005                        25,000       20,000

Payable to an individual, interest at 10%
per annum, issued with 10,000 Class A units
of membership interest, convertible to Class
A units at $.05 per unit, due in December 2007            20,000       10,000

Payable to a trust, interest at 10% per
annum, issued with 10,000 Class A units of
membership interest, convertible to Class A
units at $.05 per unit, due in December 2007              10,000      150,000


Payable to individuals, non-interest
bearing, issued with 750,000 Class A units
of membership interest, due in November
2005, in default as of December 31, 2005                 150,000      150,000
                                                      ----------   ----------
                                                      $  355,000   $  355,000
                                                      ----------   ----------

                               SMOKY SYSTEMS, LLC
                          (A DEVELOPMENT STAGE COMPANY)
                          NOTES TO FINANCIAL STATEMENTS
                      MARCH 31, 2006 AND DECEMBER 31, 2005


NOTE 5.  CAPITAL LEASES

The Company has entered into multiple lease transactions in securing business assets, including an oven, computer and phone equipment. The leases take the form of purchases, and have therefore been capitalized on the balance sheet as assets and a corresponding lease obligation liability.

Future capital lease obligations were as follows at:

                                                     MARCH 31,  DECEMBER 31,
                                                       2006         2005
                                                    ----------   ----------
Minimum lease payments:
   2006                                             $   27,980   $   27,980
   2007                                                 26,392       26,392
   2008                                                 25,915       25,915
   2009                                                  7,842       14,321
                                                    ----------   ----------
   Total                                                88,129       94,608
Amounts representing interest                           33,065       39,102
                                                    ----------   ----------
Present value of minimum lease payments                 55,064       55,506
Current portion                                         14,000       11,137
                                                    ----------   ----------

Long-term portion                                   $   41,064   $   44,369
                                                    ==========   ==========


NOTE 6.  RELATED PARTY TRANSACTIONS

Under the terms of the LLC Operating Agreement, the Company is obligated to pay the Manager 20% of the gross profit on sales. The Manager is free to allocate the fee to himself and senior management as he deems appropriate. No such amounts were due since the inception of the LLC. Nevertheless, the Company had advanced $72,963 to the Manager for living expenses. Since the Manager's ability to repay such amounts is due solely on the ability of the Company and/or its wholly owned subsidiary to adequately capitalize the Company and commence operations, management considered the ultimate recoverability of the advance to be impaired. Accordingly, the advances were fully allowed for as of March 31, 2006 and December 31, 2005, respectively, rendering the net book value of the advances to be $-0-. The write-offs were charged to general and administrative expenses.

NOTE 7.  SUBSEQUENT EVENT

Effective April 18, 2006, the Company created a wholly owned subsidiary (Smoky Market Foods, Inc, or "SMF"). On the same day, the Company entered into an exclusive, worldwide license agreement with the subsidiary for the exploitation of certain tangible and intangible assets. As part of the license agreement, the Company is also obligated to pay quarterly royalty payments to SMF, the related party licensor. The royalties will be calculated at five percent (5%) of the food processing and special facilities costs paid by SMF to a 3rd party food processor for the manufacture of products subject to this license agreement.

              SMOKY MARKET FOODS, INC.(A DEVELOPMENT STAGE COMPANY)

                              FINANCIAL STATEMENTS
                      MARCH 31, 2007 AND DECEMBER 31, 2006

                                   SMOKY MARKET FOODS, INC.
                                 (A DEVELOPMENT STAGE COMPANY)

                                        Balance Sheets
                                          (Unaudited)


                                                               MARCH 31,         DECEMBER 31,
                                                                 2007               2006
                                                             -------------      -------------
ASSETS:
Current Assets
     Cash                                                    $      92,362      $     108,120
     Accounts receivable, net of allowance                           1,330              1,877
     Inventory                                                      16,675             13,694
                                                             -------------      -------------

     Total Current Assets                                          110,367            123,691

Property & Equipment, net of accumulated depreciation              176,010            184,163

Other Assets
     Deferred financing costs                                       92,657             96,465
     Intangible asset                                               40,000             40,000
     Deposits                                                        2,683              2,683
                                                             -------------      -------------
     Total Other Assets                                            135,340            139,148
                                                             -------------      -------------

     Total Assets                                            $     421,717      $     447,002
                                                             =============      =============

LIABILITIES AND STOCKHOLDERS' DEFICIT:
Current Liabilities
     Accounts payable                                        $     186,315      $     222,473
     Accrued interest                                               27,023             14,460
     Convertible notes                                             619,100            483,600
     Current maturities of capital lease obligations                14,076             13,407
                                                             -------------      -------------

     Total Current Liabilities                                     846,514            733,940

Long-term Liabilities
     Capital lease obligatons, less current maturities              26,987             30,962
                                                             -------------      -------------

     Total Liabilities                                             873,501            764,902
                                                             -------------      -------------

Stockholders' Deficit
     Preferred Stock, par value $.001, 10,000,000 shares
        authorized; no shares issued and outstanding
     Common Stock, par value $.001, 200,000,000 shares              41,600             41,600
        authorized: 41,600,000 issued and outstanding
     Other paid-in capital                                         158,400            158,400
     Warrants issued                                               106,619            106,619
     Deficit accumulated during the development stage             (758,403)          (624,519)
                                                             -------------      -------------
     Total Stockholders' Deficit                                  (451,784)          (317,900)
                                                             -------------      -------------

Total Liabilities and Stockholders' Deficit                  $     421,717      $     447,002
                                                             =============      =============


          The accompanying notes are an integral part of these financial statements.

                                            Q-1

                                  SMOKY MARKET FOODS, INC.
                               (A DEVELOPMENT STAGE COMPANY)

                                  Statements of Operations
                                        (Unaudited)


                                                       APRIL 18,             APRIL 18,
                                                         2006                  2006
                           THREE-MONTHS ENDED       (INCEPTION) TO         (INCEPTION) TO
                             MARCH 31, 2007        DECEMBER 31, 2006       MARCH 31, 2007
                            -----------------      -----------------      -----------------

Revenue                     $             265      $           3,145      $           3,410

Cost of Goods Sold                          -                  2,878                  2,878
                            -----------------      -----------------      -----------------

Gross Profit                              265                    267                    532

Operating Expenses                    118,902                599,062                717,964
                            -----------------      -----------------      -----------------

Operating Loss                       (118,637)              (598,795)              (717,432)
                            -----------------      -----------------      -----------------

Other Income (Expense)
    Interest Income                       569                      -                    569
    Interest Expense                  (15,816)               (25,724)               (41,540)
                            -----------------      -----------------      -----------------

Other Expense - Net                   (15,247)               (25,724)               (40,971)
                            -----------------      -----------------      -----------------

Net (Loss)                  $        (133,884)     $        (624,519)     $        (758,403)
                            =================      =================      =================

Basic and Diluted
    (Loss) per Share:
    Basic                   $          (0.003)     $          (0.021)     $          (0.023)
                            =================      =================      =================
    Diluted                 $          (0.003)     $          (0.021)     $          (0.023)
                            =================      =================      =================

    Weighted Average
       Number of Shares            41,600,000             30,258,333             33,351,515
                            =================      =================      =================


         The accompanying notes are an integral part of these financial statements.

                                            Q-2

                                                  SMOKY MARKET FOODS, INC.
                                                (A DEVELOPMENT STAGE COMPANY)

                                             Statements of Stockholders' Deficit
                                                         (Unaudited)


                                                                                                     DEFICIT
                                                                                       ADDITIONAL  ACCUMULATED
                                                     COMMON STOCK           OTHER       PAID-IN     DURING THE
                                                -----------------------    PAID-IN      CAPITAL    DEVELOPMENT      TOTAL
                                                  SHARES        AMOUNT     CAPITAL      WARRANTS      STAGE       (DEFICIT)
                                                ----------   ----------   ----------   ----------   ----------    ----------

BALANCE, APRIL 18, 2006 (INCEPTION)                      -   $        -   $        -   $        -   $        -    $        -

Common shares issued to
   Smoky Systems, LLC, April 2006               40,000,000       40,000            -            -            -        40,000

Common shares issued to
officers/directors, July 2006                      300,000          300       29,700            -            -        30,000

Common shares issued to
supplier, December 2006                             50,000           50        4,950            -            -         5,000

Common shares issued to
financial consultant, December 2006              1,250,000        1,250      123,750            -            -       125,000

Issuance of 1,425,000 stock options to
officers/directors - warrant agreement                   -            -            -      106,619            -       106,619

Net (Loss) for the period 4/18/06 to 12/31/06            -            -            -            -     (624,519)     (624,519)
                                                ----------   ----------   ----------   ----------   ----------    ----------

BALANCE, DECEMBER 31, 2006                      41,600,000       41,600      158,400      106,619     (624,519)     (317,900)

Net (Loss) for the Quarter Ended 3/31/07                 -            -            -            -     (133,884)     (133,884)
                                                ----------   ----------   ----------   ----------   ----------    ----------

BALANCE, MARCH 31, 2007                         41,600,000   $   41,600   $  158,400   $  106,619   $ (758,403)   $ (451,784)
                                                ==========   ==========   ==========   ==========   ==========    ==========


                         The accompanying notes are an integral part of these financial statements.

                                                            Q-3

                                                SMOKY MARKET FOODS, INC.
                                              (A DEVELOPMENT STAGE COMPANY)

                                                Statements of Cash Flows
                                                       (Unaudited)


                                                                                    APRIL 18,              APRIL 18,
                                                              THREE-                  2006                   2006
                                                           MONTHS ENDED          (INCEPTION) TO         (INCEPTION) TO
                                                          MARCH 31, 2007        DECEMBER 31, 2006       MARCH 31, 2007
                                                         -----------------      -----------------      -----------------

Operating Activities
     Net (Loss)                                          $        (133,884)     $        (624,519)     $        (758,403)
     Stock-based compensation                                        3,808                168,904                172,712
     Depreciation                                                    8,153                 19,055                 27,208
     Adjustments to reconcile net loss to cash used
     in operating activities:
     (Increase) decrease in accounts receivable                        547                 (1,877)                (1,330)
     (Increase) decrease in inventory                               (2,981)               (13,694)               (16,675)
     Increase (decrease) in accounts payable                       (36,158)               222,473                186,315
     Increase (decrease) in accrued interest                        12,563                 14,460                 27,023
                                                         -----------------      -----------------      -----------------

Net Cash (Used) by Operating Activities                           (147,952)              (215,198)              (363,150)
                                                         -----------------      -----------------      -----------------

Investing Activities
     Purchase of property and equipment                                  -               (151,170)              (151,170)
     Deposits                                                            -                 (2,683)                (2,683)
                                                         -----------------      -----------------      -----------------

Net Cash (Used) by Investing Activities                                  -               (153,853)              (153,853)
                                                         -----------------      -----------------      -----------------

Financing Activities
     Proceeds from issuance of common stock                              -                  1,250                  1,250
     Proceeds from issuance of convertible note                    135,500                483,600                619,100
     Principal payments on capital lease obligations                (3,306)                (7,679)               (10,985)
                                                         -----------------      -----------------      -----------------

Cash Provided by Financing Activities                              132,194                477,171                609,365
                                                         -----------------      -----------------      -----------------

Net Increase (Decrease) in Cash                                    (15,758)               108,120                 92,362

Cash, Beginning of Period                                          108,120                      -                      -
                                                         -----------------      -----------------      -----------------

Cash, End of Period                                      $          92,362      $         108,120      $          92,362
                                                         =================      =================      =================


Supplemental Information:
     Interest Paid                                       $           3,253      $          11,264      $          14,517
     Income Taxes Paid                                   $               -      $               -      $               -
     Intangle Assets Acquired in Exchange
       for Common Stock                                  $               -      $          40,000      $          40,000


                       The accompanying notes are an integral part of these financial statements.

                                                           Q-4

NOTE 1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Smoky Market Foods, Inc, (the "Company") is a development stage company that was incorporated on April 18, 2006 under the laws of the State of Nevada.

The Company intends to engage in the development, operation, franchising, and licensing of fast service casual restaurants. The restaurants will feature proprietary menu items and emphasize the preparation of food with high quality ingredients developed under the Smoky Market(TM) brand, as well as unique recipes and special seasonings to provide appealing, tasty and attractive food at competitive prices. Traditional restaurants will feature dine-in, carryout and, possibly in some instances, drive-thru or delivery service. Non-traditional units are expected to include express locations and kiosks which have a more limited menu and operate in non-traditional locations like airports, gasoline service stations, convenience stores, stadiums, amusement parks and colleges, where a full-scale traditional outlet would not be practical or efficient. The Company may also engage in other retail or wholesale distribution strategies intended to exploit the Smoky Market brand. As of the balance sheet date, the Company had minimal operations and in accordance with Statements on Financial Accounting Standards No. 7 is considered to be in the development stage.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates. On an ongoing basis, management reviews those estimates, including those related to allowances for loss contingencies for litigation, income taxes, and projection of future cash flows used to assess the recoverability of long-lived assets.

CASH AND CASH EQUIVALENTS

For purposes of balance sheet classification and the statements of cash flows, the Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable

The Company writes off accounts receivable against the bad debt allowance when the Company determines a balance is uncollectible. As of March 31, 2007 and December 31, 2006, management determined that the bad debt allowance balance was appropriately established at $-0-.

INVENTORY

Inventory consists of Smoky Market food items and branded packaging. It is valued at the lower of cost or market using the average cost method.

PROPERTY AND EQUIPMENT

Property and equipment are stated at cost and are being depreciated using the straight-line method over the assets' estimated economic lives, which range from 3 to 25 years. Property and equipment were as follows as of March 31, 2007:

         Processing Equipment                                $ 104,771
         Smallwares                                              3,765
         Transportation Equipment                               10,077
         Operating Equipment                                    29,512
         Office Equipment                                       27,262
         Software                                               27,831
                                                             ---------
                                                               203,218
         Accumulated depreciation                              (27,208)
                                                             ---------
                                                             $ 176,010
                                                             =========

Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2007. The respective carrying value of certain on-balance-sheet financial instruments approximated their fair values. These financial instruments include cash and accounts payable. Fair values are assumed to approximate carrying values for these financial instruments because they are short term in nature, or are receivable or payable on demand, and their carrying amounts approximate fair value. The carrying value of the Company's long-term debt and capitalized leases approximated their fair value based on the current market conditions for similar debt instruments.

Impairment of Long-Lived Assets

The Company periodically reviews the carrying amount of property and equipment and its identifiable intangible assets to determine whether current events or circumstances warrant adjustments to such carrying amounts. If an impairment adjustment is deemed necessary, such loss is measured by the amount that the carrying value of such assets exceeds their fair value. Considerable management judgment is necessary to estimate the fair value of assets; accordingly, actual results could vary significantly from such estimates. As of March 31, 2007, management believes that there is no impairment of long-lived assets.

REVENUE RECOGNITION

As of March 31, 2007, the Company was still in the development stage. As such, the only revenue consisted of minimal amounts of ecommerce sales. Such sales are recognized at the time of shipment.

Segment Information

The Company follows Statement of Financial Accounting Standards (SFAS) 131, "Disclosure about Segments of an Enterprise and Related Information". Certain information is disclosed, per SFAS 131, based on the way management organizes financial information for making operating decisions and assessing performance. The Company currently operates in one business segment and will evaluate additional segment disclosure requirements if it expands operations.

Net (Loss) Per Common Share

The Company follows SFAS 128, "Earnings per Share." Basic earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares outstanding during the year. Diluted earnings (loss) per common share calculations are determined by dividing net income (loss) by the weighted average number of common shares, outstanding stock options, and the equivalent number of common shares that would have been outstanding had the convertible debt holders converted their debt instruments to common stock. All potential dilutive securities have been excluded from the computation, as their effect is anti-dilutive.

Stock-Based Compensation

The Company has issued its common shares as compensation to directors, officers, and non-employees ("recipients"). The Company measures the amount of stock-based compensation based on the fair value of the equity instrument issued or the services or goods provided as of the earlier of (1) the date at which an agreement is reached with the recipient as to the number of shares to be issued for performance, or (2) the date at which the recipient's performance is complete.

Income Taxes

     The Company provides for income taxes under Statement of Financial Accounting Standards NO. 109, "Accounting for Income Taxes." SFAS No. 109 requires the use of an asset and liability approach in accounting for income taxes.

     SFAS No. 109 requires the reduction of deferred tax assets by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized. No provision for income taxes is included in the statement due to its immaterial amount, net of the allowance account, based on the likelihood of the Company utilizing the loss carry-forward.

Recent Pronouncements

In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151 "Inventory Costs". This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material" (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement were effective for the Company beginning with its inception period ended December 31, 2006. The Company is currently evaluating the impact this new Standard will have on its operations, but believes that it will not have a material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 153 "Exchanges of Non monetary Assets - an amendment of APB Opinion No. 29". This Statement amended APB Opinion 29 to eliminate the exception for non monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non monetary assets that do not have commercial substance. A non monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The adoption of this Standard is not expected to have any material impact on the Company's financial position, results of operations or cash flows.

In December 2004, the FASB issued SFAS 123 (revised 2004) "Share-Based Payment". This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25 "Accounting for Stock Issued to Employees". The provisions of this Statement became effective for the Company beginning with its fiscal year ending December 31, 2006.

In March 2005, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin No.107 (SAB 107) which provides guidance regarding the interaction of SFAS 123(R) and certain SEC rules and regulations. The new guidance includes the SEC's view on the valuation of share-based payment arrangements for public companies and may simplify some of SFAS 123(R)'s implementation challenges for registrants and enhance the information investors receive.

In August 2005, the FASB issued SFAS 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principles and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods' financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

SFAS 155 - `Accounting for Certain Hybrid Financial Instruments--an amendment of FASB Statements No. 133 and 140'

This Statement, issued in February 2006, amends FASB Statements No. 133, Accounting for Derivative Instruments and Hedging Activities, and No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities. This Statement resolves issues addressed in Statement 133 Implementation Issue No. D1, "Application of Statement 133 to Beneficial Interests in Securitized Financial Assets."

This Statement:

     a. Permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation
     b. Clarifies which interest-only strips and principal-only strips are not subject to the requirements of Statement 133
     c. Establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation
     d. Clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives
     e. Amends Statement 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.

This Statement is effective for all financial instruments acquired or issued after the beginning of our first fiscal year that begins after September 15, 2006.

The fair value election provided for in paragraph 4(c) of this Statement may also be applied upon adoption of this Statement for hybrid financial instruments that had been bifurcated under paragraph 12 of Statement 133 prior to the adoption of this Statement. Earlier adoption is permitted as of the beginning of our fiscal year, provided we have not yet issued financial statements, including that fiscal year. Provisions of this Statement may be applied to instruments that we hold at the date of adoption on an instrument-by-instrument basis.

The Company is currently reviewing the effects of adoption of this statement but it is not expected to have a material impact on our financial statements.

SFAS 156 - Accounting for Servicing of Financial Assets--an amendment of FASB Statement No. 140.

This Statement, issued in March 2006, amends FASB Statement No. 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, with respect to the accounting for separately recognized servicing assets and servicing liabilities. This Statement:

     1. Requires an entity to recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract in certain situations.
     2. Requires all separately recognized servicing assets and servicing liabilities to be initially measured at fair value, if practicable.
     3. Permits an entity to choose either the amortization method or the fair value measurement method for each class of separately recognized servicing assets and servicing liabilities.
     4. At its initial adoption, permits a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights, without calling into question the treatment of other available-for-sale securities under Statement 115, provided that the available-for-sale securities are identified in some manner as offsetting the entity's exposure to changes in fair value of servicing assets or servicing liabilities that a servicer elects to subsequently measure at fair value.

     5. Requires separate presentation of servicing assets and servicing liabilities subsequently measured at fair value in the statement of financial position and additional disclosures for all separately recognized servicing assets and servicing liabilities.

Adoption of this Statement is required as of the beginning of the first fiscal year that begins after September 15, 2006. The adoption of this statement is not expected to have a material impact on our financial statements.

NOTE 2.  GOING CONCERN

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplates continuation of the Company as a going concern.

The Company has experienced losses since inception which relate mainly to the Company's search for debt and equity financing necessary to carry out its business plan. The Company incurred a net loss of $133,884 for the quarter ended March 31, 2007 and $624,519 for the period of April 18, 2006 (Inception) though December 31, 2006. At March 31, 2007, the Company had a working capital deficit of $736,147. In addition, the Company had no material revenue generating operations since inception.

The Company's ability to continue as a going concern is contingent upon its ability to obtain debt and/or capital financing.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

NOTE 3.  CONVERTIBLE DEBT

The Company has issued a series of convertible promissory notes to individual private investors for a total of $619,100. The notes bear interest at an annual 9% rate and the principal balances including accrued interest are convertible into common stock at the rate of $.10 per share. As of March 31, 2007, $368,600 of the convertible notes that had a December 31, 2006 maturity date are in default, with the remaining $250,500 of convertible notes having a maturity due date of May 31, 2007. The Company expects that holders of the outstanding convertible notes will convert such notes into common stock by May 31, 2007.

NOTE 4.  CAPITAL LEASE OBLIGATIONS

The Company assumed multiple lease transactions in the transaction described in
Note 6. The leases have been capitalized and are reflected as liabilities on the balance sheet.

Future capital lease obligations were as follows at March 31, 2007:

         Minimum lease payments:
           2007                                      $    19,437
           2008                                           25,916
           2009                                           14,321
                                                     -----------
           Total                                          59,674
         Amounts representing interest                    18,611
                                                     -----------
         Present value of minimum lease payments          41,063
         Current portion                                  14,076
                                                     -----------
         Long-term portion                           $    26,987
                                                     ===========

NOTE 5.  CAPITAL STOCK

Common Stock
------------

On April 18, 2006, the State of Nevada authorized the Company to issue a maximum of 200,000,000 shares of the Company's common stock. The assigned par value was $.001. On the same day, the Company issued 40,000,000 common shares to Smoky Systems, LLC, a Nevada LLC and related party, in exchange for certain assets. This transaction is discussed more fully in Note 6 below.

Preferred Stock
---------------

In June 2006, the State of Nevada authorized the Company to issue a maximum of 10,000,000 shares of the Company's preferred stock at $.001 per share. Shares of Preferred Stock may be issued from time to time in one or more series as may from time to time be determined by the Board of Directors. Each series shall be distinctly designated. All shares of any one series of the Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends thereon, if any, shall be cumulative, if made cumulative. The powers, preferences and relative, participating, optional and other rights of each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. As of March 31, 2007, no preferred shares had been issued.

STOCK TRANSACTIONS:

In April 2006, the Company issued 40,000,000 shares of its $.001 par value common stock to Smoky Systems, LLC in exchange for services valued at $40,000.

In May 2006, the Company issued 1,300,000 stock options to officers/directors, then another 162,500 in October 2006 in warrant purchase agreements valued at $106,619.

In July 2006, the Company issued 300,000 shares of its $.001 par value common stock to officers/directors of the Company in exchange for services valued at $30,000.

In December 2006, the Company issued 50,000 of its $.001 par value common stock for services valued at $5,000.

In December 2006, the Company issued 1,250,000 of its $.001 par value common stock to a consultant for services valued at $123,750 and cash of $1,250.

NOTE 6.  RELATED PARTY TRANSACTIONS

As discussed in Note 4, the Company issued 40,000,000 shares of common stock to a related party, Smoky Systems, LLC in exchange for a license to certain assets. The license entitles Smoky Market Foods, Inc. to the use of certain assets developed by Smoky Systems, LLC, a related party. The licensed assets include intellectual property such as trademarks, copyrights, telephone numbers, email addresses, marketing collateral and other branded materials that will be utilized by management to exploit the Smoky Market brand.

Management assigned a nominal value of $40,000 to such assets in this related party transaction. The 40,000,000 shares were therefore issued at the $.001 par value per share.

Subsequently in 2006, the Company purchased certain tangible assets from Smoky Systems in a bulk asset purchase. The purchase was consummated at Smoky Systems, LLC's book value.

The transaction is summarized as follows:

        Property and equipment acquired         $   163,628
        Assumed capital lease obligations            52,048
                                                -----------
        Net purchase price                      $   111,580
                                                ===========

NOTE 7.  COMMITMENTS & SUBSEQUENT EVENTS

During 2006, the Company retained the services of a consultant (the "Consultant") who is assisting the company in obtaining debt financing and other corporate finance initiatives. The Consultant was granted 1,250,000 common shares as compensation under the terms of the agreement. The fair value of such shares was reflected as an operating cost in the statement of operations. If certain objectives are met, the consultant will be entitled to an additional $25,000 in compensation. At the option of the Company, the Consultant may be retained in Q4 2007 under a similar compensation structure.

Subsequent to March 31, 2007, the Company:

     1. issued an additional $167,000 in convertible notes in exchange for cash to be used for working capital. The notes had terms similar to those described in Note 3, and
     2. issued 625,000 common shares to individuals as compensation for future services.

The Company has reserved 6,500,000 common shares for the exercise of stock options to be issued pursuant to the 2006 Stock Option Plan. Information relating to options issued through March 31, 2007 under this plan is as follows:

                                                                                  WEIGHTED
                                                  OPTIONS                         AVERAGE
                                                 AVAILABLE       NUMBER OF        EXERCISE
OPTION DISCLOSURES                               FOR GRANT        SHARES           PRICE
                                                -----------     -----------     -----------
Outstanding as of April 18, 2006 (Inception)
  Shares reserved                                 6,500,000               -               -
  Options granted                                (1,462,500)      1,462,500     $      0.10
  Options exercised                                       -               -               -
  Options canceled                                        -               -               -
                                                -----------     -----------     -----------
OUTSTANDING AS OF DECEMBER 31, 2006               5,037,500       1,462,500     $      0.10
  Shares reserved                                         -               -               -
  Options granted                                         -               -               -
  Options exercised                                       -               -               -
  Options canceled                                        -               -               -
                                                -----------     -----------     -----------
OUTSTANDING AS OF MARCH 31, 2007                  5,037,500       1,462,500     $      0.10
                                                ===========     ===========     ===========

The assumptions used in computing fair value of options is as follows:

  Expected stock price volatility                                          75.0%
  Risk-free interest rate                                                   4.7%
  Expected term (years)                                                     7.00
  Weigted-aveage fair value of stock options granted                     $ 0.073

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Our articles of incorporation provide that, to the fullest extent permitted by Nevada law, we shall indemnify our officers and directors. Our board of directors is entitled to determine the terms of indemnification, including advance of expenses, and to give effect thereto through the adoption of by-laws, approval of agreements, or by any other manner approved by the board of directors.

         Our articles of incorporation also provide that, to the fullest extent permitted by Nevada law and subject to our bylaws, our directors and officers shall not be liable to the corporation or its stockholders for damages for their conduct or omissions as directors or officers.

         Our bylaws provide that we shall indemnify any officer or director who was or is a party or is threatened to be made a party to any action, suit, or proceeding (other than any action by or in the right of the corporation), by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with any such action, suit, or proceeding, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

         Our bylaws provide that we shall indemnify any director or officer who was or is a party or is threatened to be made a party to any action or suit by or in the right of the corporation to procure a judgment in our favor by reason of the fact that he is or was a director or officer of the corporation, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, except that no indemnification shall be made with respect of any matter to which such person shall have been adjudged by a court of competent jurisdiction to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that a court shall determine that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity for such expenses.

         The provisions of our articles of incorporation and bylaws are limited by Section 78.751 of the Nevada Revised Statutes, which provides that a corporation may not indemnify a director or officer unless authorized in the specific case upon a determination by the board of directors, a committee of the board of directors, special legal counsel, or by the stockholders that indemnification is proper in the circumstances.

         Our bylaws provide that we shall pay expenses incurred by an officer or director in their defense in advance of the final disposition of the action. Furthermore, our bylaws provide that we may purchase director and officer insurance to protect officers and directors against loss whether or not we would be able to indemnify the officers and directors against such loss. We have obtained insurance in this regard.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is contrary to public policy as expressed in the Securities Act and, therefore, is unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the company of expenses incurred or paid by a director, officer or controlling person of the company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the various expenses of the offering, sale and distribution of the offered securities being registered pursuant to this registration statement (the "Registration Statement"). All of the expenses listed below will be borne by the Company. All of the amounts shown are estimates except the SEC registration fees.

                            ITEM                                  AMOUNT
          -------------------------------------------         --------------
          SEC Commission registration fees                               $92
          Accounting fees and expenses                                $5,000
          Legal fees and expenses                                    $25,000
          Miscellaneous expenses                                      $5,000
          Total                                                -------------
                                                                     $35,092
                                                               =============

ITEM 26.  RECENT SALES OF UNREGISTERED SECURITIES.

         Set forth below is information regarding all securities sold during the past three years without registering the securities under the Securities Act.

         On April 30, 2006, we offered and sold 40,000,000 shares of our common stock to Smoky Systems, LLC in connection with our acquisition of a license to utilize certain intellectual property rights and to market and distribute certain licensed products. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, which is managed by the same person that is our President and Chief Executive Officer, confirmed to us that it was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act, with respect to us, and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In May, 2006, we offered and sold 50,000 shares of our common stock to each of Edward C. Feintech, Toni L. Adams, Dennis Harrison, Shane Campbell and Scott L. Bargfrede (for a total of 250,000 shares), and in October 2006, we offered and sold 50,000 shares of our common stock to Daniel Brune. All of such purchasers are officers or directors of our company and purchased their common stock in exchange for an assignment of all intellectual property related to our business. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investors, all of whom are officers or directors of our company, confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In May 2006, we commenced a proposed offering of, following an increase in May 2007, up to $1,000,000 in convertible promissory notes (convertible at the rate of $0.10 per share) and warrants to purchase 10,000,000 shares of common stock (one warrant per share issuable upon conversion of the notes). To date, we have issued convertible promissory notes in a principal amount of $786,100 and warrants to purchase 7,861,000 shares of common stock. Each of the convertible promissory notes bears interest at a rate of 9% per annum, is due December 31, 2006 or May 31, 2007 and is convertible into common stock at the rate of $0.10 per share. Each of the warrants has an exercise price of $0.25 per share and a twelve-month term, which commences upon the conversion of the promissory notes. Such securities have been offered in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Rules 504 and 506 promulgated under the Securities Act and Section 4(2) of the Securities Act, based upon the following: (a) the investors confirmed to us that they were "accredited investors," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investors were provided with certain disclosure materials and all other information requested with respect to our company; (d) the investors acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act; and (f) a Form D related to the offering was filed with the SEC.

         In October 2006, we offered and sold 50,000 shares to InterState Refrigerated, Inc., an operating affiliate, in payment for product shipping services. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that it was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In December 2006, we offered and sold 1,250,000 shares of our common stock to Kenneth Hankin, a consultant, at the purchase price of $.001 per share, in connection with a consulting agreement. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that the investor was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In March 2007, we offered and sold 100,000 shares of our common stock to Analog Consulting LLC at the purchase price of $.001 per share, in connection with the provision of financial marketing services. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that the investor was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In April 2007, we offered and sold 25,000 shares of our common stock to Roger Krone, a consultant, at the purchase price of $.001 per share, in connection with the provision of IT networking and programming services. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that the investor was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;
(b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In April 2007, we offered and sold 500,000 shares of our common stock to Mark and MaryAnn Eichhorn, at the purchase price of $.001 per share, in connection with a contract to be spokesman for Smoky Market brand endorsements and the arrangement of a corporate sponsorship affiliation with the National Little League for nationwide brand advertising, in lieu of cash commissions. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that the investor was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities;
(b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

         In April 2007, we offered and sold 325,000 shares of our common stock to Crescent Fund LLC at the purchase price of $.001 per share, in connection with the provision of financial marketing services. The offer and sale of such shares of our common stock were effected in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act, based upon the following: (a) the investor, confirmed to us that the investor was an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act and had such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to each offering; (c) the investor was provided with certain disclosure materials and all other information requested with respect to our company; (d) the investor acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act. We are in the process of cancelling our arrangement with Crescent Fund, LLC and attempting to rescind our issuance of shares to Crescent Fund, LLC.

         On May 10, 2007, Edward C. Feintech, our Chief Executive Officer, President and Chairman, signed an executive employment agreement. The agreement is for a three-year term and calls for him to receive a minimum base salary of $175,000 per year. The employment agreement also grants to him: (i) a one-time stock issuance of 1,500,000 shares of common stock upon execution of the agreement; (ii) an award upon execution of the agreement of non-statutory stock options of 425,000 shares of common stock at an exercise price of $0.10 per share, which options vest 25% on May 31, 2007 and 1/48 each month thereafter until fully vested; and (iii) a bonus equal to an additional 1,000,000 shares of common stock upon the achievement of each incremental level of $50,000,000 in revenue, provided that cumulative net after-tax income is being maintained at a level not less than 7.5% on total revenue. The securities issued to Mr. Feintech described in Item 5 were offered and sold in reliance upon the exemptions for sales of securities not involving a public offering, as set forth in Section 4(2) of the Securities Act and rules promulgated thereunder, based upon the following: (a) Mr. Feintech is an "accredited investor," as defined in Rule 501 of Regulation D promulgated under the Securities Act, and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities; (b) there was no public offering or general solicitation with respect to the offering; (c) as the CEO of our Company, Mr. Feintech has available to him all material information regarding our company; (d) Mr. acknowledges that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (e) a legend was placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

OPTIONS TO PURCHASE SHARES OF COMMON STOCK

         Between May 2006 and December 31, 2006, we granted nonstatutory options to purchase an aggregate of 1,462,500 shares of common stock to specific officers and directors with an exercise price of $0.10 per share, a term of seven years and vesting 25% on the last day of the calendar month in which the 12-month anniversary of the grant date occurs and vesting 1/48 each month thereafter until fully vested. The grants of these options to purchase shares of our common stock were effected in reliance upon the exemption for offers and sales pursuant to certain compensatory benefit plans as set forth in Rule 701 promulgated under the Securities Act, based upon the following: (a) the offers and issuances were made pursuant to a written compensatory benefit plan established by us for the compensation of our officers, employees, directors, consultants and other permitted persons; (b) the recipients of such options were officers, employees, directors, consultants or other permitted persons at the time of the issuance of the options (and any recipients that were consultants provided bona fide services unrelated to a capital-raising transaction or the promotion of a market for our stock in exchange for such options); (c) we were not subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, at the time of issuance of the options; (d) the aggregate sale price, calculated in accordance with Rule 701, of the options issued in reliance on Rule 701 during any 12-month period did not exceed $1 million; (e) all recipients were provided with certain disclosure materials and all other information requested with respect to our company, including a copy of the governing compensatory benefit document; (f) the option recipients acknowledged that all securities being purchased were "restricted securities" for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act; and (g) the governing option agreement requires that, unless otherwise permitted by law, a legend be placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

ITEM 27.  EXHIBITS.

The following exhibits required by Item 601 of Regulation S-B promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.

   EXHIBIT NO.                                 EXHIBIT                                  INCORPORATED BY REFERENCE/FILED HEREWITH
------------------    ----------------------------------------------------------   -------------------------------------------------
       3.1            Articles of Incorporation                                    Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on July 31, 2006,
                                                                                   File No. 000-52158

       3.2            Bylaws                                                       Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on July 31, 2006,
                                                                                   File No. 000-52158


                                                                II-6

   EXHIBIT NO.                                 EXHIBIT                                  INCORPORATED BY REFERENCE/FILED HEREWITH
------------------    ----------------------------------------------------------   -------------------------------------------------

       4.1            Form of Common Stock Certificate                             Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on July 31, 2006,
                                                                                   File No. 000-52158

       4.2            2006 Stock Incentive Plan                                    Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on February 16,
                                                                                   2007, File No. 000-52158

       4.3            Form of Warrant (Bridge Financing)                           Incorporated by reference to the Quarterly
                                                                                   Report on Form 10-Q filed on May 14, 2007, File
                                                                                   No. 000-52158

       5.1            Opinion on legality                                          [to be filed by amendment]

      10.1            Exclusive License Agreement with Smoky Systems, LLC          Incorporated by reference to Registration
                      (Amended and Restated)                                       Statement on Form 10-SB filed on February 16,
                                                                                   2007, File No. 000-52158

      10.2            Amended and Restated Processing Agreement with Mary          Incorporated by reference to Registration
                      Ann's Specialty Foods, Inc. dated July 1, 2006               Statement on Form 10-SB filed on July 31, 2006,
                                                                                   File No. 000-52158

      10.3            Form of Purchase Agreement (Bridge Financing)                Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on July 31, 2006,
                                                                                   File No. 000-52158

      10.4            Form of Convertible Note (Bridge Financing)                  Incorporated by reference to the Quarterly
                                                                                   Report on Form 10-Q filed on May 14, 2007, File
                                                                                   No. 000-52158

      10.5            Form of NonStatutory Stock Option Agreement                  Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on February 16,
                                                                                   2007, File No. 000-52158

      10.6            Independent Contractor Agreement dated November 20,          Incorporated by reference to Registration
                      2006 with Kenneth N. Hankin                                  Statement on Form 10-SB filed on February 16,
                                                                                   2007, File No. 000-52158

      10.7            Employment Agreement dated May 10, 2007 with                 Incorporated by reference to the Quarterly
                      Edward C. Feintech                                           Report on Form 10-Q filed on May 14, 2007, File
                                                                                   No. 000-52158

      10.8            QMG Services Proposal                                        Filed herewith


                                                                II-7

   EXHIBIT NO.                                 EXHIBIT                                  INCORPORATED BY REFERENCE/FILED HEREWITH
------------------    ----------------------------------------------------------   -------------------------------------------------

      23.1            Consent of Independent Registered Public Accountants         Incorporated by reference from Registration
                                                                                   Statement on Form SB-2, File No. 333-143008,
                                                                                   filed on May 16, 2007

      23.2            Consent of counsel                                           [to be filed by amendment]

      23.3            Consent of QMG                                               Filed herewith

       24             Power of Attorney                                            Incorporated by reference from Registration
                                                                                   Statement on Form SB-2, File No. 333-143008,
                                                                                   filed on May 16, 2007

ITEM 28.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

         (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any additional or changed material information on the plan of distribution.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 above or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Aptos, State of California on August 1, 2007.


                                           SMOKY MARKET FOODS, INC.


                                           /S/    EDWARD C. FEINTECH
                                           -------------------------------------
                                           Edward C. Feintech,
                                           President and Chief Executive Officer


                              ADDITIONAL SIGNATURES

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


               Signature                                             Title                           Date
               ---------                                             -----                           ----

/s/ Edward C. Feintech                               Chief Executive Officer, President          August 1, 2007
--------------------------------------------          and Chairman
/s/ Edward C. Feintech                               (Principal Executive Officer)


/s/ Shane Campbell*                                  Chief Financial Officer                     August 1, 2007
--------------------------------------------         (Principal Financial and Accounting
Shane Campbell                                       Officer)


/s/ Scott L. Bargfrede*                              Director                                    August 1, 2007
--------------------------------------------
Scott L. Bargfrede

/s/ Daniel Brune*                                    Director                                    August 1, 2007
--------------------------------------------
Daniel Brune


*By: /s/ Edward C. Feintech
     ------------------------------------------------
      Edward C. Feintech, Attorney in Fact


                                  EXHIBIT INDEX

The following exhibits required by Item 601 of Regulations S-K promulgated under the Securities Act have been included herewith or have been filed previously with the SEC as indicated below.

   EXHIBIT NO.                                 EXHIBIT                                  INCORPORATED BY REFERENCE/FILED HEREWITH
------------------    ----------------------------------------------------------   -------------------------------------------------
       3.1            Articles of Incorporation                                    Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on July 31, 2006,
                                                                                   File No. 000-52158

       3.2            Bylaws                                                       Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on July 31, 2006,
                                                                                   File No. 000-52158

       4.1            Form of Common Stock Certificate                             Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on July 31, 2006,
                                                                                   File No. 000-52158

       4.2            2006 Stock Incentive Plan                                    Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on February 16,
                                                                                   2007, File No. 000-52158

       4.3            Form of Warrant (Bridge Financing)                           Incorporated by reference to the Quarterly
                                                                                   Report on Form 10-Q filed on May 14, 2007, File
                                                                                   No. 000-52158

       5.1            Opinion on legality                                          [to be filed by amendment]

      10.1            Exclusive License Agreement with Smoky Systems, LLC         Incorporated by reference to Registration
                      (Amended and Restated)                                      Statement on Form 10-SB filed on February 16,
                                                                                   2007, File No. 000-52158

      10.2            Amended and Restated Processing Agreement with Mary          Incorporated by reference to Registration
                      Ann's Specialty Foods, Inc. dated July 1, 2006               Statement on Form 10-SB filed on July 31, 2006,
                                                                                   File No. 000-52158

      10.3            Form of Purchase Agreement (Bridge Financing)                Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on July 31, 2006,
                                                                                   File No. 000-52158

      10.4            Form of Convertible Note (Bridge Financing)                  Incorporated by reference to the Quarterly
                                                                                   Report on Form 10-Q filed on May 14, 2007, File
                                                                                   No. 000-52158


                                                               II-10

   EXHIBIT NO.                                 EXHIBIT                                  INCORPORATED BY REFERENCE/FILED HEREWITH
------------------    ----------------------------------------------------------   -------------------------------------------------

      10.5            Form of NonStatutory Stock Option Agreement                  Incorporated by reference to Registration
                                                                                   Statement on Form 10-SB filed on February 16,
                                                                                   2007, File No. 000-52158

      10.6            Independent Contractor Agreement dated November 20,          Incorporated by reference to Registration
                      2006 with Kenneth N. Hankin                                  Statement on Form 10-SB filed on February 16,
                                                                                   2007, File No. 000-52158

      10.7            Employment Agreement dated May 10, 2007 with                 Incorporated by reference to the Quarterly
                      Edward C. Feintech                                           Report on Form 10-Q filed on May 14, 2007, File
                                                                                   No. 000-52158


      10.8            QMG Services Proposal                                        Filed herewith


      23.1            Consent of Independent Registered Public Accountants         Incorporated by reference from Registration
                                                                                   Statement on Form SB-2, File No. 333-143008,
                                                                                   filed on May 16, 2007

      23.2            Consent of counsel                                           [to be filed by amendment]

      23.3            Consent of QMG                                               Filed herewith

       24             Power of Attorney                                            Incorporated by reference from Registration
                                                                                   Statement on Form SB-2, File No. 333-143008,
                                                                                   filed on May 16, 2007


                                                               II-11
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